================================================================================

                                CREDIT AGREEMENT


                                      among


                          HASTINGS ENTERTAINMENT, INC.,
                                   as Borrower


                                       and


                               NATIONSBANK, N.A.,
               Individually, as the Issuing Bank and as the Agent


                                       and


                             FINANCIAL INSTITUTIONS
                         NOW OR HEREAFTER PARTIES HERETO




                               December 16, 1998


================================================================================

             NATIONSBANC MONTGOMERY SECURITIES LLC, AS LEAD ARRANGER

                                TABLE OF CONTENTS


                                    ARTICLE 1

                             DEFINITIONAL PROVISIONS

SECTION 1.1        Certain Definitions of Terms..................................................1
SECTION 1.2        General Definitional Provisions..............................................19

                                             ARTICLE 2

                                            THE CREDITS

SECTION 2.1        Commitments to Lend..........................................................20
SECTION 2.2        Method of Borrowing..........................................................21
SECTION 2.3        Notes........................................................................22
SECTION 2.4        Interest Rates...............................................................22
SECTION 2.5        Continuations/Conversions, Etc...............................................24
SECTION 2.6        Commitment and Other Fees....................................................25
SECTION 2.7        Reduction and Termination of Commitments.....................................26
SECTION 2.8        Mandatory Prepayments........................................................26
SECTION 2.9        Principal Payments on Loans..................................................27
SECTION 2.10       Optional Prepayments.........................................................27
SECTION 2.11       General Provisions as to Payments............................................27
SECTION 2.12       Funding Losses...............................................................28
SECTION 2.13       Sharing of Payments, Etc.  ..................................................29
SECTION 2.14       Letters of Credit............................................................30
SECTION 2.15       Pro Rata Treatment...........................................................34
SECTION 2.16       Proceeds of Loans............................................................34


                                             ARTICLE 3

                                             CONDITIONS

SECTION 3.1        Initial Loans on the Closing Date............................................34
SECTION 3.2        All Loans, Conversions/Continuations and Letters of Credit...................34


                                             ARTICLE 4

                                   REPRESENTATIONS AND WARRANTIES

SECTION 4.1        Entity Status; Power and Authority...........................................35
SECTION 4.2        Authorization; Consents......................................................36


SECTION 4.3        No Conflicts.................................................................36
SECTION 4.4        Enforceable Obligations......................................................36
SECTION 4.5        Title to Properties..........................................................36
SECTION 4.6        Financial Condition..........................................................37
SECTION 4.7        Full Disclosure..............................................................38
SECTION 4.8        No Default or Adverse Condition..............................................38
SECTION 4.9        Material Agreements; Insurance...............................................38
SECTION 4.10       No Litigation................................................................38
SECTION 4.11       Use of Proceeds; Margin Stock................................................39
SECTION 4.12       No Financing of Regulated Corporate Takeovers................................39
SECTION 4.13       Taxes........................................................................39
SECTION 4.14       Principal Office; Names; Primary Business....................................39
SECTION 4.15       Subsidiaries.................................................................40
SECTION 4.16       ERISA........................................................................40
SECTION 4.17       Compliance with Law..........................................................41
SECTION 4.18       Government  Regulation.......................................................41
SECTION 4.19       Insider......................................................................41
SECTION 4.20       Certain Environmental Matters................................................41
SECTION 4.21       Insurance; Certifications....................................................42
SECTION 4.22       Year 2000 Compliance.........................................................42

                                         ARTICLE 5

                                   AFFIRMATIVE COVENANTS

SECTION 5.1        Financial Statements, Reports and Documents..................................43
SECTION 5.2        Payment of Taxes and Other Liabilities.......................................45
SECTION 5.3        Maintenance of Existence and Rights; Conduct of Business.....................45
SECTION 5.4        Notice of Default............................................................45
SECTION 5.5        Other Notices................................................................45
SECTION 5.6        Compliance with Loan Documents...............................................46
SECTION 5.7        Compliance with Agreements...................................................46
SECTION 5.8        Access; Books and Records....................................................46
SECTION 5.9        Compliance with Law..........................................................47
SECTION 5.10       Insurance....................................................................47
SECTION 5.11       ERISA Compliance.............................................................47
SECTION 5.12       Further Assurances...........................................................48
SECTION 5.13       Maintenance of Corporate Identity............................................48
SECTION 5.14       Primary Business.............................................................48
SECTION 5.15       Subordination of Affiliate Obligations.......................................48
SECTION 5.16       Year 2000 Compliance.........................................................49
SECTION 5.17       Material Subsidiaries........................................................49

                                         ARTICLE 6

                                     NEGATIVE COVENANTS

SECTION 6.1        Certain Financial Matters....................................................49
SECTION 6.2        Limitation on Indebtedness...................................................50
SECTION 6.3        Limitation on Property.......................................................50
SECTION 6.4        Restricted Payments..........................................................51
SECTION 6.5        Limitation on Investments....................................................51
SECTION 6.6        Affiliate Transactions.......................................................51
SECTION 6.7        Limitation on Sale of Property...............................................51
SECTION 6.8        Internal Governance Documents; Name and Principal
                   Place of Business............................................................52
SECTION 6.9        Certain Environmental Matters................................................52
SECTION 6.10       Liquidations, Mergers........................................................52
SECTION 6.11       Subsidiaries.................................................................53
SECTION 6.12       Sale of Receivables..........................................................53
SECTION 6.13       Acquisitions.................................................................53

                                         ARTICLE 7

                                     EVENTS OF DEFAULT

SECTION 7.1        Events of Default............................................................54
SECTION 7.2        Remedies Upon Event of Default...............................................56
SECTION 7.3        Certain Additional Remedies Regarding Letters of Credit......................57

                                         ARTICLE 8

                                    THE AGENT AND BANKS

SECTION 8.1        Appointment of the Agent.....................................................57
SECTION 8.2        Exculpation; Agent's Reliance................................................58
SECTION 8.3        Defaults.....................................................................59
SECTION 8.4        Rights as a Bank.............................................................59
SECTION 8.5        Indemnification..............................................................59
SECTION 8.6        Bank's Credit Decision and Non-Reliance......................................60
SECTION 8.7        Deferral of Distributions; Investments.......................................61
SECTION 8.8        Name of Article 8............................................................61
SECTION 8.9        Resignation and Removal by Agent.............................................61


                                    ARTICLE 9

                              CHANGED CIRCUMSTANCES

SECTION 9.1        Basis for Determining Interest Rate Inadequate or Unfair.....................62
SECTION 9.2        Illegality...................................................................62
SECTION 9.3        Increased Cost and Reduced Return............................................63
SECTION 9.4        Substitute Rate for Affected LIBOR Loans.....................................64
SECTION 9.5        Alternate Lending Office Designation.........................................65

                                         ARTICLE 10

                                       MISCELLANEOUS

SECTION 10.1       Notices......................................................................65
SECTION 10.2       No Waivers...................................................................66
SECTION 10.3       Payment of Costs and Expenses; Professionals and Consultants.................67
SECTION 10.4       Indemnification..............................................................67
SECTION 10.5       Sharing of Setoffs...........................................................69
SECTION 10.6       Amendments and Waivers.......................................................69
SECTION 10.7       Successors and Assigns; Participations; Assignments..........................70
SECTION 10.8       Maximum Interest Rate........................................................72
SECTION 10.9       Governing Law; Submission to Jurisdiction....................................73
SECTION 10.10      Counterparts; Effectiveness..................................................74
SECTION 10.11      Independence of Covenants....................................................74
SECTION 10.12      Survival.....................................................................74
SECTION 10.13      Severability.................................................................74
SECTION 10.14      Governmental Regulation......................................................74
SECTION 10.15      No Control...................................................................75
SECTION 10.16      Renewals, Extensions, Rearrangements, Termination, Etc.......................75
SECTION 10.17      Conflicts....................................................................75
SECTION 10.18      Confidentiality..............................................................76
SECTION 10.19      Payments Set Aside...........................................................76
SECTION 10.20      Limitation of Liability; Commencement of Actions.............................76
SECTION 10.21      Review.......................................................................77
SECTION 10.22      This Agreement...............................................................77

                                    EXHIBITS

Exhibit A         Notice of Borrowing

Exhibit B         Note

Exhibit C         Guaranty Agreement

Exhibit D         Pledge Agreement

Exhibit E         Assignment Agreement

Exhibit F         Continuation/Conversion Notice

Exhibit G         Compliance Certificate



                                    SCHEDULES

Schedule 4.1               Jurisdictions

Schedule 4.5               Liens

Schedule 4.9               Intellectual Property

Schedule 4.10              Litigation

Schedule 4.13              Taxes

Schedule 4.14              Names

Schedule 4.15              Subsidiaries

Schedule 4.20              Certain Environmental Matters

Schedule 5.15              Intercompany Notes

Schedule 6.2               Existing Indebtedness

Schedule 6.5               Existing Investments

                                CREDIT AGREEMENT


         This Credit Agreement is made and entered into as of the 16th day of December, 1998, among (i) HASTINGS ENTERTAINMENT, INC., a Texas corporation ("Borrower"), (ii) each of the financial institutions that is a signatory hereto or becomes a party hereto as provided in Section 10.7(d) (individually, a "Bank" and collectively, the "Banks"), and (iii) NATIONSBANK, N.A., a national banking association ("NationsBank"), individually as a Bank, as agent for the Banks acting in the manner and to the extent provided in Article 8 (in such capacity, the "Agent"), and as the issuer of the Letters of Credit hereinafter referred to (as such issuer, the "Issuing Bank").


                              W I T N E S S E T H:

         WHEREAS, Borrower has requested the Banks to provide it a revolving credit facility, and the Issuing Bank to provide it a letter of credit facility within said revolving credit facility, for the purposes hereinafter provided; and

         WHEREAS, the Banks, severally, are willing to commit and to advance to the extent of their respective commitments, revolving credit loans to, and the Issuing Bank is willing to issue its letters of credit for the account of, Borrower upon the terms and subject to the conditions herein provided;

         NOW THEREFORE, for and in consideration of the premises and the promises herein, and for other good and valuable considerations, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged by each party hereto, Borrower, each Bank, the Issuing Bank and the Agent agree as follows:


                                    ARTICLE 1

                             DEFINITIONAL PROVISIONS

         SECTION 1.1 Certain Definitions of Terms. For purposes of this Agreement, unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings assigned to them as follows:

         "Acquisition" means any transaction pursuant to which Borrower or any of its Subsidiaries, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (a) acquires (or after giving effect to such transaction owns) more than 50% of the equity interest in any Person pursuant to a solicitation by Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (b) except as permitted by Section 6.11(ii), makes any corporation a Subsidiary of Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of Borrower or such Subsidiary, to be merged into Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of Borrower or such Subsidiary), or (ii) purchases in one transaction or a series of related transactions purchases at least 50% of the business or assets of any Person.

         "Acquisition Consideration" means the consideration given by Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the sum of (without duplication) (a) the fair market value of any cash, property (but excluding capital stock or other equity securities or interests of Borrower or its Subsidiaries), earn-outs or services given, plus (b) consideration paid with proceeds of Indebtedness permitted pursuant to this Agreement, plus (c) the amount of any indebtedness for borrowed money and operating leases (calculated to be the product of annual rentals multiplied by six) assumed, incurred or guaranteed in connection with such Acquisition by Borrower or any Subsidiary which is a Subsidiary immediately prior to such Acquisition.

         "Adjusted EBITDA" means, for any period, the net income (plus or minus any extraordinary charges or credits) of Borrower and its Subsidiaries, on a consolidated basis, for such period plus (i) interest expense of Borrower and its Subsidiaries, on a consolidated basis, for such period with respect to the Loans and all other borrowed-money Indebtedness and the interest expense component under Capitalized Lease Obligations plus (ii) income tax expense of Borrower and its Subsidiaries, on a consolidated basis, for such period plus
(iii) other non-cash items plus (iv) the aggregate amount deducted in determining net income of Borrower and its Subsidiaries, on a consolidated basis, for such period for depreciation (excluding depreciation relating to video tapes held for rental) and amortization of Property; provided, however, notwithstanding anything above to the contrary, for the Fiscal Quarter commencing November 1, 1998 and ending January 31, 1999 Adjusted EBITDA shall be increased, without duplication and only to the extent included in the determination of net income, by the Rental Video Charge.

         "Adjusted EBITDAR" means, for any period, the net income (plus or minus any extraordinary charges or credits) of Borrower and its Subsidiaries, on a consolidated basis, for such period plus (i) interest expense of Borrower and its Subsidiaries, on a consolidated basis, for such period with respect to the Loans and all other borrowed-money Indebtedness and the interest expense component under a Capitalized Lease Obligations plus (ii) income tax expense of Borrower and its Subsidiaries, on a consolidated basis, for such period plus
(iii) other non-cash items plus (iv) the aggregate amount deducted in determining net income of Borrower and its Subsidiaries for such period for depreciation (excluding depreciation relating to video tapes held for rental) and amortization of Property plus (v) rental expense of Borrower and its Subsidiaries, on a consolidated basis, for such period; provided, however, notwithstanding anything above to the contrary, for the Fiscal Quarter commencing November 1, 1998 and ending January 31, 1999 Adjusted EBITDAR shall be increased, without duplication and only to the extent included in the determination of net income, by the Rental Video Charge.

         "Adjusted London Interbank Offered Rate" means, with respect to any Interest Period, a rate per annum equal to the quotient obtained (rounded to the nearest 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the LIBOR Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         "Affiliate" means any Person who, directly or indirectly, controls, is controlled by or is under common control with the relevant Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means any Person with possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership (of record, as trustee or by proxy) of Voting Shares, through a management contract, or otherwise. Any Person owning or controlling directly or indirectly 25% or more of the Voting Shares, or other equity interests of another Person shall be deemed to be an Affiliate of such Person.

         "Affected Bank has the meaning set forth in Section 9.2.

         "Agent" has the meaning set forth in the introductory paragraph of this Agreement and shall include, at all relevant times, each successor appointed in the manner provided for in Article 8.

         "Agent Indemnitees" has the meaning set forth in Section 8.2.

         "Agreed Maximum Rate" means a per annum rate of interest equal to 5% plus the Base Rate, which Agreed Maximum Rate shall apply only during a period while there is no Maximum Rate applicable to the transactions contemplated hereby.

         "Agreement", "hereof", "hereto" "herein", "hereunder" and words of similar import means this Agreement as a whole, and not any particular article or section.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or supplemented from time to time.

         "Applicable Law" means (i) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86(a), as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Art. 1H, if applicable, and if Art. 1H is not applicable, Art. 1D, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree pursuant to Texas Finance Code Section 346.004 that the provisions of Chapter 346 of the Texas Finance Code shall not apply to Loans, this Agreement, the Notes or any other Loan Documents.

         "Applicable Margin" means, with respect to any LIBOR Loan and the Commitment Fee, the following per annum percentages determined by the Agent as follows:

                  (a) The Applicable Margin shall be equal to the percentage set forth below based upon the ratio of Funded Debt to Adjusted EBITDA as of the end of each Fiscal Quarter with respect to the fourth fiscal-quarter period ending as of the end of such Fiscal Quarter:



Ratio of Funded Debt to Adjusted                          Applicable Margin           Applicable Margin
EBITDA                                                     for LIBOR Loans           for Commitment Fee
--------------------------------                          -----------------          ------------------

Less than 2.00 to 1.00                                          0.75                        0.25

Greater than or equal to 2.00 to 1.00                           1.00                        0.30

                  (b) Each determination of the Applicable Margin determined pursuant to subsection (a) above shall be determined by the Agent within 10 days after the delivery to it of a certificate required by
         Section 5.1(e). Promptly upon each such determination, the Agent shall notify Borrower and each Bank of such determination. Each change in the Applicable Margin shall remain effective until the next such determination.

         "Application" means an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

         "Art. 1D" means Article 5069-1D, Title 79, Revised Civil Statutes of Texas, as amended.

         "Art. 1H" means Article 5069-1H, Title 79, Revised Civil Statutes of Texas, as amended.

         "Assignment Agreement" has the meaning set forth in Section 10.7(d).

         "Authorized Officer" means the president, chief financial officer, controller, director of planning, or director of accounting of Borrower or any other officer of Borrower which the president or chief financial officer may from time to time designate in writing to the Agent as having authority to act with respect to the Loan Documents and the transactions contemplated thereby.

         "Availability Period" means the period from and including the Closing Date to but not including the Commitment Termination Date.

         "Bank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Base Rate" means, as determined by the Agent on a daily basis, a per annum interest rate equal to the higher of (i) the Prime Rate on such day, and
(ii) the sum of (a) 1/2% plus (b) the Federal Funds Rate on such day. Each change in the Base Rate shall become effective, without prior notice to Borrower, automatically as of the opening of business on the date of such change in the Base Rate.

         "Base Rate Loan" means a Loan to be made or continued as or converted into such a designated Loan pursuant to the applicable Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which will bear interest at the Base Rate.

         "Borrowing" means a borrowing pursuant to a Notice of Borrowing or continuation or a conversion pursuant to Section 2.5 consisting, in each case, of the same Type of Loan having in the case of LIBOR Loans, the same Interest Period and made previously or being made concurrently by all of the Banks.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

         "Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, and each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each class of member interest in any Person that is a limited partnership company.

         "Change in Control" means, other than as a result of the public offering of previously unissued common stock of Borrower, (i) John Marmaduke, the Estate of Sam Marmaduke, the John H. Marmaduke Family Limited Partnership, the Stephen S. Marmaduke Family Limited Partnership, and members of the immediate families of John Marmaduke and Steve Marmaduke (collectively, the "Marmaduke Family") shall cease to collectively be the "beneficial owner" (as that term is used in Rules 13d and 13d-5 under the Exchange Act) of at least 25% of the combined voting power of the then outstanding voting securities of Borrower normally entitled to vote in elections of directors; or (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Marmaduke Family or any member thereof, is or becomes the "beneficial owner" (as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 40% of the combined voting power of the then outstanding securities of Borrower normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months, Continuing Directors cease for any reason (other than death or disability) to constitute a majority of the Board of Directors of Borrower then in office.

         "Closing Date" means December 16, 1998.

         "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, or any successor statute.

         "Commitment" means, as to any Bank and on each relevant date of determination, the obligation of such Bank to make Loans to Borrower in an aggregate principal amount at any one time outstanding not exceeding the amounts set forth during each time period opposite such Bank's name in Annex A under the caption "Commitment", as the same may be reduced from time to time pursuant to this Agreement, or as adjusted or specified in any amendment to this Agreement or in any Assignment Agreement.

         "Commitment Fee" has the meaning set forth in Section 2.6(a)(i).

         "Commitment Termination Date" means the earlier to occur of (i) December 16, 2001 and (ii) the date upon which the Commitments of all Banks have been terminated pursuant to the terms of this Agreement.

         "Contested Claim" means any Tax, Indebtedness or other claim or liability, (i) the validity or amount of which is being diligently contested in good faith by appropriate proceedings being diligently prosecuted, (ii) for which adequate reserves, if required by GAAP, have been established and (iii) with respect to which any right to execute upon or sell any Property or assets of Borrower has not matured or has been and continues to be effectively enjoined, superseded or stayed.

         "Continuation/Conversion Notice" has the meaning set forth in Section 2.5(a).

         "Continuing Directors" means any member of the Board of Directors of Borrower on the date of this Agreement, any director elected since the date thereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors of Borrower or any other member of the Board of Directors of Borrower who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of Borrower.

         "Credit Event" means the making or continuation of, or conversion into, any Loan or the issuance of any Letter of Credit, or any extension thereof or other amendment or modification thereto.

         "Debtor Laws" means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar Laws, or general equitable principles, from time to time in effect, affecting the Rights of creditors generally or providing for relief to debtors.

         "Default" means any of the events specified in Section 7.1, regardless of whether there shall have occurred any passage of time or giving of notice or both that would be necessary in order to constitute such event an Event of Default.

         "Default Rate" means, at the time in question, the lesser of (i) the Base Rate, as in effect for each day during such time, plus 3% and (ii) the Maximum Rate.

         "Dividends" means, in respect of any corporation, partnership, limited liability company or similar Person, cash distributions or any other distributions (whether in cash, Property or obligations) on or in respect of, any class of capital stock (or other equity or beneficial interest) of such entity, except for distributions made solely in shares of common stock or similar equity interests.

         "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Annex A attached hereto and made a part hereof or such other office of such Bank as such Bank may from time to time specify to Borrower and the Agent.

         "Environmental Complaint" means any third party (including private parties, governmental agencies, and employees) action, lawsuit, claim, demand, event, condition, report, investigation or proceeding which seeks to impose liability for (i) noise; (ii) pollution or contamination of the air, surface water, groundwater, or land; (iii) generation, handling, treatment, storage, disposal, or transportation of Hazardous Materials; (iv) exposure to Hazardous Materials; or (v) non-compliance with any Environmental Law.

         "Environmental Law" shall mean any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions, including without limitation, (i) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (42 U.S.C. Section 6901 et seq.); (ii) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (42 U.S.C. Section 9601 et seq.); (iii) the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq. );
(iv) the Toxic Substances Control Act, as now or hereafter amended (15 U.C.C.
Section 2601 et seq.); (v) the Clean Air Act, as now or hereafter amended (42) U.S.C. Section 7401 et seq.), Texas Solid Waste Disposal Act (V.T.C.A. Health and Safety Code Section 361.001 et seq.) and the Texas Water Code (V.T.C.A. Water Code Sections 26.001-26.407); (vi) all regulations promulgated under any of the foregoing; (vii) any local, state or foreign law, statute, regulation or ordinance analogous to any of the foregoing; and (viii) any other federal, state, local, or foreign law (including any common law), statute, regulation, or ordinance, regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is now or hereafter classified or considered to be hazardous or toxic to human health or the environment.

         "Environmental Liability" means any claim, demand, obligation, cause of action, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law, the storage, handling, transportation or release of Hazardous Materials, or the imposition of any Environmental Lien.

         "Environmental Lien" means a Lien in favor of a Governmental Authority or other Person (i) for any liability under an Environmental Law of (ii) for damages arising from costs incurred by such Governmental Authority or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all presently effective and future regulations issued pursuant thereto.

         "Event of Default" shall have the meaning set forth in Section 7.1.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" means that certain Credit Agreement, dated as of December 12, 1994, among Borrower, NationsBank (as successor to The Boatmen's National Bank of St. Louis), individually, as an issuing bank and as agent, and the other financial institutions parties thereto, as amended, modified and supplemented.

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

         "Financing Parties" has the meaning set forth in Section 10.8.

         "Fiscal Quarter" and "Fiscal Year" refer to the fiscal quarter and fiscal year of Borrower.

         "Fixed Charges" means, for any period, without duplication, the sum of
(i) rental expense of Borrower and its Subsidiaries, on a consolidated basis, for such period plus (ii) interest expense of Borrower and its Subsidiaries, on a consolidated basis, for such period on Loans and any other borrowed-money Indebtedness and the interest expense component under Capitalized Lease Obligations.

         "Funded Debt" means, as of any time, the outstanding principal balance of (i) the Notes plus (ii) Reimbursement Obligations plus (iii) any other borrowed-money Indebtedness of Borrower and its Subsidiaries, on a consolidated basis.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means, whether now or hereafter constituted and/or existing, (i) any government or nation (ii) any state, province, commonwealth, territory, possession, county, parish, town, township, city or municipality, (iii) any other Person or entity that exercises executive, legislative, judicial, regulatory or administrative function of, or pertaining to government, (iv) any political or other authority, district or subdivision of any of the Persons or entities referred to in the preceding clauses (i), (ii) and (iii), (v) any court, tribunal, panel, board, commission, department, agency, bureau, examiner or instrumentality of the Persons or entities referred to in the preceding clauses (i), (ii), (iii) and (iv), and (vi) any arbitrator, mediator or arbitration and/or mediation panel, board or the like, whether impaneled pursuant to Laws, by contract or otherwise.

         "Guarantee" means, directly or indirectly (without duplication): (i) guarantee or guaranty, as applicable, an endorsement, an assumption or an undertaking, an understanding or a contingent agreement or other agreement (hereinafter in this definition, the foregoing shall be collectively referred to as "any agreement", or "any other agreement", as the context may require) to purchase or acquire, or to furnish funds or Property for the payment or maintenance of, or otherwise to be or become liable (contingently, irrevocably, absolutely or otherwise) under or with respect to, or to perform or cause to be performed, the Indebtedness (or any Property constituting security therefor), other obligations and liabilities, net worth, capital requirements, working capital, earnings, financial condition or position, or financial covenants of any Person, or the redemption or repurchase obligations of any Person's capital stock, warrants or stock or other equity, partnership or similar capital equivalents, or any class or nature; (ii) a guarantee of, or any other agreement for, the payment of dividends or other distributions upon the stock, equity, partnership or other interests of any Person; (iii) any agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of its obligations or Indebtedness, or to provide assurances thereof to any creditor or other similar instrument for the benefit of another Person; or (v) any agreement commonly known as or referred to as a "comfort" or "keepwell" letter or agreement; provided however, in no event shall "Guarantee" include endorsements for collection or deposit made in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Guaranty Agreement" means the Guaranty Agreement, executed by each Material Subsidiary, substantially in the form of Exhibit C hereto and otherwise in form and substance satisfactory to the Agent.

         "Hazardous Discharge" means the happening of any event, status or circumstance involving the use, storage, spill, transportation, removal, disposal, discharge or cleanup of any Hazardous Material.

         "Hazardous Material" means (i) any hazardous substance defined in the Comprehensive Response, Compensation and Liability Act 42 U.S.C. Section 9601 et seq.; (ii) any substance the presence of which on any Property requires reporting or remediation under any Environmental Law; (iii) gasoline, diesel fuel, fuel oil, motor oil and any other petroleum hydrocarbons, including any additives or other byproducts associated therewith; and (iv) asbestos and asbestos-containing materials in any form.

         "Indebtedness" means, for any Person (without duplication), any liability, indebtedness or obligation, contingent or otherwise, of such Person:
(i) for borrowed money (whether by loan or the issuance and sale of debt securities or instruments or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (ii) evidenced by bonds, notes, debentures or similar instruments; (iii) representing the deferred purchase or acquisition price of Property or services, including trade accounts payable; (iv) with respect to amounts or obligations Guaranteed or Indebtedness of another secured by a Lien on the Property of such Person, whether or not the respective indebtedness of another secured by a Lien on the Property of such Person, whether or not the respective indebtedness or obligations so secured have been assumed by such Person; (v) with respect to reimbursement of, or payment in respect to, letters of credit, bankers' acceptances, surety or other bonds or similar instruments issued or credit transactions; (vi) for any Guarantee of such Person; (vii) under, or in respect of, any Interest Rate Protection Agreement; (viii) under leases serving as a source of financing or otherwise capitalized in accordance with GAAP; (ix) under sales or other title retention agreements; (x) under, or in respect of, any indemnity and similar obligations, howsoever arising, including, indemnities incurred or arising-in connection with the purchase, sale or use of Property, the scope of which indemnity is unlimited, unqualified or unquantifiable, or exceeds the fair market value of the Property being purchased, sold or used, or pertains to Environmental Liability or to the negligence, actions, omissions or other activities of any Person; (xi) under, or in respect of, any partnership, joint venture or similar entity in which such Person is a general partner, joint venturer or similar participant; (xii) in respect of unfunded vested benefits under any Plan; (xiii) to redeem, repurchase, retire or otherwise acquire any shares of capital stock, warrants, stock equivalents or other evidences of equity or any class or nature of such person, or to set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, repurchase, retirement or other acquisition thereof; (xiv) under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease pursuant to GAAP (excluding rental video revenue sharing agreements entered into in the normal course of such Person's business); or (xv) which would under GAAP be shown on such Person's balance sheet as a liability.

         "Interest Period" means with respect to each Borrowing consisting of a LIBOR Loan, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as Borrower may elect in the applicable Notice of Borrowing or continuation/Conversion Notice; provided that:

                  (i) any Interest Period which would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding LIBOR Business Day;

                  (ii) any Interest Period which would otherwise end on a day that is not a LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last LIBOR Business Day of a calendar month; and

                  (iii) no Interest Period shall be elected that extends beyond the Commitment Termination Date.

         "Interest Rate Protection Agreement" means any interest rate swap, cap, collar or similar agreement or arrangement providing for the transfer or amortization of interest rate or currency risks generally or under specific contingencies.

         "Investment" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit (other than to customers of such Person in the ordinary course of such Person's business), capital contribution or otherwise, in or to such Person, the guarantee of any Indebtedness of such Person or the subordination of any claim against such Person to other Indebtedness of such Person.

         "Issuing Bank" has the meaning set forth in the introductory paragraph hereof.

         "Issuing Bank Parties" has the meaning set forth in Section 2.14(g).

         "Judgment" means any judgment, order, levy, abstract, mandamus, decree, injunction, restraining order or other directive, demand or the like, of any Governmental Authority, howsoever issued by it (whether pursuant to its equity rights or powers, or otherwise).

         "Laws" means all applicable statutes, laws, ordinances, regulations, rules, directives, guidelines, interpretations, rulings, orders, requirements, determinations, judgments, writs, injunctions, decrees and other similar pronouncements or directives of any Governmental Authority, and "Law" means each of the foregoing.

         "LC Documents" means, collectively, (i) each Letter of Credit, (ii) any application, reimbursement agreement, pledge agreement, remarketing agreement, note, and other agreements, documents, certificates and instruments now or hereafter relating to such Letters of Credit, and (iii) the other documents, instruments, agreements and certificates executed or delivered in connection with the items in clauses (i) and (ii) preceding, as the same may be amended, modified, supplemented, renewed, extended, increased, restated, refinanced, refunded and/or replaced from time to time, with such changes to (i), (ii) and (iii) as the Agent and the Issuing Bank shall have approved.

         "Legal Rights" means, with respect to a Person, and to such Person's business, operations and Property, all licenses, permits, certificates, franchises, authorizations, consents, approvals, patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, copyrights, service marks, applications, registrations and other similar rights, privileges and authorities, used or useful and required of such Person and/or for such Person to own and/or operate its business and Property.

         "Lending Office" means, as to any Bank, its Domestic Lending Office or its LIBOR Lending Office, as the context may require.

         "Letter of Credit" means any letter of credit issued pursuant to
Section 2.14.

         "Letter of Credit Event" means any proceeding brought by or against Borrower, or any event, occurrence or circumstance in respect to a Letter of Credit, wherein the payment of such Letter of Credit is disputed, or the basis for such payment is disputed, or assertions with respect to any of the foregoing are made, including, without limitation, disputes between or involving the respective account party and/or beneficiary of such Letter of Credit, or the commencement of any injunctive action or relief by any Person in connection therewith.

         "Letter of Credit Exposure" means, at any time without duplication, the sum of (i) the aggregate undrawn amount of all unexpired Letters of Credit, plus
(ii) the aggregate unpaid amount of all Reimbursement Obligations due and payable at such time in respect of previous drawings made under Letters of Credit or under any LC Documents.

         "Letter of Credit Limit" means $5,000,000.

         "LIBOR Business Day" means any Business Day on which commercial banks are open for international business in London.

         "LIBOR Lending Office" means, as to any Bank, its office, branch or Affiliate identified in Annex A as its LIBOR Lending Office or such other office, branch or Affiliate of such Bank as it may hereafter designate as its LIBOR Lending Office by notice to Borrower and the Agent.

         "LIBOR Loan" means a Loan to be made or continued as or converted into such a designated Loan pursuant to the applicable Notice of Borrowing or Continuation/Conversion Notice, as the case may be, which will bear interest at the Adjusted London Interbank Offered Rate.

         "LIBOR Rate Borrowing" means a Borrowing consisting of a LIBOR Loan.

         "LIBOR Reserve Percentage" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Adjusted London Interbank Offered Rate is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Loans. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         "Lien" means any lien, mortgage, tax lien, pledge, encumbrance, Environmental Lien, easement, restriction, right-of-way, charge or adverse claim affecting title or use of, or resulting in an encumbrance against, Property of a Person, or a security interest, conditional sale or title retention arrangement, or any other interest in Property designed to secure the repayment of a liability or the performance of an obligation or agreement, whether arising by agreement, under any Law or otherwise, including, without limitation, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, and any filing of, or agreement to give, any financing statement under the UCC or equivalent statute in any jurisdiction or any other instrument that evidences the creation, perfection, continuation, notice and/or other aspect of a present or future Lien or asserted Lien.

         "Litigation" means any proceeding, (judicial, arbitral, mediation or otherwise) claim, complaint, demand, lawsuit, hearing, inquiry and/or investigation conducted or threatened by or before any Governmental Authority.

         "Loan" has the meaning set forth in Section 2.1(a).

         "Loan Documents" means this Agreement, each Note, each Guaranty Agreement, each Pledge Agreement, each Interest Rate Protection Agreement between the Borrower or any of its Subsidiaries and any Bank or any Affiliate of a Bank, and any and all other agreements, documents, promissory notes, instruments, reports, opinions, requests, certificates, notices, filings and all other documents, instruments, agreements and writings, now or hereafter executed or delivered pursuant to, or in connection with, this Agreement, or the transactions provided for herein or contemplated hereby, or in or by any other Loan Document, each of the foregoing being in form, scope and substance satisfactory to the Banks.

         "London Interbank Offered Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London Interbank Offered Rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         "Material Adverse Effect" means any circumstance or event which, individually or in the aggregate with other circumstances or events, (i) could have any material adverse effect whatsoever upon the validity, performance, perfection or enforceability of any Loan Documents, or (ii) could be material and adverse to the financial condition, business, operations or prospects of Borrower, taken as a whole, or the Property of Borrower and its Subsidiaries, taken as a whole, (iii) could impair the ability of Borrower and its Subsidiaries, taken as a whole, to fulfill promptly and completely their respective obligations under any of the Loan Documents, or (iv) could result in or cause a Default or an Event of Default.

         "Material Subsidiary" means any direct or indirect Subsidiary of Borrower in which one or more of the following are applicable, (i) such Subsidiary has 5% or more of the total assets of Borrower and its Subsidiaries, on a consolidated basis (determined as of the last day of the most recent Fiscal Quarter), (ii) such Subsidiary has generated 5% or more of the EBITDA of Borrower and its Subsidiaries, on a consolidated basis, for the four-quarter period ending as of the end of the most recent Fiscal Quarter or (iii) such Subsidiary has received loans and investments from Borrower and its Subsidiaries in an aggregate amount of 5% or more of the total assets of the Borrower and its Subsidiaries, on a consolidated basis (determined as of the last day of the most recent Fiscal Quarter).

         "Maximum Rate" means, with respect to each of the Agent, the Issuing Bank and the Banks and on any and with respect to each day, the maximum lawful non-usurious rate of interest (if any) which, under Applicable Law, it is permitted or authorized to contract for, charge, collect, receive, take or reserve from Borrower on its Notes or other Obligations owed or owing to it, as the case may be, from time to time in effect, including changes in such Maximum Rate attributable to changes under Applicable Law which permit a greater rate of interest to be contracted for, charged, collected, received, taken or reserved as of the effective dates of the respective changes.

         "NationsBank" has the meaning set forth in the introductory paragraph of this Agreement.

         "Negative Pledge" means any term, provision, agreement, contract or undertaking that, directly or indirectly, (i) precludes or restricts, or purports to preclude or restrict, the imposition or voluntary creation of, a Lien on Property, or (ii) upon the imposition or voluntary creation of a Lien on Property, requires the owner, lessee or other interest holder therein or thereto to incur an obligation (payment, performance, creation of a Lien or otherwise) to a Person, or requires such owner, lessee or other interest holder to provide, or cause to be provided, any assurances or security to a Person, which assurances and security did not theretofore exist and/or was not theretofore required, whether such assurances or security consist of collateral, guaranties, modifications or supplements to then existing agreements, new agreements, or otherwise.

         "Net Cash Proceeds" means, with respect to any sale, transfer or issuance of Capital Stock to any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to any asset that may be the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, fees for solvency opinions, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, and all expenses incurred in such sale, transfer or issuance, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition (after taking into account any available tax credits or deductions or any tax sharing arrangements).

         "Net Income" means, for any period, the net earnings (or loss) after taxes of Borrower and its Subsidiaries, on a consolidated basis, for such period.

         "Note" means a promissory note executed by Borrower, substantially in the form of Exhibit A hereto and otherwise in form and substance satisfactory to the Agent, payable to the order of each Bank and evidencing the obligation of Borrower to repay Loans made to it by such Bank, and "Notes" means all of them.

         "Note Offering" means those certain Senior Notes of Borrower issued on or about December, 1996 in the aggregate principal amount of $25,000,000, which amount may hereafter be increased to an aggregate principal amount not in excess of $35,000,000.

         "Notice of Borrowing" has the meaning set forth in Section 2.2(a).

         "Notice of Default" has the meaning set forth in Section 8.3.

         "Obligations" means all obligations, indebtedness, fees, expenses, costs, indemnities and other indemnification obligations, and liabilities of Borrower or any of its Subsidiaries to the Agent and/or the Banks (and/or any Affiliate of any Bank), now existing or hereafter arising, whether direct or indirect, related or unrelated, fixed or contingent, liquidated or unliquidated, joint, several or joint or several, or otherwise, and all renewals, extensions, increases, refinancings, rearrangements or modifications thereof, or any part thereof, arising pursuant to, or in connection with, this Agreement or any other Loan Document (including, without limitation and without duplication, the Letters of Credit, the Letter of Credit Exposure and the Reimbursement Obligations), and all interest accruing thereon (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to Borrower or any of its Subsidiaries, would accrue on such Obligations), and attorneys' fees incurred in the enforcement or collection thereof.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Participant" has the meaning set forth in Section 10.7(c).

         "Permitted Indebtedness" has the meaning stated in Section 6.2.

         "Permitted Liens" means: (i) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Indebtedness not yet due, (ii) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim, (iii) encumbrances consisting of minor zoning restrictions, easements or other restrictions on the use of real Property, provided that such items do not or will not impair or interfere with the use of such Property for the purposes intended or the value thereof, (iv) pledges or deposits in connection with or to secure worker's compensation, unemployment insurance, pensions or other employee benefits, or public or statutory obligations, (v) purchase money security interests securing Indebtedness permitted under Section 6.2(vi), and (vi) Liens that exist on Property owned by Borrower on the date of this Agreement and are listed in
Schedule 4.5, together with all renewals, extensions, refinancing and modifications (but not increases) of the Indebtedness secured thereby.

         "Person" includes any individual, corporation, company, joint venture, general or limited partnership, trust, organization, association, limited liability partnership, limited liability company or other entity (whether or not incorporated), or Governmental Authority.

         "Plan" means any plan subject to Title IV of ERISA and maintained at any time since January 1, 1986 for employees of Borrower or of any member of a "controlled group of corporations" or "trade or business", as such terms are defined in Section 414(b) or (c) of the Code, of which Borrower is a member, or any plan subject to Title IV of ERISA to which Borrower is required to contribute, or has been required to contribute at any time since January 1, 1986, on behalf of its employees.

         "Pledge Agreement" means a pledge agreement executed by Borrower and each Subsidiary which owns capital stock in a Material Subsidiary covering all Capital Stock of each Material Subsidiary, substantially in the form of Exhibit D hereto and otherwise in form and substance satisfactory to the Agent.

         "Prime Rate" means, at any time, the prime interest rate announced or published by NationsBank from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by NationsBank as its "prime rate"; it being understood that such rate may not be the lowest rate of interest charged by NationsBank.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed or tangible or intangible (including, without limitation, Legal Rights).

         "Purchaser" has the meaning set forth in Section 10.7(c).

         "Qualified Bank" means (i) a Bank, (ii) an Affiliate of a Bank, and
(iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 10.7, Borrower, such approval not to be unreasonably withheld or delayed by Borrower or the Agent and such approval to be deemed given by Borrower if no objection is received by the assigning Bank and the Agent from Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Bank to Borrower; provided, however, that neither Borrower nor any of its Affiliates shall qualify as a Qualified Bank.

         "Quarterly Date" means each April 1, July 1, October 1 and January 1.

         "Regulation D", "Regulation T", "Regulation U" and "Regulation X" mean Regulation D, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation D, T, U or X and having substantially the same function.

         "Reimbursement Obligations" means, at any date, the obligations of Borrower then outstanding, or which may thereafter arise, in respect of Letters of Credit then outstanding, under Section 2.14 to reimburse the Issuing Bank for the amount paid by the Issuing Bank in respect of a drawing under a Letter of Credit or any other amounts payable under any of the LC Documents.

         "Rental Video Charge" means the one-time charge against net income of the Borrower taken during the Fiscal Quarter commencing November 1, 1998 and ending January 31, 1999 related to the write-down of rental video cassettes not to exceed $22,000,000 in aggregate amount calculated on a pre-tax basis.

         "Required Banks" means, as of the date of any determination, Banks that hold at least 66-2/3% of the Commitments or, if the Commitments shall have been terminated, holding Notes and having issued (or purchased participations in) Letters of Credit evidencing 66-2/3% of the sum of the aggregate unpaid principal amount of the Loans and unexpired Letters of Credit.

         "Rights" means rights, remedies, powers and privileges.

         "Subsidiary" means, for any Person, any corporation or other entity (including, without limitation, any partnership, joint venture, trust or limited liability company) (i) of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons having similar powers and/or performing similar functions of such corporation or other entity (irrespective of whether or not at any time securities or other ownership interests of any class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, or (ii) of which such Person is a general partner, joint venturer or similar capacity.

         "Tangible Net Worth" means, as of any date, the total shareholders' equity (including common stock and preferred stock [other than mandatorily redeemable stock] at stated value, additional paid-in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP, plus (i) subordinated Indebtedness in form and substance satisfactory to the Agent, (ii) the LIBO reserve and (iii) deferred income taxes, less the sum of the following:
(i) intellectual property rights, (ii) goodwill and experimental expenses, (iii) unamortized debt discount and expense, (iv) costs in excess of fair value of the net assets acquired. If Borrower is required by Regulation S-X, any Financial Reporting Releases, Staff Accounting Bulletins or other pronouncements or promulgation by the U.S. Securities and Exchange Commission (collectively, "SEC Requirements"), to present any portion of shareholders' equity separately in its public-filed financial statements differently from a presentation that would appear when presented in accordance with GAAP (SEC Requirements notwithstanding), due to Borrower's obligations with respect to redemption or repurchase of shares of its capital stock, then GAAP accounting conventions shall prevail for the purpose of determining Tangible Net Worth.

         "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Governmental Authority, whether on income, profits, Property, sales, use, excise, franchises, capital, ownership, operations or otherwise.

         "Temporary Cash Investment" means any Investment in (i) direct obligations of the USA or any agency thereof, or obligations fully guaranteed by the USA or any agency thereof (including indirect investments in such obligations through repurchase agreements with the Agent or any Qualified Bank), provided that such obligations mature within 6 months of the date of acquisition thereof, (ii) commercial paper rated at least A-1 by Standard & Poor's or at least P-1 by Moody's Investor Service and maturing not more than 6 months from the date of acquisition thereof, (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, the Agent, (iv) commercial paper maturing not more than 30 days from the acquisition thereof issued by any Bank (or the parent of any Bank) and (v) Eurodollar investments made available through any Bank or brokerage company.

         "Transferee" has the meaning set forth in Section 10.7(e).

         "Type" has the meaning set forth in Section 1.2(f).

         "UCC" means the Uniform Commercial Code of the State of Texas and of any other state to the extent Texas Law requires application of the same.

         "UCP" has the meaning set forth in Section 2.14(b).

         "USA" means the United States of America.

         "Unavailable Commitment" means the difference, if any, between $75,000,000 and the Commitments of all Banks.

         "Unavailable Commitment Fee" has the meaning set forth in Section 2.6(a)(ii).

         "Voting Shares" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation.

         "Year 2000 Compliant" has the meaning set forth in Section 4.22.

         SECTION 1.2 General Definitional Provisions.

         (a) All terms defined in this Agreement shall have their defined meanings when used in each Loan Document and in each certificate, exhibit, schedule, annex or other instrument related thereto, unless in any case the context states or implies otherwise; and when required by the context, each term shall include the plural as well as the singular, and vice versa. Furthermore, in each Loan Document: (i) the word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation"; and
(ii) provisions in the masculine, feminine or neither genders should be construed to include any gender.

         (b) Definitions of each Person specifically defined herein or in each other Loan Document shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person.

         (c) Unless the context otherwise requires or unless otherwise expressly provided, references to this Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions, replacements, substitutions and rearrangements thereof or thereto, as applicable, and as in effect from time to time; provided, however, nothing contained in this sentence shall be construed to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements to a Loan Document to which it is a party, unless entered into and executed pursuant to the applicable provisions of the respective Loan Documents.

         (d) All accounting terms not specifically defined in a Loan Document shall be construed, and all accounting procedures, calculations and reporting required or provided for in any Loan

Document shall be performed or prepared, as applicable, in accordance with GAAP consistently applied.

         (e) The term "Section" refers to Sections of this Agreement, and the terms "Annex", "Exhibit" and "Schedule" refer to Annexes, Exhibits and Schedules attached hereto, reference to which is hereby made for incorporation herein for all intents and purposes, unless in any case the context states or implies otherwise. The table of contents and headings in each Loan Document are inserted for convenience of reference only and shall be ignored when construing any such Loan Document.

         (f) Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Base Rate Loan or a LIBOR Loan.


                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.1 Commitments to Lend.

         (a) Loans. From time to time during the Availability Period, each Bank severally agrees to make revolving loans (each, a "Loan") to Borrower, on and subject to the terms and conditions set forth in this Agreement, in an aggregate principal amount at any one time outstanding up to but not exceeding such Bank's Commitment; provided, however, at no time shall the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure exceed the aggregate Commitments of all Banks. Subject to the terms and conditions of this Agreement, Loans may be borrowed, repaid and reborrowed at any time during the Availability Period without premium or penalty.

         (b) Amount of Borrowings; Borrowings Ratable. Each Borrowing requested by Borrower as a Base Rate Loan shall be in a minimum principal amount of $100,000, or a multiple thereof, or if a lesser amount, the amount of the remaining unadvanced aggregate Commitments of all Banks. Each Borrowing requested by Borrower as a LIBOR Loan shall be in a minimum principal amount of $1,000,000, or a multiple of $500,000 in excess thereof. All Borrowings hereunder shall be made from the Banks ratably in proportion to their respective Commitments.

         (c) Types. All Loans shall, at the option of Borrower, be either Base Rate Loans or LIBOR Loans and may be continued or converted pursuant to Section 2.5, provided that all Loans made pursuant to the same Borrowing shall be of the same Type; provided, however, no more than 10 LIBOR Loan Borrowings shall be outstanding at any time.

         SECTION 2.2 Method of Borrowing.

         (a) Borrower shall give the Agent notice (a "Notice of Borrowing"), in the form attached hereto as Exhibit A, not later than 12:00 noon (Dallas time) on (i) with respect to Base Rate Loans, the Business Day of each Borrowing consisting of a Base Rate Loan and (ii) with respect to LIBOR Loans, the third LIBOR Business Day before each Borrowing consisting of a LIBOR Loan, specifying:

                  (1) the date of such Borrowing, which shall be a Business Day in the case of a Borrowing consisting of a Base Rate Loan or a LIBOR Business Day in the case of a Borrowing consisting of a LIBOR Loan;

                  (2) the Type of the Loans comprising such Borrowing, provided that with respect to the initial Credit Event hereunder, all Loans shall be Base Rate Loans;

                  (3) the aggregate amount of such Borrowing and of each Loan comprising such Borrowing; and

                  (4) the deposit account of the Agent's Domestic Lending Office into which such Borrowing is requested to be deposited; and

                  (5) in the case of a LIBOR Rate Borrowing, the duration of the Interest Period applicable thereto.

Notwithstanding the foregoing, Borrower's right to designate any Loan as a LIBOR Loan shall be subject to the restrictions referred to in Section 2.5(c).

         (b) By 1:00 p.m. (Dallas time) on the date of receipt of a Notice of Borrowing, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing. Such Notice of Borrowing shall not be revocable by Borrower.

         (c) Not later than 2:00 p.m. (Dallas time) on the date of each Borrowing, each Bank shall make available its ratable share of such Borrowing, in immediately available funds, to the Agent at the account number of the Agent set forth in Annex A. Unless the Agent determines that any applicable condition precedent has not been satisfied, the Agent will make the funds so received from each Bank available to Borrower in its deposit account designated in the applicable Notice of Borrowing.

         (d) Unless the Agent has received notice from a Bank, prior to any proposed Borrowing, that such Bank does not intend to fund its Loan requested to be made on such date, the Agent may assume that such Bank has funded its Loan and is depositing the proceeds thereof with the Agent on such date, and the Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to Borrower on such date. If Loan proceeds corresponding to that amount are not in fact deposited with the Agent by such Bank on or prior to the funding date of such Loan, such Bank agrees to pay, and in the event such Bank fails to immediately pay, Borrower agrees to repay, to the Agent forthwith on demand such corresponding amount, together with interest on the balance thereof from time to time outstanding for each day from the date such amount is disbursed to Borrower until the date such amount is paid or repaid to the Agent, (i) in the case of Borrower, at the interest rate applicable to such Borrowing, and (ii) in the case of such Bank, at the Federal Funds Rate. If such Bank shall pay to the Agent such corresponding amount, the amount so paid shall constitute such Bank's Loan a part of such Borrowing for the purposes of this Agreement. If both such Bank and Borrower shall repay such corresponding amount, the Agent shall promptly refund to Borrower such corresponding amount (together with any interest paid thereon by Borrower). This
Section 2.2(d) does not relieve any Bank of its obligation to make its Loans on any funding date therefor. The obligations of each Bank hereunder are several, and neither any Bank nor the Agent shall be responsible for the obligation of any other Person hereunder (or such other Person's default in the performance thereof), nor will the failure by the Agent or any Bank to perform any of the respective obligations hereunder relieve the Agent or any other Bank from the performance of its respective obligations hereunder.

         (e) All Borrowings made hereunder shall be disbursed by credit to the deposit account maintained by Borrower at the Agent's Domestic Lending Office that is designated in the applicable Notice of Borrowing.

         SECTION 2.3 Notes.

         (a) The Loans of each Bank shall be evidenced by a Note.

         (b) Upon receipt of each Bank's Note pursuant to this Section 2.3, the Agent shall promptly mail or deliver such Note to such Bank. Each Bank shall record on its books, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of Borrower or any Bank hereunder or under any other Loan Document. Each Bank is hereby irrevocably authorized by Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

         SECTION 2.4 Interest Rates.

         (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due and payable, at a rate per annum equal to the lesser of (i) the Base Rate as in effect for each such date and (ii) the Maximum Rate. Accrued, unpaid interest on the outstanding principal of the Base Rate Loans shall be due and payable on each Quarterly Date. Any principal of and, to the extent permitted by Law, accrued and unpaid interest on any Base Rate Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default

Rate. Not less than 5 Business Days prior to each Quarterly Date, Agent shall submit to Borrower a statement for accrued interest on Base Rate Loans due as of such Quarterly Date.

         (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the lesser of (i) the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate and (ii) the Maximum Rate. Accrued, unpaid interest on the outstanding principal of each LIBOR Loan shall be due and payable for each Interest Period on the last day thereof; provided, however, if the Interest Period for such LIBOR Loan exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period. Any principal of and, to the extent permitted by Law, interest on any LIBOR Loan which has become due and payable shall bear interest on the unpaid portion thereof, payable on demand, for each day from such due date and until paid, at the Default Rate. Not less than 5 LIBOR Business Days prior to the last day of each Interest Period, Agent shall submit to Borrower a statement for accrued interest on LIBOR Loans due as of the end of the Interest Period.

         (c) The Agent shall determine each interest rate applicable to the Loans hereunder and each fee hereunder. Interest for all Base Rate Loans and all fees shall be computed on the basis of a year of 365 or 366 days (as applicable), in each case for the actual number of days elapsed (including the first day but excluding the last day). Interest shall be computed for all LIBOR Loans on the basis of a year of 360 days, in each case for the actual number of days elapsed (including the first day but excluding the last day), except that, if use of a 360-day year would result in a rate in excess of the Maximum Rate, such computation will be made on the basis of a year consisting of 365 or 366 days, as appropriate. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding in the absence of manifest error.

         (d) Notwithstanding the foregoing, if at any time the applicable contractual rate of interest provided for herein (without reference to the Maximum Rate limitation) exceeds the Maximum Rate, then the rate of interest on any Loan or other Obligation shall be limited to the Maximum Rate during such time, and at all times thereafter (including periods during which any or all of such applicable rates of interest have fallen below the Maximum Rate), the interest rate on any Loan or other Obligation shall be the Maximum Rate, or if there is no Maximum Rate in effect, the Agreed Maximum Rate, until the total amount of interest accrued on such Loan or other Obligation equals the amount of interest which would have accrued thereon if the applicable contractual rate of interest (without reference to the Maximum Rate limitation) had at all times been in effect; but in no event shall the aggregate interest payable or paid during the period beginning on the date the initial Loan is made until the Obligations are paid in full exceed an amount equal to interest at the Maximum Rate, so long as the Maximum Rate shall be applicable to this Agreement and the transactions contemplated hereby. If at maturity or final payment of any Note or other Obligations, as applicable, the total amount of interest paid or accrued on such Note or other Obligations under the foregoing provisions is less than the total amount of interest which would have been paid or accrued if the applicable contractual rate of interest provided for herein had at all times been in effect, then Borrower agrees, to the fullest extent permitted by Law, to pay an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if the Maximum Rate had at all times been in effect and (B) the amount of interest which would have been paid or accrued on such Note or other Obligations, as applicable, if a rate per annum equal to the applicable contractual rate of interest provided for herein had at all times been in effect, and (ii) the amount of interest paid or accrued in accordance with the other provisions of such Note or other Obligations, as applicable.

         (e) The payment of interest (or any amount deemed to be interest) on any Note and on any other Obligation shall, in all respects regarding each Loan Document, be subject to the provisions of Section 10.8.

         SECTION 2.5 Continuations/Conversions, Etc.

         (a) Continuation/Conversion.

                  (i) Borrower may elect from time to time to convert all or any portion of the outstanding Base Rate Loan to a LIBOR Loan by giving the Agent a completed and duly executed irrevocable notice of such election, in the form and substance of Exhibit F hereto (the "Continuation/Conversion Notice") not later than 12:00 noon (Dallas time) on the third LIBOR Business Day before the proposed date of conversion, specifying the proposed date of conversion, the portion of the Base Rate Loan to be converted, and the duration of the Interest Period applicable thereto.

                  (ii) Borrower may elect to continue (as of the last day of the applicable Interest Period) all or any part of any LIBOR Loan a the same Type of Loan by giving the Agent an irrevocable Continuation/Conversion Notice not later than 12:00 noon (Dallas time) on the third LIBOR Business Day before the proposed date of continuation. The Continuation/Conversion Notice shall specify the proposed date of continuation, the portion of LIBOR Loan to be continued, and the duration of the Interest Period applicable thereto.

                  (iii) Borrower may elect from time to time to convert all or any portion of a LIBOR Loan into a Base Rate Loan by giving the Agent an irrevocable Continuation/Conversion Notice not later than 12:00 noon (Dallas time) one Business Day before the date of conversion. The Continuation/Conversion Notice shall specify the portion of the LIBOR Loan to be converted and the date of conversion.

                  (iv) Upon receipt of a Continuation/Conversion Notice, the Agent shall promptly notify each Bank thereof. Any continuation pursuant to the preceding clause (ii) or conversion pursuant to the preceding clause (iii), may only occur on the last day of the applicable Interest Period. Each Borrowing continued as, or converted to, a LIBOR Loan shall be in a minimum principal amount of $1,000,000, or a multiple of $500,000 in excess thereof, and each Borrowing continued as, or converted to, a Base Rate Loan shall be in a minimum principal amount of $100,000 or a multiple thereof.

         (b) No Notice. If no Continuation/Conversion Notice is given with respect to any LIBOR Loan prior to the time specified in Section 2.5(a)(i) or
Section 2.5(a)(ii), or if a Continuation/Conversion Notice is timely or otherwise given, but it is incomplete and is not completed before the respective time required by this Agreement, Borrower shall be deemed to have converted such Loan into a Base Rate Loan on the last day of the applicable Interest Period.

         (c) Restrictions on Use of Options. Notwithstanding anything to the contrary contained in this Section 2.5, no LIBOR Loan may be made or continued as such, and no Loan shall be made or converted to a LIBOR Loan, (i) when any Default or Event of Default has occurred and is continuing, (ii) when any provision of any Loan Document prohibits or would preclude any such continuation, election or conversion, or (iii) if after giving effect to any such proposed continuation, election or conversion, it would be necessary to prepay, in whole or part, a LIBOR Loan prior to the expiration of its then applicable Interest Period in order for Borrower to pay, in full and in accordance with this Agreement, a mandatory, scheduled or voluntary payment or prepayment of principal hereunder, including the final maturity payment hereunder. During the period that a LIBOR Loan is prohibited or precluded hereunder from continuation, election or conversion, and unless otherwise expressly provided herein, each such LIBOR Loan shall be automatically converted to a Base Rate Loan on the last day of the applicable Interest Period, and each other Loan shall be continued as a Base Rate Loan.

         SECTION 2.6 Commitment and Other Fees. Subject to Section 10.8:


         (a) Borrower shall pay to the Agent, for the ratable account of the Banks, the following fees: (i) an amount equal to the product of (A) the Applicable Margin for Commitment Fee and (B) the unused portion of the Commitment of all Banks during the Availability Period (the "Commitment Fee") and (ii) an amount equal to the product of (A) 1/10 of 1% per annum and (B) the Unavailable Commitment (the "Unavailable Commitment Fee"). Such fees shall be payable quarterly in arrears on each Quarterly Date during the Availability Period and on the Commitment Termination Date.

         (b) Borrower shall pay to the Issuing Bank and the Banks, by remittance to the Agent, the respective fees referred to in Section 2.14 as consideration for the issuance and maintenance of Letters of Credit. Such fees shall be for the account of the Issuing Bank or for the ratable account of the Banks, as provided in Section 2.14.

         (c) On the Closing Date and on each anniversary date of the Closing Date prior to the termination of all Commitments, Borrower shall pay the Agent, for its own account, an annual, non-refundable Agent's fee as set forth in a fee letter agreement of even date herewith, between Borrower and the Agent.

         (d) On the Closing Date, Borrower shall pay the Agent, for its account and the account of the Banks, as appropriate, the fees set forth in clause (q) of Annex B.

         SECTION 2.7 Reduction and Termination of Commitments.

         (a) After the Closing Date, Borrower may, upon at least 5 Business Days' prior notice to the Agent, receipt of which notice Agent shall promptly notify the Banks, terminate at any time, or permanently reduce from time to time by an aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, the unused portion of the Commitments of all Banks.

         (b) Each termination or reduction of the Commitment pursuant to the provisions hereof shall apply proportionately to the respective Commitment of each Bank, and each such termination or permanent reduction, once terminated or so reduced, may not be reinstated. If the Commitment is terminated in its entirety, all accrued Commitment Fees, Unavailable Commitment Fees and other fees with respect thereto shall be due and payable on the effective day of such termination.

         (c) To the extent not theretofore terminated or permanently reduced, as applicable, pursuant to other provisions of this Agreement, the Commitments of all Banks shall terminate on December 16, 2001; provided, however, in the sole and absolute discretion of all of the Banks, such termination date for the Commitments of all Banks may be extended for up to an additional one-year period on each anniversary of this Agreement upon such terms and conditions as shall be prescribed by the all of the Banks. Any such election by all of the Banks shall be made, if at all, pursuant to a written instrument executed by all of the Banks, which instrument shall refer to this provision and set forth the extended term of the Commitments of all Banks and, if applicable, the terms and conditions for such extended term.

         SECTION 2.8 Mandatory Prepayments.

         (a) If at any time (whether as a result of a temporary or permanent reduction in Commitments pursuant to Section 2.7), the aggregate principal amount of all Loans outstanding plus the Letter of Credit Exposure exceeds the aggregate amount of the Commitments of all Banks, Borrower shall immediately prepay the Loans in an amount at least equal to such excess. All such mandatory prepayments shall be accompanied by, and Borrower shall pay, interest thereon which has accrued until the date of payment thereof.

         (b) By 12:00 noon (Dallas time) on the date that a mandatory prepayment is required under Section 2.8(a), Borrower shall select which outstanding Loans (indicating the Type) are to be prepaid and shall notify the Agent thereof. Such notice shall not be revocable by Borrower. By 1:00 p.m. (Dallas time) on the date of receipt of such notice, the Agent shall notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment. Each such prepayment shall be applied to prepay ratably the respective Loans so selected.

         (c) As provided in Section 2.2(d), Borrower shall immediately prepay the principal of, and accrued interest on, portions of Borrowings funded by the Agent as to which and to the extent a Bank has not funded its pro rata portion.

         SECTION 2.9 Principal Payments on Loans. The aggregate unpaid principal balance of the Loans, together with accrued, unpaid interest thereon shall (unless the maturity thereof is sooner accelerated or otherwise becomes due and payable in accordance with the terms hereof or any other Loan Document) mature and be due and payable on the Commitment Termination Date.

         SECTION 2.10 Optional Prepayments.

         (a) Borrower may, upon notice to the Agent given not later than 1:00 p.m. (Dallas time) on (i) the Business Day of prepayment of any Base Rate Loan and (ii) the LIBOR Business Day prior to the date of prepayment of any LIBOR Loan, prepay (without premium or penalty, other than any funding losses as provided in Section 2.12) any Loan in whole at any time, or from time to time in part, in minimum principal amounts of $250,000 or any integral multiple of $250,000. Such notice shall specify the date and amount of prepayment and the Loan or Loans (indicating the corresponding Type) applicable to such prepayment and shall not be revocable by Borrower. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest thereon and other fees and expenses due and owing to the date of prepayment.

         (b) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such prepayment.

         SECTION 2.11 General Provisions as to Payments. Except as otherwise provided in Section 2.14(c), Borrower shall make each payment of principal of and interest on the Loans, of the Reimbursement Obligations and of fees or any other Obligations not later than 1:00 p.m. (Dallas time) on the date when due (it being understood that interest shall accrue and be payable for such date on any amounts which are paid after 1:00 p.m. (Dallas time)), in immediately available funds, without deduction, setoff or counterclaim to the Agent, the Issuing Bank or any Bank at the account of the Agent set forth in Annex A. By 2:00 p.m. (Dallas time) on the date of receipt, the Agent will distribute to the Issuing Bank or each Bank (as applicable), in accordance with the terms of this Agreement, its ratable share of each such payment. Whenever any payment of principal of or interest on the LIBOR Loans shall be due on a day which is not a LIBOR Business Day, the date for payment thereof shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case the date for payment thereof shall be the immediately preceding LIBOR Business Day. Whenever any payment of any other Obligations shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended as provided above or by operation of law or otherwise, interest thereon shall be payable for such extended time. Unless the Agent has received notice from Borrower prior to the date on which any payment is due to each Bank or the Agent hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower has not made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate. In the event any payment received by the Agent and so paid to Banks is rescinded or must otherwise be returned by the Agent, each Bank shall, upon the request of the Agent, repay to the Agent the amount of such payment paid to such Bank, together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at a rate per annum equal to the Federal Funds Rate.

         SECTION 2.12 Funding Losses. If Borrower (i) makes any payment or prepayment of principal with respect to any LIBOR Loan, pursuant to Article 2 or otherwise, on any day other than the last day of the Interest Period applicable thereto, (ii) fails to borrow, pay or prepay any LIBOR Loans after notice has been given to any Bank in accordance with Section 2.2(b) or 2.10(b), (iii) defaults in making a Borrowing of, conversion into, or continuation of, LIBOR Loans after it has given a notice regarding same in accordance with the provisions of this Agreement, or (iv) converts or continues a LIBOR Loan, or converts a Base Rate Loan into a LIBOR Loan, in any event in this clause (iv) pursuant to Section 2.5 at any time other than at the end of (or in the case of a conversion to a Base Rate Loan, at the beginning of) the relevant Interest Period, then Borrower shall, subject to Section 10.8, pay to each Bank on demand an amount sufficient to compensate such Bank for any actual loss or expense incurred or sustained by it as a consequence of any thereof, which compensation shall include an amount equal to the greater of zero or

                               [(B-C) x D x E]/360

         wherein

         "B" is decimal equivalent of the London Interbank Offered Rate that is (or would be in the case of Borrower's failure to borrow after giving a Notice of Borrowing) payable by Borrower on such LIBOR Loan;

         "C" is the decimal equivalent of the Eurodollar rate that would apply to a hypothetical Eurodollar deposit in the Affected Principal Amount whose investment date were on the last Business Day on or before the first day of the Remaining Interest Period and whose Interest Period were approximately equal, as determined by the requesting Bank, to the Remaining Interest Period (it being agreed that in the event the Remaining Interest Period is not a 30, 60, 90 or 180 day period, the requesting Bank shall determine the Eurodollar rate in its sole discretion);

         "D" is the number of days from the first day of the Remaining Interest Period to the last day of the Remaining Interest Period;

         "E" is the Affected Principal Amount.

"Affected Principal Amount" shall mean, as applicable, (i) the principal amount of a LIBOR Loan that Borrower fails to take after having given a Notice of Borrowing therefor (unless such Notice of Borrowing has been withdrawn prior to becoming irrevocable) or (ii) the amount of any prepayment or repayment of a LIBOR Loan that occurs, or the entire principal amount of a LIBOR Loan that converts to another Type of Loan on a date which is not the last day of the Interest Period therefor.

"Remaining Interest Period" shall mean, as applicable, (i) the entire Interest Period that would have been applicable to a LIBOR Loan that Borrower fails to take after having given a Notice of Borrowing therefor (unless such Notice of Borrowing has been withdrawn prior to becoming irrevocable) or (ii) if a prepayment or repayment on a LIBOR Loan occurs, or a LIBOR Loan converts to a Loan of another Type of Loan, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

If a Bank claims compensation under this Section 2.12, such Bank shall furnish a certificate to Borrower (with a copy to the Agent if it is not the Bank involved) that provides a detailed calculation of the amount to be paid to such Bank, which certificate shall be binding against Borrower, absent manifest error.

         SECTION 2.13 Sharing of Payments, Etc. Each of the Agent and the Banks agrees that if it shall, whether through the exercise of rights under any Loan Document or rights of banker's lien, setoff, counterclaim or otherwise against Borrower or any of its Subsidiaries or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by the Agent under this Agreement causes the Agent or such Bank to have received more than it would have received had such payment been received by the Agent and distributed pursuant to this Agreement, then (i) it shall notify the Agent and each of the other Banks, (ii) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause the Agent and all Banks to share all payments as provided for herein, and (iii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Agent and all Banks share all payments of Obligations as provided for herein; provided, however, nothing contained herein shall in any way affect the right of the Agent or any Bank to obtain payment (whether by exercise of rights of banker's lien, setoff, counterclaim or otherwise) of indebtedness other than the Obligations. Borrower, on its behalf and on behalf of its Subsidiaries, expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, setoff or counterclaim (but not against trust or escrow accounts or deposits) as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this Section 2.13 is thereafter recovered from the seller under this Section 2.13 which received the same, the purchase provided for in this Section 2.13 shall be deemed to have been rescinded and the purchase price restored to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

         SECTION 2.14 Letters of Credit.

         (a) Subject to the terms and conditions hereof, the Commitments may be utilized, upon the request of Borrower, in addition to the Loans provided for in
Section 2.1 hereof, by the issuance by the Issuing Bank of one or more Letters of Credit for the account of Borrower; provided, however, that no Letter of Credit may be issued if (i) after giving effect thereto (A) the Letter of Credit Exposure (including the amount of the requested Letter of Credit) would exceed the Letter of Credit Limit or (B) such Letter of Credit Exposure plus the aggregate outstanding principal balance of the Loans would exceed the Commitments of all Banks, and (ii) the expiration date thereof extends beyond the earlier of one year from issuance or 5 Business Days prior to the Commitment Termination Date. In addition to the applicable provisions of Article 3, all Letters of Credit shall be issued upon the request of Borrower on the terms and conditions set forth in this Section 2.14; and the provisions hereof that are applicable to the issuance of a Letter of Credit shall be correspondingly applicable to each renewal, extension or reissuance thereof, or amendment thereto. Upon the date of issuance by the Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Exposure, to the extent of such Bank's pro rata share of the Commitments of all Banks. Borrower hereby acknowledges and agrees to all such participations.

         (b) Borrower shall give the Agent and the Issuing Bank at least 5 Business Days' prior written notice specifying the date each Letter of Credit is to be issued and describing the proposed terms of such Letter of Credit, including without limitation, the date, face amount, beneficiary and expiry date thereof, the nature of the transactions proposed to be supported thereby and such other information as the Issuing Bank shall reasonably request, all in detail reasonably satisfactory to the Issuing Bank. Upon receipt of such notice, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's pro rata share of the amount of such proposed Letter of Credit. The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article 3, be subject to the conditions precedent that such Letter of Credit shall be in such form, contain such terms and support such transactions as shall be reasonably satisfactory to the Agent and the Issuing Bank, and that Borrower shall have executed and delivered a reimbursement agreement acceptable to the Issuing Bank, and such other instruments and agreements relating to such Letter of Credit as either the Agent or the Issuing Bank shall have reasonably requested. Each Letter of Credit shall, to the extent not inconsistent with the express terms hereof or the applicable Application, be such to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (together with any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank (the "UCP")), and shall, as to matters not governed by the UCP, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (other than conflict of law principles).

         (c) Borrower agrees to pay the following fees, by remittance to the Agent, in respect of Letters of Credit issued hereunder: (i) for the account of the Issuing Bank, a fee equal to the product of (x) 0.125% and (y) the average daily amount available for drawings under all outstanding Letters of Credit;
(ii) for the ratable account of the Banks, a fee equal to the product of (x) the per annum rate of interest equal to the Applicable Margin in effect from time to time and (y) the average daily amount available for drawings under all outstanding Letters of Credit; and (iii) with respect to the negotiation of each Letter of Credit, for the account of the Issuing Bank, a fee equal to $75.00. The foregoing fees shall be due and payable as follows: (A) fees under clauses
(i) and (ii) above shall be due and payable quarterly in arrears on each Quarterly Date and on the Commitment Termination Date; and (B) fees under clause
(iii) shall be due and payable upon negotiation of the Letter of Credit. The foregoing fees are distinct from, and in addition to, interest on the Notes and Loans, if any, made in respect of the Letters of Credit, and fees and other amounts otherwise provided herein.

         (d) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank shall promptly notify Borrower, the Agent and each Bank of Borrower's Reimbursement Obligations as a result of such demand and the date on which any payment is to be made to such beneficiary in respect of such demand. Borrower shall, by 1:00 p.m. (Dallas time) on the date on which a drawing is to be made, reimburse the Issuing Bank for any amount paid or to be paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or further notice or other formalities of any kind, in an amount, in same day funds, and the unpaid balance of such amount from time to time remaining outstanding and unpaid after each such drawing shall accrue interest, until paid in full, at the Default Rate which interest shall be due and payable on demand, or if demand is not sooner made, then on the Quarterly Date next following such drawing and if applicable, on each Quarterly Date thereafter.

         (e) If, by 1:00 p.m. (Dallas time) on the day on which a drawing is to be made or is made, Borrower fails to reimburse the Issuing Bank as provided in
Section 2.14(d), for whatever reason, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective pro rata portion thereof. On the date of such notice (or if such notice is given after 1:00 p.m. (Dallas time) on such date, the next succeeding Business Day), each Bank agrees, without regard to the existence of a Default or Event of Default, to pay to the Issuing Bank, an amount equal to such Bank's pro rata portion of such unreimbursed amount, together with interest on such amount for each day from the date the Issuing Bank pays such draw to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period. The Issuing Bank shall pay to each Bank such Bank's pro rata portion of all amounts received from Borrower for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this Section 2.14(e).

         (f) Reimbursement Obligations of Borrower in respect of the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this

Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                  (1) any lack of validity on enforceability of any Letter of Credit, or any agreement or instrument related thereto, or any other Loan Documents;

                  (2) any amendment or waiver of, or any consent to departure from, the terms of any Letter of Credit or any other Loan Document, without the express prior written consent of the Issuing Bank and the Required Banks;

                  (3) the existence of any claim, setoff, defense or other rights which Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Bank or any other Person, whether in connection with such Letter of Credit, this Agreement, any other Loan Document or any agreement or instrument related thereto, the transactions contemplated herein, or any unrelated transaction;

                  (4) any statement, draft, certificate, demand or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (5) payment by the Issuing Bank under any Letter of Credit against presentation of a draft, demand, certificate or other document which appears on its face to comply but does not in fact comply with the terms of such Letter of Credit;

                  (6) any material adverse change in the financial condition of Borrower;

                  (7) any breach of any Loan Document by Borrower or any other Person; or

                  (8) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

         (g) IN ORDER TO INDUCE THE ISSUANCE OF LETTERS OF CREDIT BY THE ISSUING BANK, (i) BORROWER AGREES THAT THE ISSUING BANK SHALL NOT BE RESPONSIBLE OR LIABLE FOR, AND BORROWER'S OBLIGATIONS HEREUNDER AND UNDER EACH OTHER LOAN DOCUMENT WITH RESPECT TO THE LETTERS OF CREDIT SHALL NOT BE AFFECTED BY, ANY CIRCUMSTANCE, ACT OR OMISSION WHATSOEVER (WHETHER OR NOT KNOWN TO THE ISSUING
BANK) OTHER THAN A CIRCUMSTANCE, ACT OR OMISSION CAUSED SOLELY BY AND RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (ii) BORROWER ASSUMES ALL RISK OF THE ACTS OR OMISSIONS OF THE BENEFICIARY OR ANY TRANSFEREE OF ANY LETTER OF CREDIT WITH RESPECT TO THE USE OF SUCH

LETTER OF CREDIT. NEITHER THE ISSUING BANK NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, DIRECTORS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES (COLLECTIVELY, THE "ISSUING BANK PARTIES"), SHALL BE LIABLE OR RESPONSIBLE FOR:
(1) VALIDITY, SUFFICIENCY OR GENUINENESS OF CERTIFICATES OR OTHER DOCUMENTS, OR OF ANY ENDORSEMENTS THEREON, EVEN IF SUCH CERTIFICATES OR OTHER DOCUMENTS SHOULD IN FACT PROVE TO BE IN ANY OR ALL RESPECTS INVALID, INSUFFICIENT, FRAUDULENT OR FORGED; (2) ERRORS, OMISSIONS, INTERRUPTIONS OR DELAYS IN TRANSMISSION OR DELIVERY OF ANY MESSAGES OR ADVICES BY MAIL, TELEX OR OTHERWISE, WHETHER OR NOT THEY BE IN CODE; (3) ERRORS IN TRANSLATION OR FOR ERRORS IN INTERPRETATION OF FOREIGN, TECHNICAL OR INDUSTRY-SPECIFIC TERMS; (4) THE USE THAT MAY BE MADE OF ANY LETTER OF CREDIT OR FOR ANY ACTS OR OMISSIONS OF THE BENEFICIARY AND ANY TRANSFEREE IN CONNECTION THEREWITH; (5) PAYMENT BY THE ISSUING BANK AGAINST PRESENTATION OF DOCUMENTS THAT DO NOT COMPLY WITH THE TERMS OF ANY CORRESPONDING LETTER OF CREDIT, INCLUDING FAILURE OF ANY DOCUMENTS TO BEAR ANY REFERENCE OR ADEQUATE REFERENCE TO SUCH LETTER OF CREDIT; (6) ANY CONSEQUENCE ARISING FROM CAUSES BEYOND THE CONTROL OF THE ISSUING BANK; AND (7) ANY OTHER CIRCUMSTANCES WHATSOEVER IN MAKING OR FAILING TO MAKE PAYMENT UNDER ANY LETTER OF CREDIT; EXCEPT ONLY THAT BORROWER SHALL HAVE A CLAIM AGAINST THE ISSUING BANK, AND THE ISSUING BANK SHALL BE LIABLE TO BORROWER, TO THE EXTENT, BUT ONLY TO THE EXTENT, OF ANY DIRECT, AS OPPOSED TO CONSEQUENTIAL, SPECIAL, INDIRECT OR PUNITIVE DAMAGES SUFFERED BY BORROWER WHICH BORROWER PROVES WERE CAUSED BY THE FAILURE OF THE ISSUING BANK TO DETERMINE WHETHER ANY DRAFT, CERTIFICATE OR OTHER DOCUMENT PRESENTED UNDER ANY LETTER OF CREDIT APPEARED ON ITS FACE TO COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT. IN FURTHERANCE OF THE FOREGOING, AND NOT IN LIMITATION THEREOF, THE ISSUING BANK MAY ACCEPT CERTIFICATES OR OTHER DOCUMENTS THAT APPEAR ON THEIR FACE TO BE IN ORDER, WITHOUT RESPONSIBILITY FOR FURTHER INVESTIGATION. NONE OF THE FOREGOING SHALL AFFECT, IMPAIR OR PREVENT THE VESTING OF ANY OF THE RIGHTS AND POWERS OF THE ISSUING BANK, THE AGENT OR ANY BANK HEREUNDER FOR ANY OF THE AGREEMENTS ENTERED INTO BY BORROWER WITH RESPECT TO ANY LETTER OF CREDIT, ALL OF WHICH RIGHTS SHALL BE CUMULATIVE.

         IN FURTHERANCE AND NOT IN LIMITATION OF THE FOREGOING PROVISIONS, BORROWER AGREES THAT ANY ACTION TAKEN BY THE ISSUING BANK (INCLUDING AS A RESULT OF ITS OWN NEGLIGENCE) WITHOUT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT, OR ANY RELATED DRAFTS, CERTIFICATES, DOCUMENTS OR INSTRUMENTS, SHALL BE BINDING, ABSOLUTELY, IRREVOCABLY AND

UNCONDITIONALLY, ON BORROWER AND SHALL NOT PUT THE ISSUING BANK UNDER ANY RESULTING LIABILITY TO BORROWER, AND BORROWER MAKES LIKE AGREEMENT AS TO ANY INACTION OR OMISSION, UNLESS WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. BORROWER ACKNOWLEDGES AND AGREES THAT THE FOREGOING PROVISIONS OF THIS SUBSECTION 2.14(G) ARE INTENDED TO RELEASE THE ISSUING BANK FROM ANY OBLIGATION OR LIABILITY RESULTING FROM, OR ATTRIBUTABLE TO, ANY ISSUING BANK, UNDER, OR IN CONNECTION WITH, ANY LETTER OF CREDIT.

         SECTION 2.15 Pro Rata Treatment. Except as required under Section 2.6(b), Section 2.6(c), Section 2.12, Section 2.14(c), Section 2.14(d) and
Article 9, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the fees, each termination or reduction of the Commitments, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type, shall be allocated ratably and pro rata among the Banks in accordance with their respective Commitments. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Agent may, in its discretion, round each Bank's portion of such Borrowing to the next higher or lower whole dollar amount.

         SECTION 2.16 Proceeds of Loans. Subject to the terms of this Agreement, the proceeds of the Loans and the Letters of Credit shall be used to refinance Indebtedness under the Existing Credit Agreement and for accounts receivable and inventory financing, new store opening costs, expansion costs of existing stores and other general corporate purposes of Borrower and its Subsidiaries.

                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.1 Initial Loans on the Closing Date. The obligations of the Banks to make any Loan, or of the Issuing Bank to issue any Letter of Credit, on the Closing Date are subject to the conditions precedent that on or before the Closing Date, the Agent shall have received, there shall have been performed and there shall exist, the documents, actions and other matters set forth in Annex BC hereto, each in form, scope and substance, and (as applicable) dated as of a date, satisfactory to the Agent and its counsel.

         SECTION 3.2 All Loans, Conversions/Continuations and Letters of Credit. The obligations of the Banks to make each Loan or to continue any Loan as, or to convert any Loan into, a LIBOR Loan or a Base Rate Loan, or of the Issuing Bank to issue any Letter of Credit, are subject to, in addition to the conditions referred to in Section 3.1, the satisfaction of the Agent as to the following conditions precedent:

         (a) Representations True and No Defaults. (i) The representations and warranties contained and referred to in Article 4 (other than those representations and warranties limited by their terms to a specific date) shall be true, complete and accurate in all material respects on and as of the date of the Credit Event as though made on and as of such date; (ii) no event shall have occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 (or in the case of a Credit Event prior to the delivery of such statements, July 31, 1998), that has caused a Material Adverse Effect; and (iii) no Event of Default or Default shall have occurred and be continuing.

         (b) No Material Adverse Change. As of the date of the Credit Event, no change or event that might cause a Material Adverse Effect shall have occurred.

         (c) Borrowing/Letter of Credit Documents. Other than a continuation or conversion pursuant to Section 2.5, the Agent shall have received (i) a certificate signed by an Authorized Officer dated as of such date to the effects set forth in Section 3.2(a), (ii) a Notice of Borrowing delivered in accordance with Section 2.2(a) or a notice requesting a Letter of Credit delivered in accordance with Section 2.14(b), as the case may be, and (iii) such other documents and certificates relating to the transactions herein contemplated as the Issuing Bank or Banks, as applicable (through the Agent), may reasonably require.

         (d) Continuation/Conversion Documents. On the date of any continuation or conversion pursuant to Section 2.5, the Agent shall have received (i) a certificate executed by an Authorized Officer dated as of such date to the effects set forth in Section 3.2(a), (ii) a Continuation/Conversion Notice delivered in accordance with Section 2.5(b), and (iii) such other documents and certificates relating to the transactions herein contemplated as the Banks (through the Agent) may reasonably require.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         To induce each of the Agent, the Issuing Bank and the Banks to enter into and perform its agreements pursuant to this Agreement, including, without limitation, the making of the Loans and the issuance of Letters of Credit, Borrower (i) makes and reaffirms to each of the Agent, the Issuing Bank and the Banks each of the representations and warranties contained in each Loan Document, and (ii) without duplication, represents and warrants to each of the Agent, the Issuing Bank and the Banks that, at the time of execution hereof and the transactions contemplated hereby and as of each of the dates of each of the financial statements required to be delivered, from time to time, pursuant to
Section 5.1:

         SECTION 4.1 Entity Status; Power and Authority. Borrower and each of its Subsidiaries are duly organized and validly existing in good standing under the laws of the state of its incorporation or organization and are corporations or other legal Persons duly qualified as a foreign corporation or organization and in good standing in all states in which the failure to be so qualified could have a Material Adverse Effect, all of which jurisdictions are set forth in Schedule 4.1 hereto. Borrower and each of its Subsidiaries has the corporate power and authority and all Legal Rights which are necessary (i) to own, lease, use and operate its Property and to transact its business as now being and as proposed to be conducted and (ii) to execute and deliver each Loan Document executed by it, perform and comply with all obligations and agreements thereunder and consummate the transactions contemplated thereby. The outstanding Capital Stock of Borrower and each of its Subsidiaries is duly authorized, validly issued, fully paid and non-assessable. As of the Closing Date, there are no Material Subsidiaries.

         SECTION 4.2 Authorization; Consents. The execution, delivery and performance by Borrower and each of its Subsidiaries of each Loan Document executed by it, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate and other action by, on behalf of, and with respect to, Borrower and each of its Subsidiaries, and no consent, approval, authorization, declaration, filing, order or other action by, on behalf of, or with respect to, Borrower or any of its Subsidiaries is required of, or from, any Governmental Authority or other Person in connection with any of such execution, delivery or performance, or the validity or enforceability of any Loan Document against Borrower or any of its Subsidiaries or any of their respective Property covered thereby which has not been obtained and is final and in full force and effect.

         SECTION 4.3 No Conflicts. Neither the execution or delivery of any Loan Document, nor the consummation of any transaction contemplated therein, nor the performance of, or compliance with, any of the terms and provisions thereof, does or will (i) conflict with, or result in or constitute a breach, violation or default of, or require a consent under, (A) any provision of Law to which Borrower, any of its Subsidiaries or any of their respective Property is subject or bound, (B) any judgment or Legal Right applicable to Borrower, any of its Subsidiaries or any of their respective Property, (C) any lease, indenture, loan agreement, note, purchase or acquisition agreement, mortgage, deed of trust or other agreement or instrument to which Borrower or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of their respective Property may be bound or subject, or (D) any provision of the charter, bylaws or other organizational or governance document of Borrower or any of its Subsidiaries, or (ii) result in the creation or imposition of any Lien or Negative Pledge upon Borrower, any of its Subsidiaries or any of their respective Property, except for the benefit of the Agent, the Issuing Bank and the Banks.

         SECTION 4.4 Enforceable Obligations. Each Loan Document has been duly executed and delivered by Borrower or its Subsidiaries executing it, and constitutes the legal, valid and binding obligations of Borrower or its Subsidiaries, as applicable, enforceable against Borrower or its Subsidiaries, as applicable, in accordance with its respective terms.

         SECTION 4.5 Title to Properties. Borrower and its Subsidiaries have good and indefeasible title to, or valid leasehold interests in, as applicable, all of their respective Property, free and clear of all Liens (except Permitted Liens), Negative Pledges and any other adverse claims of any nature, except any of the foregoing which are for the benefit of the Agent, the Issuing Bank and the Banks. Except as set forth in Schedule 4.5, there are no financing statements, lien instruments, abstracts of judgment, levies, executions or other filings of record in any jurisdiction naming Borrower or any of its Subsidiaries as "debtor", "mortgagor", "obligor" or the like, or covering any Property of Borrower or any of its Subsidiaries, except those evidencing Permitted Liens.

         SECTION 4.6 Financial Condition.

         (a) Financial Statements. Borrower has delivered to the Agent copies of the audited balance sheet of Borrower as of January 31, 1998, and the related statements of income, stockholders' equity and cash flows for the year ended on such date, with reports thereon by KPMG Peat Marwick, its independent public accountants, and unaudited copies of such financial statements of Borrower for the quarterly period ended October 31, 1998. Such financial statements (together with related schedules and notes, the "Financial Statements") are true, complete and accurate in all material respects, fairly present the financial condition of Borrower as of the respective dates thereof and have been prepared in accordance with GAAP applied throughout the periods covered thereby, subject to normal year-end audit adjustments. As of the date hereof, Borrower has no (i) obligations, liabilities or other Indebtedness (including Guarantees) or (ii) Investments in any Person which are (separately or in the aggregate) not reflected in such Financial Statements; and there has been no material adverse change in the financial condition, management, control, operations, business or prospects of Borrower or its Property (as applicable) since the date of the Financial Statements. Without limiting the foregoing, the Banks recognize that the above described interim financial statements of Borrower do not include full footnote disclosures that are included in the year-end financial statements of Borrower.

         (b) Solvency. Upon giving effect to the issuance of each Note (and the incurrence of the Indebtedness thereunder), the execution, delivery and performance of each Loan Document by Borrower, and the consummation of the transactions contemplated thereby, the following are and will be true, complete and accurate in all material respects:

                  (i) the fair saleable value of the assets of Borrower exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of Borrower, as they mature;

                  (ii) the assets of Borrower do not constitute unreasonably small capital for Borrower to carry out its business as now conducted and as proposed by it to be conducted;

                  (iii) Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by Borrower, and of amounts to be payable on or in respect of debt of Borrower); and

                  (iv) Borrower does not intend, nor believe, that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered).

         SECTION 4.7 Full Disclosure. There is no fact that Borrower has not disclosed to the Banks which might reasonably be expected to have a Material Adverse Effect. Neither the financial information referenced in Section 4.6(a) nor any certificate, report, exhibit, schedule, statement, disclosure letter or other information furnished to the Agent or any Bank by, or on behalf of, Borrower or any of its Subsidiaries, whether heretofore or herewith, in connection with the negotiation, preparation, execution, delivery or consummation of this Agreement and the other Loan Documents, or included therein or delivered pursuant thereto, contains any untrue statement of a material fact or omits or omitted to state any material fact necessary to make and keep the statements contained herein or therein from being misleading. All information furnished after the date hereof by or on behalf of Borrower and its Subsidiaries shall be true, complete and accurate in all material respects.

         SECTION 4.8 No Default or Adverse Condition. No event has occurred and is continuing which constitutes a Default or an Event of Default, and there exists no event, circumstance, condition or casualty (whether or not covered by insurance) which could have a Material Adverse Effect.

         SECTION 4.9 Material Agreements; Insurance. Neither Borrower nor any of its Subsidiaries is in default under, or in violation or in breach of (nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under, or a violation or breach of), (i) its charter, bylaws or other internal governance document, (ii) any Judgment affecting it or any of its Property, or (iii) any partnership agreement or any material indenture promissory note, contract, lease, purchase or acquisition agreement, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other material agreement or obligation to which it is a party or by which it or any of its Property is bound. Attached hereto as Schedule 4.9 is a complete and correct list of all of Borrower's and each of its Subsidiaries' material patents, trademarks, tradenames, copyrights and service marks and all applications, registrations and licenses relating thereto. Neither Borrower nor any of its Subsidiaries is a party to, or bound by, any Interest Rate Protection Agreement or other hedging agreement or material contract or agreement, except as otherwise permitted herein. Borrower and its Subsidiaries maintain insurance in compliance with Section 5.10.

         SECTION 4.10 No Litigation. Except as set forth on Schedule 4.10 (and therein designating which of the following clauses (i) through (iv) is applicable thereto), as of the date hereof, there is no Litigation or Judgment pending, or to the knowledge of Borrower threatened, against, affecting or challenging (as applicable) (i) any Property of Borrower or any of its Subsidiaries, including, without limitation, Borrower's or any Subsidiary's sole legal and beneficial title therein and all Legal Rights with respect thereto,
(ii) the validity or enforceability of any Loan Document, (iii) the ability of Borrower or any of its Subsidiaries to enter into, execute, deliver and perform its obligations under each Loan Document to which it is a party as provided therein, and otherwise to consummate the actions and transactions contemplated thereby, (iv) Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Judgment, individually or when aggregated with all other Judgments, (A) for the payment of money in excess of $1,000,000 (regardless of insurance coverage) or (B) for the forfeiture of any Legal Rights of Borrower or any of its Subsidiaries(other than of a trivial or non-consequential nature), or (v) Borrower or any of its Subsidiaries, or any of their respective Property or Legal Rights, which might otherwise have a Material Adverse Effect.

         SECTION 4.11 Use of Proceeds; Margin Stock. The proceeds of the Loans and each Letter of Credit will be used solely as provided in Section 2.16, and none of such proceeds will be used (i) for the purpose of purchasing or carrying any "margin stock" as defined in Regulations G, T, U or X, (ii) for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry a "margin stock", or (iii) for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations G, T, U or X. Neither Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock". Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations G, T, U or X, or any other regulations of the Board of Governors of the Federal Reserve System or to violate the Exchange or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.


         SECTION 4.12 No Financing of Regulated Corporate Takeovers. No proceeds of the Loans will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Exchange Act, including particularly Sections 13(d) and 14(d) thereof.

         SECTION 4.13 Taxes. Borrower and its Subsidiaries have filed all returns, reports, statements and filings with respect to all Taxes, deductions and withholdings required to be filed by Borrower and its Subsidiaries; all such returns, reports, statements and filings are true, complete and accurate in all material respects; and all Taxes, deductions and withholdings with respect to Borrower and its Subsidiaries or any of their respective Property have been paid prior to the time that such Taxes, deductions or withholdings could give rise to a Lien thereon, except for those being diligently contested in good faith by appropriate proceedings and for which any reserves required under GAAP have been established by Borrower and its Subsidiaries. Except as set forth on Schedule 4.13, to Borrower's knowledge, (i) no tax or similar Lien has been filed on, or is being enforced against, Borrower, any of its Subsidiaries or any of their respective Property, (ii) there is no proposed Tax assessment against Borrower, any of its Subsidiaries or any of their respective Property, and there is no basis for any such assessment, and (iii) the United States federal income tax returns of Borrower have been examined and reported on by the taxing authorities or closed by applicable Laws and satisfied for all years prior to and including the 1994 fiscal year ended January 31, 1995.

         SECTION 4.14 Principal Office; Names; Primary Business. The actual and anticipated principal place of business of Borrower and each of its Subsidiaries, or if it has more than one such place, its chief executive office, is shown in Schedule 4.14, and Borrower intends to maintain, and cause each of its Subsidiaries to maintain, its principal records and books at such office. Schedule 4.14 also lists the address of each location at which Borrower and each of its Subsidiaries operates or conducts its business or maintains or stores any of its equipment, inventory or other Property. Except as set forth on Schedule 4.14, neither Borrower nor any of its Subsidiaries (i) has conducted within the last 5 years and is now conducting and does currently have any plans to hereafter conduct, and has owned within the last 5 years and is now owning and does currently have any plans to hereafter own, any material business, operations or Property in any name other than "Hastings Entertainment, Inc." or any other name which includes the word "Hastings", and (ii) has, within the last 5 years, merged into, consolidated with, or acquired, any Person. The primary business of Borrower is the retail sale of entertainment products, including music products, including tapes, compact discs, prerecorded video tapes, records and accessories, as well as the retail sale of books and the retail rental of prerecorded video tapes.

         SECTION 4.15 Subsidiaries. Borrower does not have any Subsidiaries and is not a general or limited partner in any Person, except as set forth in
Schedule 4.15, which lists as to each Subsidiary or general or limited partnership interest: (i) name of entity; (ii) jurisdiction of incorporation or organization; (iii) foreign qualification; (iv) share/percentage/nature/ownership; and (v) primary business. Except as set forth in Schedule 4.15, there are no outstanding warrants, options, rights, contracts or commitments of Borrower or any of its Subsidiaries of any kind entitling any one or more Persons to purchase or otherwise acquire (A) in excess of an aggregate of 150,000 shares of Capital Stock of Borrower, (B) any securities convertible into or exchangeable for in excess of an aggregate of 150,000 shares of Capital Stock of Borrower or (C) any shares of Capital Stock of any Subsidiary of Borrower or any securities convertible into or exchangeable for shares of Capital Stock of any Subsidiary of Borrower.

         SECTION 4.16 ERISA. No Reportable Event (as defined in Section 4043(b) of ERISA) to which the notice requirement has not been waived has occurred with respect to any Plan. Each Plan complies with all applicable provisions of ERISA, and Borrower has filed all reports required by ERISA and the Code to be filed with respect to each Plan. Borrower does not have knowledge of any event which could result in a liability of Borrower or any of its Subsidiaries to the PBGC. Borrower and each of its Subsidiaries have met all requirements with respect to funding the Plans imposed by ERISA or the Code. Since January 1, 1986, there have not been any, nor are there now existing any events or conditions that would permit, termination of any Plan under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of Borrower or any of its Subsidiaries. The value of the Plans' liabilities as defined in
Section 4001(a)(16) of ERISA on the date hereof does not exceed the value of such Plans' assets allocable to such benefits as of the date of this Agreement by more than $500,000.00 and shall not be permitted to do so hereafter. No existing Plan is a multiemployer plan (as defined in Section 3(37) of ERISA) and neither Borrower nor any of its Subsidiaries has made a complete or partial withdrawal from any such multiemployer plan so as to incur withdrawal liability as defined in Section 4201 of ERISA.

         SECTION 4.17 Compliance with Law. Borrower and its Subsidiaries have complied in all material respects with, and is in compliance in all material respects with, all Laws applicable to it and its Property, including Environmental Laws and the provisions of the Fair Labor Standards Act of 1938, 29 U.S.C. Section 200, et seq., as amended, including specifically, but without limitation, 29 U.S.C. Section 215(a).

         SECTION 4.18 Government Regulation. Neither Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other Law which regulates either the incurring by Borrower or any of its Subsidiaries of Indebtedness or the determination or setting of, or changes to, the rates or amounts charged by Borrower or any of its Subsidiaries for the goods or products it sells or the services it performs, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services. Neither Borrower nor any of its Subsidiaries is
(i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and neither Borrower nor any of its Subsidiaries is "controlled" by such a company, or (ii) a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, and is not a "subsidiary company" or an "affiliate" or any such company.

         SECTION 4.19 Insider. Neither Borrower nor any of its Subsidiaries is, and no Person having "control" (as that term is defined in 12 U.S.C. Section 375(b)(5) or in regulations promulgated pursuant thereto) of Borrower or any of its Subsidiaries is, an "executive officer" who participates or who has the authority to participate in major policymaking functions, "director" or "principal shareholder" (as those terms are defined in 12 U.S.C. Section 375(b) or in regulations promulgated pursuant thereto) of any Bank, of a bank holding company or other legal Person of which any Bank is a Subsidiary, or of any Subsidiary of a bank holding company of which any Bank is a Subsidiary.

         SECTION 4.20 Certain Environmental Matters. Except as disclosed in
Schedule 4.20, and after reasonable inquiry made by or on behalf of Borrower,
(i) Borrower and each of its Subsidiaries (A) is not aware of, and has not received notice or otherwise learned of, any Environmental Complaint or Environmental Liability which could individually or in the aggregate have a Material Adverse Effect, (B) has no threatened or actual liability (contingent, direct or otherwise) in connection with the release or threatened release, generation, handling, treatment, storage, disposal or transportation of any Hazardous Material, or other substance which could individually or in the aggregate have a Material Adverse Effect, (C) is not aware of, and has not received notice or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release, and/or the generation, handling, treatment, storage, disposal or transportation of any Hazardous Material for which Borrower or any of its Subsidiaries is or may be liable, which could individually or in the aggregate have a Material Adverse Effect, (D) is not in violation of any Judgment or Litigation based upon Environmental Laws, or subject to any such Judgment or Litigation, which could individually or in the aggregate have a Material Adverse Effect, (E) has, in full force and effect, all material permits, licenses, approvals and other authorizations necessary for the use and operation of its Property, including, the generation, handling, treatment, storage, disposal, transportation or release of any Hazardous Material, and (F) is in compliance with all Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect or to result in any Environmental Liability that could reasonably be expected to have a Material Adverse Effect; and (ii) all Properties of Borrower and each of its Subsidiaries are free from any Hazardous Material and Environmental Liens which could individually or in the aggregate have a Material Adverse Effect. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of, or which are in the possession or knowledge of, Borrower, or any of Borrower's or any of its Subsidiaries' predecessors, in relation to any Property now or previously owned or leased by Borrower or any of its Subsidiaries, or any of Borrower's or any of its Subsidiaries' predecessors, which have not been (y) made available to any Bank or its agents, employees or contractors and (z) listed in Schedule 4.20. Neither Borrower nor any of its Subsidiaries has received a notice of any Environmental Liability, Environmental Lien or Environmental Complaint other than those which have been provided to the Agent and listed in Schedule 4.20.

         SECTION 4.21 Insurance; Certifications. The insurance certificates delivered pursuant to Section 3.1 are true, complete and accurate in all material respects, and the insurance coverage set forth therein complies in all regards with the requirements set forth in Section 5.10. In furtherance of the foregoing, but not in limitation thereof, and in furtherance of all other matters as to which certifications are required pursuant to Section 3.1, all matters certified to by each and every Person which were evidenced by certificates and certifications referred to in Section 3.1 were true, complete and accurate in all material respects, as so certified and received by the Agent, the Issuing Bank and each Bank, as of the Closing Date and were certified by officers of Borrower, each of whom was authorized to execute and deliver such certificate for and on behalf of Borrower.

         SECTION 4.22 Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with the timetable. Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operation will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Notes, the payment and performance of all other Obligations, and the expiration and termination of all Letters of Credit, and so long as the Banks have any obligation hereunder to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit, Borrower agrees that it will, and will cause each of its Material Subsidiaries to, punctually and completely perform and observe each of the following covenants:

         SECTION 5.1 Financial Statements, Reports and Documents. Borrower shall deliver the following to the Agent, inform, substance and scope satisfactory to Agent and otherwise as provided herein:

         (a) Quarterly Statements. As soon as available, and in any event within 50 days after the end of each Fiscal Quarter, copies of the consolidated statements of income, stockholders' equity and cash flow of Borrower and its Subsidiaries for such quarter and for the portion of the Fiscal Year ending with such quarter, and the related consolidated balance sheet as at the end of such period, in each case setting forth in comparative form the corresponding figures for the corresponding periods for the preceding Fiscal Year, all in reasonable detail and certified by the president, chief financial officer or controller of Borrower as being true, complete and accurate in all material respects, as fairly presenting the consolidated financial condition and results of operations of Borrower and its Subsidiaries for the periods therein covered, and as having been prepared in accordance with GAAP, subject to normal year-end audit adjustments;

         (b) Annual Statements. As soon as available, and in any event within 95 days after the end of each Fiscal Year, copies of the audited statements of consolidated income, stockholders' equity and cash flow of Borrower and its Subsidiaries for such Fiscal Year, and the related consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and accompanied by (i) an unqualified opinion of KPMG Peat Marwick or other independent public accountants of recognized national standing selected by Borrower and reasonably satisfactory to the Banks, to the effect that such financial statements have been prepared in accordance with GAAP, and fairly present the consolidated financial condition and results of operations of Borrower and its Subsidiaries, as at the end of, and for, such Fiscal Year, and (ii) a certificate executed by the president, chief financial officer or controller of Borrower to the same effect as such opinion;

         (c) Audit, Management and Other Reports. Promptly upon receipt thereof, a copy of each written report submitted to Borrower by independent accountants in any annual, quarterly or special audit, review or examination;

         (d) Compliance Certificate. Concurrently with the delivery of the financial statements delivered pursuant to Sections 5.1(a) and (b), respectively, a certificate in the form of Exhibit G ("Compliance Certificate"), executed by the president, chief financial officer or controller of Borrower,
(i) stating that a review of the activities of Borrower and its Subsidiaries during such period has been made under such officer's supervision and that to the knowledge of such officer, Borrower and each of its Subsidiaries has observed, performed and fulfilled each and every obligation and covenant contained in each Loan Document to which it is a party and is not in Default under any Loan Document to which it is a party, or, if any such Default has occurred, specifying the nature and status thereof, and (ii) setting forth in reasonable detail the computation and information necessary to determine whether Borrower and its Subsidiaries are in compliance with Section 6.1 as of the end of the respective Fiscal Quarter or Year, as applicable;

         (e) Insurance Report. Within 30 days after any significant change in insurance coverage by Borrower or any of its Subsidiaries, a report describing such change; and, with the annual financial statements furnished to the Agent under Section 5.1(b), a report describing the insurance coverage of Borrower and its Subsidiaries;

         (f) Litigation Reports. With the annual financial statements furnished to the Agent under Section 5.1(b), reports by counsel to Borrower describing all Litigation affecting Borrower or any of its Subsidiaries or any of their respective Property which if adversely determined could reasonably be expected to have a Material Adverse Effect; and if a significant change in such Litigation occurs or additional Litigation is threatened or commenced during a Fiscal Quarter which if adversely determined could reasonably be expected to have a Material Adverse Effect, with the quarterly financial statements furnished to the Agent under Section 5.1(a) for such Fiscal Quarter, reports by counsel to Borrower describing such changes in or additions to such Litigation since the date of the Litigation report most recently furnished to the Agent;

         (g) Environmental Notices. Notice to the Agent, in writing, promptly upon Borrower's receipt of notice or otherwise learning (whichever first occurs) from any Person of any (i) Environmental Complaint or Environmental Lien or (ii) any other claim, demand, action, event, condition, report or investigation indicating any potential or actual liability (A) upon which any Environmental Liability or Environmental Lien could result against Borrower, any of it Subsidiaries, any Bank or any Property of Borrower or any of its Subsidiaries, or (B) arising in connection with (1) the non-compliance with, or violation of, the requirements of any Environmental law, (2) the release or threatened release, generation, treatment, handling, storage, disposal or transportation of any Hazardous Material into the environment or which act, occurrence or event Borrower would have a duty to report to a Governmental Authority under an Environmental Law, or (3) the existence of any Environmental Lien on any Property of Borrower or any of its Subsidiaries; and Borrower shall immediately deliver a copy of each such notice to the Agent;

         (h) Supplemental Schedules. As soon as possible, and in any event within 15 days after Borrower obtains knowledge thereof, Borrower shall provide the Agent with a supplement to any existing Schedule which would make such Schedule (and any subsequent supplement thereto), and the corresponding representation and warranty to which it applies, true, complete and accurate in all material respects; provided, however, any such supplement shall not be deemed to have amended any Schedule to this Agreement unless and until the Banks have approved such amendment;

         (i) Financial Projections. Concurrently with the delivery of the financial statements delivered pursuant to Section 5.1(b), consolidated financial projections of Borrower and its Subsidiaries (including a projected income statement, balance sheet and statement of cash flow), in form reasonably prepared by Borrower, through the Availability Period; and

         (j) Other Information. Within such period reasonably prescribed by the Agent, such other information concerning the business, operations, Property or financial condition of Borrower or any of its Subsidiaries as any Bank (through the Agent) shall reasonably request.

         SECTION 5.2 Payment of Taxes and Other Liabilities. Except for (i) Contested Claims and (ii) Taxes, Indebtedness and other claims and liabilities which in the aggregate if unpaid could not reasonably be expected to have a Material Adverse Effect, Borrower will, and will cause each of its Subsidiaries to, timely pay and discharge when due (A) all Taxes, deductions and withholdings, (B) all other lawful claims against it or any of its Property, and
(C) all of its other Indebtedness, obligations and liabilities.

         SECTION 5.3 Maintenance of Existence and Rights; Conduct of Business. Borrower will, and will cause each of its Subsidiaries to, preserve and maintain its existence and all of its Legal Rights necessary or desirable in the ordinary course of its business and conduct and the ownership, maintenance and operation of its Property, and conduct its business in an orderly and efficient manner consistent with good business practices and industry standards and in accordance with all Laws, except where the failure to so preserve, maintain or conduct would only result in a trivial and inconsequential effect. In addition, Borrower will, and will cause each of its Subsidiaries to, act prudently and in accordance with customary industry standards and with its contractual obligations in managing and operating its Property, business and investments and will keep in good working order and condition, ordinary wear and tear excepted, all of its Property and Legal Rights which are necessary or desirable to the conduct of its business and the ownership and maintenance of its Property.

         SECTION 5.4 Notice of Default. As soon as possible, but in any event within 5 Business Days of becoming aware thereof, Borrower shall furnish to the Agent written notice of the existence of any condition or event which constitutes or would become a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.

         SECTION 5.5 Other Notices. As soon as possible, but in any event within 5 Business Days of becoming aware thereof, Borrower will promptly notify the Agent of (i) any material adverse change in the financial condition, operations, Property or business of Borrower or any of its Subsidiaries, (ii) any default under, or any threatened or actual acceleration of the maturity of, any

Indebtedness owing or secured by Borrower or any of its Subsidiaries (or any of their respective Property), which individually or in the aggregate represents a monetary obligation of $1,000,000 or more, or one with respect to which a default thereunder might have a Material Adverse Effect, (iii) any default or event of default under one or more leases pertaining to one or more locations at which Borrower or any of its Subsidiaries operates or conducts any of its business or stores any of their respective Property, if such event could individually or in the aggregate have a Material Adverse Effect, (iv) any significant adverse claim against or affecting Borrower or any of its Subsidiaries or any of their respective Property, (v) any discovery or determination by Borrower that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect, and (b) the commencement of, and/or any material determination in, any Litigation which could reasonably be expected to result in a Judgment in excess of $1,000,000 (without regard to insurance coverage). In respect to each of the foregoing notices, Borrower will promptly provide to the Agent all reasonably related information requested by the Agent, in reasonable detail satisfactory to the Agent.

         SECTION 5.6 Compliance with Loan Documents. Borrower will, and will cause each of its Subsidiaries to, promptly and completely comply with and observe and perform all covenants and provisions of each Loan Document executed by it. In furtherance of the foregoing, but in no way limiting the generality thereof, the proceeds of each Loan will be used strictly in compliance with
Section 2.16.

         SECTION 5.7 Compliance with Agreements. Borrower will, and will cause each of its Subsidiaries to, promptly comply in all material respects with all material contracts, leases, agreements, indentures, mortgages or documents binding on it or affecting it or its Property, business or operations.

         SECTION 5.8 Access; Books and Records. Upon reasonable notice, during all business hours, and at any time that an Event of Default continues to exist, Borrower authorizes and will permit any representatives of the Agent, the Issuing Bank or any Bank (i) to have access to, and grant permission for such representatives to examine, copy or make excerpts from, any and all books, records and documents that relate to the business, operations or Property of Borrower or any of its Subsidiaries, (ii) to inspect any and all Property of Borrower or any of its Subsidiaries, and (iii) to discuss the business, operations and financial condition of Borrower or any of its Subsidiaries with its officers and employees and its independent certified public accountants, legal counsel (except for attorney/client privileged information and work product) and other consultants, all of the foregoing at the expense of (A) Borrower, upon the occurrence and during the continuance of an Event of Default and (B) the Agent, the Issuing Bank or any Bank, as applicable, if no Event of Default has occurred and is continuing. Borrower will, and will cause each of its Subsidiaries to, maintain adequate books and records of its respective transactions in accordance with GAAP.

         SECTION 5.9 Compliance with Law. Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Laws applicable to it or any of its Property, business operations or transactions.

         SECTION 5.10 Insurance. Borrower will, and will cause each of its Subsidiaries to, maintain insurance with reputable insurers of sound financial strength and creditworthiness with respect to its Property and as to its operations and business, all as required by each Loan Document and otherwise in such types, amounts, scope and coverage, and against such risks, casualties, contingencies and liabilities, as required or necessitated by Law, and additionally, as is customarily maintained by other Persons engaged in similar businesses and operations, the foregoing insurance coverage specifically including the following: (i) worker's compensation or similar insurance as may be required by applicable Law, (ii) public liability insurance against claims for personal injury, death or property damage suffered upon, in or about, any Property occupied by Borrower and each of its Subsidiaries or occurring as a result of the ownership, maintenance or operation by Borrower and each of its Subsidiaries of any equipment, vehicle or other Property or as the result of the use of products or equipment manufactured, constructed, sold or operated by Borrower and each of its Subsidiaries or services rendered by them, and (iii) insurance against the loss or damage to the Property and businesses of Borrower and each of its Subsidiaries now owned or hereafter acquired. In addition, Borrower will provide such information regarding its insurance and the insurance of its Subsidiaries as reasonably requested by the Agent.

         SECTION 5.11 ERISA Compliance. Borrower will, and will cause each of its Subsidiaries to, at all times:

         (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA and the Code;

         (b) immediately upon acquiring knowledge of any "reportable event" to which the notice requirement has not been waived or of any "prohibited transaction" (as such terms are defined in the Code or ERISA, as applicable) in connection with a Plan, furnish the Agent with a statement executed by an Authorized Officer setting forth the details thereof and the action which Borrower proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;

         (c) notify the Agent immediately upon receipt by Borrower or any of its Subsidiaries of any notice of an interest by the PBGC to terminate or appoint a trustee or of the institution of any proceeding or other action which may result in the termination of any Plan and furnish to the Agent copies of such notice;

         (d) if requested by the Agent, furnish the Agent with copies of each annual report (together with all related schedules and attachments) for each Plan filed with the Internal Revenue Service not later than 30 days after such report has been filed; and

         (e) furnish the Agent with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be.

         SECTION 5.12 Further Assurances. Borrower will, and will cause each of its Subsidiaries to, cure and cause to be cured promptly any defects or deficiencies in the execution, delivery, creation or issuance of the Loan Documents, or any of them, and any of the transactions contemplated thereby. In addition, Borrower will, and will cause each of its Subsidiaries to, promptly make, execute or endorse, and acknowledge and deliver or file, or cause each of the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, documents, instruments, undertakings or other assurances, and take any and all such other action, as the Agent may, from time to time, reasonably request or deem reasonably necessary or proper under any of the Loan Documents and the obligations of Borrower and its Subsidiaries thereunder.

         SECTION 5.13 Maintenance of Corporate Identity. Borrower will, and will cause each of its Subsidiaries to, maintain separate corporate records, books and accounts. Borrower will, and will cause each of its Subsidiaries to, observe the formal legal, financial and accounting requirements necessary for the maintenance of Borrower as a separate legal entity, including the keeping of corporate records indicating that, to the extent required by Law or its charter documents, transactions are reviewed and authorized by its Board of Directors and stockholders. All monies and funds advanced and to be advanced to or on behalf of Borrower by its Affiliates (other than capital contributions and other equity infusions, in each case, that are of a "common stock" nature, by shareholders or Affiliates of Borrower into Borrower), pursuant to a loan or otherwise, will be evidenced by valid, binding and enforceable written obligations to repay such monies and funds, the repayment of which shall be subordinated to the full and final payment of the Obligations, on terms and conditions satisfactory to the Banks.

         SECTION 5.14 Primary Business. Borrower will continue the retail sale of entertainment products, including music products, including tapes, compact discs, prerecorded video tapes, records and accessories, as well as the retail sale of books and the retail rental of prerecorded video tapes, as its primary business.

         SECTION 5.15 Subordination of Affiliate Obligations. Borrower will, and will cause each of its Subsidiaries to, cause all loans or advances of Borrower or any of its Subsidiaries to any Affiliate of Borrower or any of its Subsidiaries at any time arising or existing to be evidenced by promissory notes. All such promissory notes are set forth on Schedule 5.15. Borrower will obtain and deliver to the Agent the written agreement, in form, substance and scope satisfactory to the Agent, of the holder of each such promissory note evidencing the subordination of such holder's right to payment under each such note to the payment of the Obligations. Borrower will cause the face of each promissory note to be marked with a reference to such subordination agreement, and will take and cause to be taken all such further and additional actions as the Agent may reasonably request to effect and evidence such subordination.

         SECTION 5.16 Year 2000 Compliance. Borrower will, and will cause each of its Subsidiaries to, be Year 2000 Compliant, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.17 Material Subsidiaries. At any time that any Person becomes a Material Subsidiary, (i) such Subsidiary shall execute a Guaranty Agreement,
(ii) 100% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations and (iii) the Banks shall receive such board resolutions, officer's certificates and opinions of counsel as the Agent shall reasonably request in connection with the actions described in clauses (i) and (ii) above.


                                    ARTICLE 6

                               NEGATIVE COVENANTS

         Until payment in full of the Notes, the payment and performance of all other Obligations, and the expiration and termination of all Letters of Credit, and so long as the Banks have any obligation hereunder to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit, Borrower agrees that it will punctually and completely perform and observe each of the following covenants:

         SECTION 6.1 Certain Financial Matters. Borrower will not permit:


         (a) the ratio of Adjusted EBITDAR to Fixed Charges to be less than 2.00 to 1.00 a of the end of any Fiscal Quarter for the four-quarter period ending as of the end of such Fiscal Quarter; or

         (b) The Tangible Net Worth as of the end of any Fiscal Quarter to be less than the sum of (i) $98,000,000 plus (ii) fifty percent (50%) of the cumulative amount of net income of Borrower from August 1, 1998 through the end of such Fiscal Quarter (without regard to, or reduction for, any net loss reported for any Fiscal Quarter) plus (iii) an amount equal to 100% of the tangible net worth of any Person that becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any Subsidiary of Borrower to the extent the purchase price paid therefor is paid in equity securities of Borrower or any Subsidiary of Borrower, plus (iv) 100% of the Net Cash Proceeds of any offerings of Capital Stock of Borrower or any of its Subsidiaries; or

         (c) the ratio of (i) Funded Debt as of the end of any Fiscal Quarter to
(ii) Adjusted EBITDA for the four-quarter period ending as of the end of such Fiscal Quarter, to be more than 2.50 to 1.00; or

         (d) the aggregate amount of capital expenditures of Borrower and its Subsidiaries (excluding, however, the capitalized cost of video tapes purchased by Borrower and its Subsidiaries for rental) to exceed (i) $28,000,000 for the Fiscal Year ending January 31, 1999, (ii) $35,000,000 for the Fiscal Year ending January 31, 2000, or (iii) $42,000,000 for any Fiscal Year commencing February 1, 2000 or thereafter.

         SECTION 6.2 Limitation on Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, incur, create, contract, assume, have outstanding, permit or suffer to exist, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except the following (collectively, "Permitted Indebtedness"):

                  (i) the Obligations;

                  (ii) current liabilities for Taxes incurred in the ordinary course of business which are not yet due and payable;

                  (iii) so long as the same is paid in accordance with its terms and neither paid in violation of, nor renewed, extended, refinanced or modified in a manner or upon terms that would violate, any provision of any Loan Document, Indebtedness listed in Schedule 6.2, together with all renewals, extensions, refinancings and modifications (but not increases) thereof;

                  (iv) trade payables arising in the ordinary course of business that, except for Contested Claims, are paid within the earlier of (A) 60 days of the date when payment thereof is due and payable and (B) 180 days of the date the respective goods are delivered or services are rendered;

                  (v) purchase-money Indebtedness for equipment purchases which does not exceed, in aggregate, $8,000,000 for any Fiscal Year;

                  (vi) Indebtedness of Borrower and its Subsidiaries which, prior to the incurrence thereof, is subordinated to the payment of the Obligations pursuant to a subordination agreement in form, scope and substance satisfactory to the Required Banks and which, when added together with other such subordinated Indebtedness of Borrower and its Subsidiaries, does not exceed an aggregate amount approved by the Required Banks; and

                  (vii) Indebtedness of Borrower evidenced by promissory notes issued by Borrower pursuant to the Note Offering.

         SECTION 6.3 Limitation on Property. Borrower will not, and will not permit any of its Subsidiaries to, (i) grant, create, enter into, incur, permit or suffer to exist, upon or with regard to any of its respective Property now owned or hereafter acquired, (a) any Lien, except for Permitted Liens, or (b) any Negative Pledge, except for the benefit of the Agent, the Issuing Bank and Banks, or the purchasers of the promissory notes issued by Borrower pursuant to the Note Offering, or (ii) enter into any sale-and-lease-back transaction. Anything in the foregoing or elsewhere in the Loan

Documents to the contrary notwithstanding, it is understood that no Liens, other than Permitted Liens, or Negative Pledges, except for the benefit of the Banks or the purchasers of the promissory notes issued by Borrower pursuant to the Note Offering, are permitted on or with respect to any of the Property of Borrower or any of its Subsidiaries.

         SECTION 6.4 Restricted Payments. Except in situations in which, immediately before and after giving effect to the proposed transaction, Borrower is in full compliance with the financial covenants set forth in Section 6.1 and there is no other Default, Borrower will not directly or indirectly (i) declare or make, or incur any liability to pay or make, any Dividends, or (ii) redeem, repurchase, retire or otherwise acquire for value any of its capital stock, warrants, stock equivalents or other evidence of equity of any class or nature. Further, Borrower will not directly or indirectly set apart any money or other Property for a defeasance, sinking or analogous fund for any Dividend or distribution thereon, or for any redemption, retirement or other acquisition thereof.

         SECTION 6.5 Limitation on Investments. Borrower will not, and will not permit any of its Subsidiaries to, make or have outstanding any Investments in any Person, except for (i) Temporary Cash Investments; (ii) Investments in Material Subsidiaries, and to the extent that such Material Subsidiaries are acquired pursuant to Section 6.13, subject to the restrictions therein; (iii) other Investments which are Acquisitions permitted pursuant to Section 6.13; and
(iv) other Investments which do not exceed $1,000,000 in aggregate at any given time (including Investments listed in Schedule 6.5).

         SECTION 6.6 Affiliate Transactions. Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with, or pay any management or other fees or compensation to, any Affiliate of Borrower or any of its Subsidiaries other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower or any of its Subsidiaries than would be obtained in a comparable arm's-length transaction with a Person who is not an Affiliate of Borrower or any of its Subsidiaries. In addition, Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction with, or pay any management or other fees or compensation to, any Person (a "Non-Affiliated Person") who is not an Affiliate of Borrower or any of its Subsidiaries, wherein an Affiliate of Borrower or any of its Subsidiaries is directly or indirectly involved in, related to, or associated with, such transaction other than transactions in the ordinary course of business which are on fair and reasonable terms no less favorable to Borrower or any of its Subsidiaries than would be obtained in a comparable arm's- length transaction with a Non-Affiliated Person wherein an Affiliate of Borrower or any of its Subsidiaries is not directly or indirectly involved, related or associated.

         SECTION 6.7 Limitation on Sale of Property. Borrower will not, and will not permit any of its Subsidiaries to, sell, assign, lease, sublease or discount or otherwise exchange or dispose of any of its Property other than (i) sales of inventory in the ordinary course of its business, (ii) sales or other dispositions of obsolete equipment that is no longer needed for its ordinary business or which is being replaced by equipment of at least comparable value and utility to the equipment replaced when such equipment was efficiently operational and functional, (iii) sales of previously viewed video

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




tapes, and (iv) sales of fixed assets (which shall not include sales of previously viewed video tapes) during each Fiscal Year which have an aggregate book value not in excess of 10% of the book value of Borrower's and its Subsidiaries' total fixed assets as of the beginning of such Fiscal Year.

         SECTION 6.8 Internal Governance Documents; Name and Principal Place of Business. Borrower will not, and will not permit any of its Subsidiaries to, amend its certificate or articles of incorporation, bylaws or other governance documents in any respect which could have a Material Adverse Effect. Without notifying the Agent in writing at least 30 Business Days prior to the effective date of each of the following changes, Borrower will not, and will not permit any of its Subsidiaries to, (i) change its name, or operate any of its business, operations or Property or own or lease any Property under any name, different than as set forth in Schedule 4.14, (ii) change its identity or corporate or other legal structure, or (iii) change its principal place of business or chief executive office, as applicable, from such address and location set forth in
Schedule 4.14. Further, Borrower will notify the Agent as soon as practical and in any event within 30 days after Borrower or any of its Subsidiaries opens to the public for business any location at which it will conduct its business or store or maintain any of its inventory, equipment or other Property, other than locations set forth in Schedule 4.14.

         SECTION 6.9 Certain Environmental Matters. Except in compliance in all respects with Environmental Laws, and otherwise in no way posing an imminent and significant endangerment to public health or welfare or the environment, Borrower will not, and will not permit any of its Subsidiaries to, knowingly (i) cause or permit any Hazardous Material to be placed, held, transported, located, released or disposed of on, under, from, to, or at, any Property now or hereafter owned, leased or otherwise controlled directly or indirectly by Borrower or any of its Subsidiaries (for purposes of this Section 6.9, the "Subject Property"), or (ii) permit the Subject Property ever to be used (whether by Borrower or any other Person) as a dump site or storage site (whether permanent or temporary) for any Hazardous Material. Without limitation of the Agent's, the Issuing Banks' and the Banks' rights under the Loan Documents, the Agent and its representatives shall have the right, but not the obligation, to enter upon the Subject Property or take such other actions as the Agent or any Bank deems necessary or advisable to cleanup, remove, resolve or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon the Agent's or any Bank's receipt of any notice from any Governmental Authority or other Person, asserting the existence of any Hazardous Discharge or Environmental Complaint on or pertaining to the Subject Property which, if true, could result in Environmental Liability against Borrower, the Agent, the Issuing Bank, any Bank or otherwise which, in the sole opinion of any of them, could jeopardize any of their present or future Liens against or rights to the Subject Property. All costs and expenses incurred by the Agent, the Banks and their representatives in the exercise of any such Rights shall become part of the Obligations and by payable upon demand, together with interest on the unpaid portion thereof at the Default Rate.

         SECTION 6.10 Liquidations, Mergers. Borrower will not, and will not permit any of its Subsidiaries to, at any time (i) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that (a) a Subsidiary of Borrower may liquidate or dissolve into

Borrower or a Subsidiary of Borrower which is a Material Subsidiary, and (b) a Subsidiary of Borrower which is not a Material Subsidiary may liquidate or dissolve into Borrower or a Subsidiary of Borrower; or (ii) enter into any merger or consolidation unless (a) with respect to a merger or consolidation, Borrower shall be the surviving corporation, unless the merger or consolidation involves a Material Subsidiary and Borrower is not merging with another Person, and either (1) such Material Subsidiary shall be the surviving corporation, (2) the survivor of the merger becomes a Material Subsidiary, or (3) the entity formed in the consolidation becomes a Material Subsidiary, (b) such transaction shall not be utilized to circumvent compliance with any term or provision herein, and (c) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

         SECTION 6.11 Subsidiaries. Borrower will not, and will not permit any of its Subsidiaries to, create or permit to exist any Subsidiary and will not become a general partner, venturer or similar capacity in any partnership, venture or similar Person, except (i) Material Subsidiaries who execute a Guaranty Agreement and 100% of whose Capital Stock is pledged pursuant to a Pledge Agreement to secure the Obligations, and (ii) Subsidiaries who are not Material Subsidiaries, provided that (a) the aggregate amount of EBITDA of all Subsidiaries that are not Material Subsidiaries shall not exceed 5% of the EBITDA of Borrower and its Subsidiaries, on a consolidated basis, for the four-quarter period ending as of the most recent Fiscal Quarter, (b) the aggregate amount of total assets of all Subsidiaries that are not Material Subsidiaries shall not exceed 5% of the total assets of Borrower and its Subsidiaries, on a consolidated basis (determined as of the last day of the most recent Fiscal Quarter), and (c) the aggregate amount of loans to and investments in all Subsidiaries that are not Material Subsidiaries by Borrower and its Subsidiaries shall not exceed 5% of the total assets of Borrower and its Subsidiaries (determined as of the last day of the most recent Fiscal Quarter).

         SECTION 6.12 Sale of Receivables. Unless in favor of the Agent, the Issuing Bank and the Banks or reasonably necessary in connection with collection efforts on delinquent receivables, Borrower will not, and will not permit any of its Subsidiaries to, sell or discount any of its accounts or notes receivable.

         SECTION 6.13 Acquisitions. Borrower will not, and will not permit any of its Subsidiaries to, make any Acquisitions unless (i) immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, (ii) such Acquisition shall not be opposed by the board of directors of the Person being acquired, (iii) the Banks shall have received written notice thereof at least 20 Business Days prior to the date of such Acquisition, together with a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, but calculated to exclude any increases in EBITDA which would be the result of any expenses that Borrower projects to be eliminated by such proposed Acquisition, (iv) the assets, property or business acquired shall be primarily in the business described in Section 5.14, (v) if such Acquisition results in a Material Subsidiary, (a) such Material Subsidiary shall execute a Guaranty Agreement, (b) 100% of such Material Subsidiary's Capital Stock shall be pledged pursuant to a Pledge Agreement to secure the Obligations, and (c) the Agent on







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

behalf of the Banks shall receive such board resolutions, officer's certificates and opinions of counsel as the Agent shall reasonably request in connection with such Acquisition; and (vi) the aggregate Acquisition Consideration for all Acquisitions during (a) the 1998 Fiscal Year shall not exceed $30,000,000 and
(b) during each Fiscal Year thereafter shall not exceed the sum of (1) $30,000,000, plus (if Net Income is greater than zero) or minus (if Net Income is less than zero) (2) 50% of Net Income for the immediately preceding Fiscal Year.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

         SECTION 7.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events shall occur and be continuing:

         (a) failure or refusal to pay (i) when due, any principal of any Note or any Reimbursement Obligations on any Letter of Credit or (ii) by the earlier of (A) 5 Business Days of the date when due or (B) 3 Business Days after notice by the Agent, any interest on any Note or any Reimbursement Obligations on any Letter of Credit, or any fee, expense or other Obligations required hereunder; or

         (b) any representation, warranty or certification made or deemed made by, or on behalf of, Borrower or any of its Subsidiaries under, or in connection with, any of the Loan Documents, or in any certificate, notice, request, statement or other communication furnished or made to the Agent, the Issuing Bank or any Bank pursuant hereto or in connection herewith is untrue, misleading or inaccurate in any material respect as of the date on which such representation, warranty or certification was made (or deemed made) or furnished; or

         (c) (i) failure to perform, observe or comply with any covenant or agreement contained in Article 6 or the occurrence of an event or circumstance designated as a "default" or an "event of default" under any other Loan Document; or (ii) except as provided in Section 7.1(a) or Section 7.1(c)(i), failure to perform, observe or comply with any covenant or agreement contained in this Agreement or any other Loan Document, which failure continues for a period of 30 days after Borrower obtains knowledge of the occurrence thereof; provided, however, that if such failure is susceptible to cure but not within such 30-day period, a plan to cure such failure has been approved in writing by the Required Banks and Borrower has commenced actions according to such plan within the 30-day period and is prosecuting such plan diligently, then no Event of Default shall occur under this Section 7.1(c)(ii) until the later of 60 days after the Borrower obtains knowledge of such failure or such other date as agreed to by Borrower and the Required Banks in the plan approved by the Required Banks; provided further, however, that no such grace period shall apply, and an Event of Default shall exist under this Section 7.1(c)(ii) upon such failure to perform, observe or comply, if such failure (A) is not susceptible to cure, as determined in the discretion of the Required Banks, or
(B) may not be cured, as determined in the discretion of the Required Banks, within 60 days after

Borrower obtains knowledge of such failure or within a reasonable time thereafter according to any plan provided to the Required Banks; or

         (d) either (i) default in the payment, within 3 Business Days of when due, of Indebtedness of Borrower or any Material Subsidiary, individually or in the aggregate, in excess of $1,000,000 or any default, event or condition in respect of any note, agreement, indenture, loan agreement, credit agreement, bond or other document evidencing or relating to any such Indebtedness shall occur, and such default, event or condition continues for more than the period of grace, if any, specified therein, if the effect of such default, event or condition is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to cause such Indebtedness to become due or prepaid prior to its maturity or require Borrower or any Material Subsidiary to purchase, prepay or redeem such Indebtedness or (ii) Indebtedness of Borrower or any Material Subsidiary, individually or in the aggregate, in excess of $1,000,000 becomes due or prepayable (or required to be redeemed or purchased) before its stated maturity by acceleration of the maturity thereof or otherwise; or

         (e) Borrower or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee, custodian, intervenor or liquidator of Borrower or any Material Subsidiary or of all or a substantial part of its Property, (ii) commence or file a voluntary petition, proceeding or case in bankruptcy, or admit in writing that it is unable to pay its debts as they become due or generally not pay its debts as they become due, (iii) make a general assignment for the benefit of creditors,
(iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Laws, (v) file an answer admitting the material allegations of or consenting to, or default in answering, a petition, proceeding or case filed against it in any bankruptcy, reorganization or insolvency proceeding or (vi) take corporate action for the purpose of effecting any of the foregoing; or

         (f) an involuntary petition, proceeding, case or complaint is filed against Borrower or any Material Subsidiary seeking bankruptcy, liquidation, dissolution, winding-up or reorganization of Borrower or any Material Subsidiary, or the composition or readjustments of its debts, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of it or all or substantially all of its Property, and such petition, proceeding, case or complaint is not dismissed within 30 days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition, proceeding, case or complaint seeking liquidation, reorganization, dissolution, winding-up or bankruptcy of Borrower or any Material Subsidiary or appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or any Material Subsidiary, or of all or substantially all of its Property, and such order, order for relief, judgment or decree continues unstayed for a period of 30 days; or

         (g) any Judgment or in the aggregate, Judgments for the payment of money in excess of the sum of $1,000,000 or that would otherwise have a Material Adverse Effect shall be rendered against Borrower or any Material Subsidiary or with respect to any Property of Borrower or any of its Material Subsidiaries, and such Judgment or Judgments shall not be satisfied, discharged or appealed (provided that during the pendency of such appeal prosecution of the Judgment or Judgments is stayed) within 30 days of the date it is rendered; or

         (h) both (i) and (ii) following shall occur: (i) either (A) proceedings have been instituted to terminate, or a notice of termination has been filed with respect to, any Plan by Borrower or any Subsidiary, any member of the "controlled group" (as defined in the Code) of Borrower, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (B) a "reportable event" (as defined in Title 4 of ERISA) has occurred with respect to any Plan and continues for a period of 60 days, and (ii) the sum of the estimated liability to PBGC under Section 4062 of ERISA and the currently payable obligations of Borrower or any Subsidiary to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Internal Revenue
Code) under the Plan or Plans subject to such event exceeds 10% of the consolidated net worth of Borrower and its Subsidiaries at such time; or

         (i) a Change in Control shall occur; or

         (j) except pursuant to the express terms of any Loan Document, any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or be declared to be null and void, or Borrower or any other Person shall deny that it has any or any further liability or obligations under any Loan Document to which it is a party; or

         (k) the Banks shall fail (other than as a result of action or inaction of Agent or any Bank) to have a perfected first priority Lien in 100% of the outstanding Capital Stock of each Material Subsidiary.

         SECTION 7.2 Remedies Upon Event of Default. In the event an Event of Default occurs and is continuing, the Agent may, and upon written request of the Required Banks, shall, exercise any one or more of the following Rights, and any other Rights available at law or in equity or provided in any of the Loan
Documents: (i) terminate all or any portion of the Commitments (including the commitment to issue Letters of Credit), and such Commitments shall thereupon terminate, and (ii) declare the principal of, and all earned and accrued interest on, the Notes then outstanding and all other accrued and unpaid Obligations to be immediately due and payable, whereupon the same shall be and become due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by Borrower, provided however, upon the occurrence of any Event of Default specified in Section 7.1(e) or Section 7.1(f), all of the Commitments shall thereupon automatically and immediately terminate and the principal of, and all earned and accrued interest on the Notes then outstanding and all other accrued and unpaid Obligations shall thereupon be and become automatically and immediately due and payable, each and all of the foregoing without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by






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


Borrower. If any amount payable under any of the Loan Documents is not paid when due the outstanding and unpaid portion of such amount shall bear interest at the Default Rate.

         SECTION 7.3 Certain Additional Remedies Regarding Letters of Credit. Borrower hereby agrees, in addition to the provisions of Section 7.1 hereof, that upon the occurrence and during the continuance of any Event of Default or any Letter of Credit Event, it shall, if requested by the Agent remit (and, in the case of an Event of Default specified in Section 7.1(e) or Section 7.1(f), forthwith, without any presentment, demand, protest, notice if default or of occurrence of a Letter of Credit Event, notice of any intent to accelerate, notice of acceleration or any other notice of any kind or the taking of any other action by the Agent, the Issuing Bank or the Banks (all of which are hereby waived by Borrower), it shall remit) to the Agent an amount in immediately available funds (which funds shall be held as collateral for the Obligations) equal to the then aggregate amount of the Letter of Credit Exposure. Borrower hereby grants to Agent a security interest in, a general lien upon, and a right of setoff with respect to, all amounts from time to time and at any time held by, or paid or remitted to, the Agent, the Issuing Bank or any Bank, which are held as cash collateral as further security for the payment of the Obligations.

                                    ARTICLE 8

                               THE AGENT AND BANKS

         SECTION 8.1 Appointment of the Agent. Each of the Banks and the Issuing Bank hereby appoints NationsBank as Agent to act as herein specified, and acting in the manner and to the extent provided in this Article 8, NationsBank accepts such appointment as the Agent. Each of the Banks and the Issuing Bank hereby irrevocably authorizes the Agent to receive payments of principal, interest and other amounts due hereunder as specified herein and otherwise to take such action on its behalf, to exercise such powers and to perform such duties under the Loan Documents as are specifically delegated to, or required of, the Agent by the terms of the Loan Documents, together with all other powers reasonably incidental thereto, which authorization permits the Agent to perform any of its duties under the Loan Documents by or through its agents, attorneys or employees. The Agent shall have no duties or responsibilities except those expressly set forth with respect to it in the Loan Documents. The relationship of the Agent to the Banks and the Issuing Bank is only that of one company acting solely as an administrative agent for others, and nothing in the Loan Documents, express or implied, is intended to, or shall be construed to, constitute the Agent a trustee or other fiduciary for the Issuing Bank, or any holder of any of the Notes, or of any participation therein, nor to impose on the Agent duties and obligations other than those expressly provided for in the Loan Documents. As to any matters not expressly provided for in the Loan Documents and any matters to which the Loan Documents place within the discretion of the Agent, the Agent shall not be required to exercise any discretion or take any action (and it may request instructions from the Banks and the Issuing Bank with respect to any such matter), in which case it shall be required to act or refrain from acting (and shall be fully protected an free from liability to all Banks and the Issuing Bank in so acting or refraining from acting) upon the instructions of the Required Banks (including itself),






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and such instructions shall be binding upon all Banks and the Issuing Bank, and all holders of, and participants in, the Notes and the Letters of Credit; provided, however, (i) the Agent shall in all cases be fully justified in failing or refusing to act under any Loan Documents unless it shall be indemnified to its satisfaction by the Banks and the Issuing Bank against any an all liability and expense (other than any such liability or expense proximately caused by the Agent's gross negligence or willful misconduct, as determined by a final judgment) which may be incurred by it by reason of taking or continuing to take any such action, and (ii) the Agent shall not in any event be required to take any action which (A) is contrary to any Loan Document or Law or (B) exposes it to a risk of personal liability that it considers unreasonable.

         SECTION 8.2 Exculpation; Agent's Reliance. AS AMONG THE BANKS, NEITHER THE AGENT NOR ANY OF ITS AFFILIATES, NOR ANY OF ITS OR THEIR DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, INSURERS OR EMPLOYEES, NOR ANY OF ITS OR THEIR SUCCESSORS, HEIRS, LEGAL REPRESENTATIVES OR ASSIGNS (COLLECTIVELY, THE "AGENT INDEMNITEES"), SHALL EVER BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH ANY LOAN DOCUMENT, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL RESPECTIVELY BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A FINAL JUDGMENT. Without limiting the generality of the foregoing or any other provision of any Loan Document, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment Agreement entered into by the Persons as provided in Section 10.7 and all other provisions of
Section 10.7 are complied with to the reasonable satisfaction of the Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts and advisors selected by it and shall be fully protected and free from liability to all Banks and the Issuing Bank for any action taken or omitted to be taken in good faith by it in accordance with the advise of such counsel, accountants, experts or advisors; (iii) makes no warranty or representation to any Bank or the Issuing Bank and shall not be responsible to any Bank or the Issuing Bank for any statements, recitals, information, warranties or representations made in or in connection with any Loan Document, or in any communication or writing made or delivered in connection therewith; (iv) shall not have any duty to ascertain, to inquire or to keep itself informed as to the financial condition of Borrower or its Subsidiaries or the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Person or to inspect the Property (including the books and records) of Borrower or its Subsidiaries or any other Person; (v) shall not be responsible to any Bank or the Issuing Bank for the financial condition of Borrower or its Subsidiaries or the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of any Loan Document or instrument or document furnished in connection therewith, or the creation, perfection, continued creation or perfection, or priority, of any Lien purported to be created by any Loan Document, or any other instrument or document furnished pursuant hereto or thereto; and (vi) may rely, and shall be fully protected and free from liability to all Banks and the Issuing Bank in relying, (A) upon the representations and warranties of Borrower, the Banks and the Issuing Bank in exercising its powers hereunder, and (B) upon any notice, consent, certificate, statement, resolution, instrument or other writing (which may be by telegram, cable,







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telecopy, facsimile, telex, mail or telephone) believed by it to be genuine and signed, sent, communicated or otherwise made by the proper Person or Persons.

         SECTION 8.3 Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on Loans or of Commitment Fees and Unavailable Commitment Fees) unless the Agent has received written notice from a Bank, the Issuing Bank or Borrower specifying the occurrence of such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives a Notice of Default, it shall give prompt notice thereof to the Banks and the Issuing Bank (and shall give each Bank and the Issuing Bank prompt notice of each such non-payment). Subject to Section 8.1, the Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall in its sole and absolute discretion deem advisable in the best interest of the Banks and the Issuing Bank.

         SECTION 8.4 Rights as a Bank. NationsBank (and any successor acting as the Agent), in its capacity as a Bank or the Issuing Bank (as applicable) hereunder shall have the same rights and powers hereunder as any Bank or Issuing Bank (as applicable) and may exercise the same as though it were not the Agent, and the term "Bank", "Banks", "Issuing Bank", Required Banks", "holders of Notes" or similar terms shall, unless otherwise expressly indicated, include NationsBank (and any successor acting as Agent) in its individual capacity. NationsBank (and any successor acting as the Agent) and its Affiliates may accept deposits from, lend money to, act as trustee under indentures or as transfer agent in respect of capital stock of, and generally engage in any kind of banking, trust, investment, financial advisory or other business with, the Borrower or its Affiliates, and may accept fees and other consideration from the Borrower or its Affiliates for services in connection with any of the foregoing, any of the Loan Documents or otherwise, all as if it were not Agent hereunder and without having to account for the same to the Banks or the Issuing Bank. All fees and other amounts received by Agent for its capacity as Agent hereunder shall solely be for its benefit and no other party hereto.

         SECTION 8.5 Indemnification. EACH BANK AGREES TO INDEMNIFY, REIMBURSE AND HOLD HARMLESS EACH AGENT INDEMNITEE (TO THE EXTENT NOT INDEMNIFIED AND REIMBURSED, ON DEMAND, BY BORROWER), RATABLY ACCORDING TO ITS PERCENTAGE SHARE, FROM AND AGAINST ANY AND ALL LOSSES, LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, SUITS, JUDGMENTS, DEMAND, SETTLEMENTS, COSTS, DISBURSEMENTS OR EXPENSES (INCLUDING FEES AND EXPENSES OF ATTORNEYS, ACCOUNTANTS, EXPERTS AND ADVISORS) OF ANY KIND OR NATURE WHATSOEVER (IN THIS
SECTION 8.5, THE FOREGOING IS COLLECTIVELY REFERRED TO AS THE "LIABILITIES AND COSTS", WHICH TO ANY EXTENT (IN WHOLE OR PART) MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, SUCH AGENT INDEMNITEE IN ANY WAY RELATING TO, OR ARISING OUT OF, THE LOAN DOCUMENTS AND THE TRANSACTION










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







AND EVENTS (INCLUDING THE ENFORCEMENT THEREOF) AT ANY TIME ASSOCIATED THEREWITH OR CONTEMPLATED THEREIN (INCLUDING ANY VIOLATION OR NONCOMPLIANCE WITH ANY ENVIRONMENTAL LAWS BY ANY PERSON OR ANY LIABILITIES OR DUTIES OF ANY PERSON WITH RESPECT TO HAZARDOUS MATERIALS FOUND IN OR RELEASED INTO THE ENVIRONMENT) OR AS A RESULT OF ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY SUCH AGENT INDEMNITEE, INCLUDING ITS NEGLIGENCE OF ANY KIND, OTHER THAN AS PROVIDED IN THE FOLLOWING PROVISO, THE GROSS NEGLIGENCE OF AN AGENT INDEMNITEE; PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY THE AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH BANK AGREES, IN PROPORTION WITH ITS PERCENTAGE SHARE, TO REIMBURSE THE AGENT PROMPTLY UPON ITS DEMAND FOR ANY COSTS AND EXPENSES (INCLUDING ATTORNEYS' FEES AND EXPENSES AND OTHER CHARGES) INCURRED BY THE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF THEIR RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, OR ANY OF THEM, OR ANY OTHER DOCUMENTS CONTEMPLATED BY THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED, ON DEMAND, FOR SUCH AMOUNTS BY BORROWER. Each Bank's obligations under this paragraph shall survive the termination of this Agreement and the discharge of Borrower's obligations hereunder.

         SECTION 8.6 Bank's Credit Decision and Non-Reliance. Each Bank and the Issuing Bank hereby acknowledges that it has, independently and without reliance upon the Agent or any other Person, and based upon such documents and information as it has deemed appropriate, made (i) its own independent investigation and analysis (including legal and credit investigation and analysis) of Borrower and its Affiliates, and its and their respective financial conditions, operations and affairs, and Properties, and the transactions provided for in, and contemplated by, each of the Loan Documents, and (ii) its own independent decision to enter into and perform each Loan Document. Each Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Person, and based on such investigation, analysis, documents and information as it shall deem appropriate at the time, continue to make its own independent legal, credit and other decisions in taking or omitting to take action under or in connection with the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Banks and/or the Issuing Bank by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the affairs, financial condition, or business of Borrower or its Affiliates which may come into the possession of the Agent or any of its Affiliates.








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         SECTION 8.7 Deferral of Distributions; Investments. Whenever the Agent
in good faith determines that it is uncertain about how to distribute to the Banks or the Issuing Bank any funds which it has received, or whenever the Agent in good faith determines that there is any dispute among the Banks and/or the Issuing Bank about how such funds should be distributed, the Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If the Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, it may, or if the Agent is otherwise required to invest funds pending distribution to the Banks and/or the Issuing Bank, it shall, invest such funds pending distribution in any manner it deems appropriate, absent timely instructions from the Required Banks; all interest on any such investment (net of investment and related costs, if any, incurred in connection therewith) shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by the Agent for distribution to the Banks and/or the Issuing Bank (other than to the Person who is the Agent in its separate capacity as a Bank) shall be held by the Agent pending such distribution solely as the Agent for such Banks and/or the Issuing Bank, and the Agent shall have no equitable title to any portion thereof. ABSENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART (BUT EXCLUDING ITS OWN NEGLIGENCE OF ANY OTHER KIND), AS DETERMINED BY A FINAL JUDGMENT, THE AGENT SHALL BE
FULLY PROTECTED AND FREE FROM LIABILITY TO THE BANKS AND/OR THE ISSUING BANK, FOR ANY COSTS AND LIABILITIES RESULTING FROM OR RELATED TO THE DEFERRAL OF DISTRIBUTIONS AND/OR MAKING OF INVESTMENTS AS PROVIDED FOR IN THIS SECTION 8, INCLUDING THE FAILURE OF ANY SUCH INVESTMENT.

         SECTION 8.8 Name of Article 8. The provisions of this Article 8 (other than the following Section 8.9) are intended solely for the benefit of the Agent, Banks and the Issuing Bank, and neither the Borrower nor any other Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against the Agent, any Bank or the Issuing Bank. The Agent, Banks and the Issuing Bank may waive or amend such provisions as they desire without any notice to or consent of the Borrower. Nothing contained in any Loan Document, and no action taken by any Bank, the Issuing Bank or the Agent pursuant hereto or in connection herewith or pursuant to or in connection with the Loan Documents, shall be deemed to constitute the Banks and the Issuing Bank, together or with or without the Agent, a partnership, association, joint venture or other entity.

         SECTION 8.9 Resignation and Removal by Agent. The Agent may resign at any time as the Agent under the Loan Documents by giving written notice thereof (which notice shall contain the date of such resignation) to the Banks, the Issuing Bank and Borrower and, upon the gross negligence or manifest incompetence of the Agent, the Agent may be removed as the Agent under the Loan Documents by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 calendar days after the retiring Agent's giving notice of resignation or the Required Banks' removal of the retiring Agent, as applicable, then the retiring Agent may, on behalf of Banks and the Issuing Bank appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $500,000,000.








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In any case where a successor Agent is being selected, the parties agree to attempt to select such successor from one of the Banks. If one of the Banks is selected as a successor Agent, such selection shall not be subject to approval by Borrower; however, if a Person other than one of the Banks is selected as a successor Agent, such selection, so long as no Event of Default shall have occurred and be continuing, shall be subject to the approval of Borrower, which approval shall not be unreasonably withheld. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Loan Documents.

                                    ARTICLE 9

                              CHANGED CIRCUMSTANCES

         SECTION 9.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period, (i) the Agent shall have determined (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the interbank Eurodollar market, or reporting or data gathering and/or dissemination networks, systems or companies related thereto or dealing therewith, adequate and reasonable means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period, or
(ii) the Agent shall have received written notice from the Required Banks that the London Interbank Offered Rate determined or to be determined for such Interest Rate Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their LIBOR Loans during such Interest Period, then the Agent shall forthwith give notice thereof to Borrower and the Banks. Until the Agent notifies Borrower that such notice has been withdrawn by the Agent, no further LIBOR Loans by any Bank shall be made or continued as such, nor shall Borrower have the right to convert Loans to LIBOR Loans.

         SECTION 9.2 Illegality. Notwithstanding any other provision herein, if at any time a Bank determines (which determination shall be reasonably exercised and if so reasonably exercised, shall be conclusive and binding upon the parties, absent manifest error) that the making or maintaining LIBOR Loans hereunder has become unlawful pursuant to applicable Law, or any interpretation, application or administration thereof (whether or not having the force of law), then such Bank (an "Affected Bank") shall so promptly notify the Agent, the other Banks and Borrower. Upon giving such notice (i) the obligations of all Banks to make or continue, or to convert Base Rate Loans into, LIBOR Loans shall be suspended until the Affected Bank notifies the Agent, the other Banks and Borrower that it may again make and maintain LIBOR Loans, and (ii) Borrower shall, upon the request of any Bank, prepay any LIBOR Loan then outstanding (which prepayment, if requested by Borrower, shall be made with the proceeds or effect of a Base Rate Loan extended






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contemporaneously by such Bank, together with accrued interest thereon, and loss and expenses, if any, provided for in Section 2.12.

         SECTION 9.3 Increased Cost and Reduced Return.


         (a) If the adoption of, or any change in, any Law, or in the interpretation, application or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any central bank or other Governmental Authority:

                  (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan made by it, or its obligations in respect to any of the foregoing, or shall change the basis of taxation of payments to such Bank (or its Lending Office) in respect to any amounts due to it in respect to any of the foregoing (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by any jurisdiction); or

                  (ii) shall impose, modify or deem applicable any reserve, special deposit, compulsory loan or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or other liabilities of or for the account of, advances, loans or other extensions of credit by, or other acquisition of funds by, any Bank (or its Lending Office), which is not otherwise included in the determination of the Adjusted London Interbank Offered Rate; or

                  (iii) shall impose on any Bank (or its Lending Office) or on the London interbank market any other condition affecting this Agreement, any Note, any Letter of Credit, any Application or any LIBOR Loan, or its obligations in respect to any of the foregoing;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making, converting into, continuing or maintaining any LIBOR Loan or issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, then subject to
Section 10.8, within 5 days after demand by such Bank (with a copy to the Agent), Borrower shall, without limiting the effect of any other applicable provision hereof (but without duplication) pay to such Bank such additional amount or amounts as will compensate such Bank for such increased costs ir reduction of amount receivable, but only to the extent of the actual amount of such increased costs or reduction of amount received.

         (b) If the adoption of, or any change in, any Law regarding capital adequacy or risk-based capital guidelines or requirements, or in the interpretation, application or administration thereof or compliance by any Bank (or its Lending Office, or its or any of their Affiliates) with any request or directive regarding capital adequacy or risk-based capital guidelines or requirements (whether or not







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having the force of law) of any central bank or other Governmental Authority, does or shall, in the reasonable determination of such Bank, have the effect of reducing the rate of return on such Bank's (or its Lending Office, or its or their Affiliates) capital or assets as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Bank (or its Lending Office, or its or their Affiliates) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's (or its Lending Office, or its or their Affiliates) policies with respect to capital adequacy or risk-based capital guidelines or requirements), then from time to time, within 5 days after demand by such Bank (with a copy to the Agent), subject to Section 10.8, Borrower shall, without limiting the effect of the foregoing provisions of this Section 9.3 (but without duplication), pay to such Bank such additional amount or amounts as will compensate such Bank for the amount of such reduction, but only to the actual amount of such reduction.

         (c) Each Bank will promptly notify Borrower and the Agent of any event of which it has knowledge which will entitle such Bank to compensation pursuant to this Section 9.3. A certificate of any Bank claiming compensation under this
Section 9.3 and setting forth the additional amount or amounts to be paid to it, as well as the manner in which such amount or amounts were calculated, hereunder shall be conclusive and binding on Borrower in the absence of manifest error. In determining such amount, such Bank may use, among others, any reasonable averaging and attribution methods.

         (d) If Borrower pays any Bank compensation under this Section 9.3 and thereafter such Bank receives a refund of amounts under this Section 9.3 with respect to which such compensation was paid by Borrower, such Bank shall refund to Borrower the amount of such compensation to the extent of such refund so received by such Bank.

         (e) The rights and benefits of the Banks under this Section 9.3 shall also apply to the Issuing Bank in its capacity as such.

         SECTION 9.4 Substitute Rate for Affected LIBOR Loans.

         (a) If the obligation of any Bank to make, convert or continue (as applicable) a LIBOR Loan shall be suspended pursuant to Section 9.1 or Section
9.2 (each such affected LIBOR Loan, an "Affected Loan"), then each such Affected Loan that otherwise would have been made, converted or continued (as applicable) by the Banks as a LIBOR Loan shall be made, converted or continued (as applicable) instead as a Base Rate Loan.

         (b) If the London Interbank Offered Rate is not published or reported for 30 consecutive days or 30 days have passed since Borrower's receipt of an Agent's notice a provided in Section 9.1 or an Affected Bank's notice as provided in Section 9.2, as applicable, and the circumstance underlying such notice continues to exist, then within 15 days after the earlier to occur of any such event (such earliest to occur event, a "LIBOR Event"),. and so long as such LIBOR Event shall be continuing, Borrower may notify the Agent and the Banks that is desires to discuss with them the




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availability of a reasonably comparable alternate rate option or additional interest rate option for the Loans that is mutually agreeable to Borrower, the Agent and the Banks; and, if Borrower, the Agent and the Banks so mutually agree within 30 days after such notice is given by Borrower, the parties shall as soon as reasonably practical thereafter enter into an amendment to this Agreement and any other affected Loan Documents in form, scope and substance, and upon terms and conditions, satisfactory to the Agent and the Banks. If, in any event, any Bank does not, in its sole discretion (with due respect for, among other matters, its independent requirements, considerations and circumstances), agree to any proposed alternate or additional interest rate option within such 30-day period, no such alternate or additional interest rate option shall be available with respect to the LIBOR Event initiating the discussions related to such proposed alternative or additional interest rate option.

         SECTION 9.5 Alternate Lending Office Designation. Each Bank agrees that it will endeavor to use reasonable efforts to designate an alternate Lending Office with respect to any LIBOR Loans affected by the matters or circumstances described in any of Sections 9.1, 9.2 and 9.3 to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Bank as determined by it in its sole discretion; provided that notices to the Agent under Article 2 or Article 9 shall not be effective until actually received by a representative of the Agent, as distinguished from received at its place of business only.


                                   ARTICLE 10

                                  MISCELLANEOUS

         SECTION 10.1 Notices.

         (a) All notices, requests and other communications to any party under any Loan Document shall be in writing or, in the case of a Notice of Borrowing, by telephone confirmed the same day in writing on or before 12:00 noon (Dallas time) (including bank wire, telecopy, telex or similar writing) and shall be given to such party at its address, telecopy or telex number set forth in Annex A (or in an Assignment Agreement, if applicable) or such other address, telecopy or telex number as such party may hereafter specify for the purpose by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified pursuant to this Section 10.1 and the appropriate answerback is received, (ii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified pursuant to this Section 10.1, and the sender has received electronic confirmation thereof, (iii) if given by registered or certified mail, return receipt requested, 72 hours after such communication is deposited in the mails with postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified pursuant to this Section 10.1; provided that notices to the Agent under Article 2 or Article 9 shall not be effective until actually received by a representative of Agent, as distinguished from received at its place of business only.




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         (b) Any verbal communication or instrument in writing received by the
Agent in connection with a Borrowing or a Loan, the issuance of a Letter of Credit or any other matter with respect to any Loan Document, which purports to be dispatched or signed by or on behalf of Borrower and confirmed, in the case of a verbal communication, by the Agent by telephone confirmation with an Authorized Officer, shall conclusively be deemed to have been dispatched or signed by or on behalf of Borrower pursuant to such Person's authority to bind Borrower and all other Persons for the liabilities and matters in connection therewith to the Agent, the Issuing Bank and each Bank; and the Agent, the Issuing Bank and each Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

         SECTION 10.2 No Waivers. No failure or delay by the Agent, the Issuing Bank, any Bank or Borrower in exercising any Right under any Loan Document, and no course of dealing with respect to any such Rights, shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps or actions to enforce any Rights, preclude or prejudice the concurrent or subsequent exercise thereof or the exercise of any other such Rights. The Rights provided in the Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by Law or in equity.

         SECTION 10.3 Payment of Costs and Expenses; Professionals and Consultants.


         (a) Borrower agrees to pay all reasonable costs and expenses incurred (whether before, after or during the Closing Date) by or on behalf of the Agent (including audit costs and expenses and all attorneys' and other professionals' and consultants' fees, costs and expenses of Agent incurred in connection with the preparation of, advice or counsel regarding, or enforcement of, any Loan Document) in connection with (i) the investigation, review, negotiation, preparation, execution, delivery, administration, syndication, participation, filing, recordation, refinancing, restructuring, renegotiation or enforcement of each of the Loan Documents, and any and all renewals, amendments, extensions, restatements, supplements, rearrangements, consents, waivers, assignments and modifications thereto or thereof, and the transactions contemplated thereby,
(ii) the monitoring, evaluating, making, maintaining, servicing, enforcement and collection of the Loans and the issuance, administration, maintaining, servicing, enforcement and payment of the Letters of Credit and the Reimbursement Obligations, (iii) the creation, preservation, maintenance, protection, perfection and enforcement of Rights under each Loan Document and Liens in Property (whether or not incurred in connection with the commencement of a proceeding, litigation, foreclosure or other proceeding), specifically including all costs and expenses incurred with respect to any bankruptcy, insolvency or reorganization proceeding, regardless of whether the Agent ultimately prevails in such bankruptcy, insolvency or reorganization proceeding, and (iv) all amounts expended, advanced or incurred by or on behalf of the Agent to satisfy any obligation of Borrower under any Loan Document which is not timely satisfied by Borrower, if the Agent, at its discretion, so chooses to incur any such expenses or costs.



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         (b) Should Borrower fail to perform or observe any covenant or agreement contained in any of the Loan Documents and such failure continues through the cure period provided for therein, if any, the Agent, the Issuing Bank or any Bank may then perform or attempt to perform such covenant or agreement on behalf of Borrower. Such Person will endeavor to give Borrower notice of such performance or attempted performance. Borrower shall, at the request of such Person, promptly pay any amount expended in such performance or attempted performance to such Person at the principal office of the Agent, together with interest on the portion thereof form time to time remaining unpaid at the Default Rate. Notwithstanding the foregoing, it is expressly understood and agreed that (i) neither the Agent nor the Issuing Bank, nor any Bank, assumes any liability or responsibility for the performance of any covenants or agreements of Borrower hereunder or under any of the other Loan Documents, or any other documents, or other control over the management and affairs of Borrower, and (ii) Borrower's failure to perform any covenant or agreement that is cured, in whole or in part, by any of their action shall be and continue a Default unless and until (A) all of such Person's attendant costs and expenses have been reimbursed as herein provided and (B) Borrower has submitted, and the Agent has received and approved, with the consent of the Required Banks, such objective evidence that supports the determination that such Default will not reoccur.

         (c) Borrower acknowledges and agrees that all attorneys, accountants, auditors, and other professional Persons and consultants who are from time to time engaged or employed by the Agent (including, without limitation, Donohoe, Jameson & Carroll, P.C.) and whose fees and expenses are or may be paid or reimbursed, as applicable, by Borrower, pursuant to the terms of any Loan Document, an the professionals of the Agent and not of Borrower, and each of them (i) shall have the right to act exclusively in the interest of the Agent, and (ii) shall have no duty of disclosure, duty or loyalty, duty of care or any other duty of any type or nature whatsoever, or deemed to have any attorney-client or other similar professional relationship whatsoever, to Borrower.

         SECTION 10.4 Indemnification. SUBJECT TO SECTION 10.8, BORROWER SHALL INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH BANK, THE AGENT, THE ISSUING BANK, AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, PARENT COMPANIES AND OTHER RELATED ENTITIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND OTHER PROFESSIONALS AND CONSULTANTS, INSURERS AND STOCKHOLDERS, AND EACH OF THEM (AND TOGETHER WITH EACH AND ALL OF THEIR RESPECTIVE SUCCESSORS, ASSIGNS, HEIRS AND LEGAL REPRESENTATIVES, THE "INDEMNIFIED PARTIES"), FROM AND AGAINST ALL LIABILITIES, OBLIGATIONS, LOSSES, CLAIMS, ACTIONS, SUITS AND OTHER LEGAL PROCEEDINGS, JUDGMENTS, PENALTIES, DAMAGES, COSTS, INTEREST, CHARGES, ATTORNEYS' AND OTHER PROFESSIONALS' AND CONSULTANTS' FEES AND OTHER EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER ("INDEMNIFIED COSTS"), WHICH MAY BE IMPOSED ON, INCURRED OR SUSTAINED BY, OR ASSERTED AGAINST, THE INDEMNIFIED PARTIES, OR ANY OF THEM, BY REASON OF, ARISING OUT OF, OR IN ANY MANNER RELATED TO (DIRECTLY OR INDIRECTLY, CONSEQUENTIALLY, OR OTHERWISE) ANY







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LOAN DOCUMENT (INCLUDING, WITHOUT LIMITATION, ANY LETTER OF CREDIT), THE
TRANSACTIONS CONTEMPLATED THEREBY, OR THE ENFORCEMENT, PROTECTION OR ADMINISTRATION THEREOF OR WITH RESPECT THERETO (COLLECTIVELY, THE "SUBJECT TRANSACTIONS"), INCLUDING, WITHOUT LIMITATION, DAMAGES, COSTS AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES IN INVESTIGATING, PREPARING FOR, DEFENDING AGAINST, OR PROVIDING EVIDENCE, PRODUCING DOCUMENTS, OR TAKING ANY OTHER ACTION IN RESPECT OF ANY COMMENCED OR THREATENED LITIGATION UNDER ANY FEDERAL OR STATE, OR ANY SUBDIVISION THEREOF, SECURITIES OR ENVIRONMENTAL LAW OR OTHER LAW OF ANY JURISDICTION OR AT COMMON LAW.

THIS FOREGOING IS INTENDED TO INDEMNIFY, DEFEND, PROTECT AND HOLD HARMLESS EACH OF THE INDEMNIFIED PARTIES AGAINST ALL RISKS, FORESEEABLE OR UNFORESEEABLE, INVOLVED IN THE SUBJECT TRANSACTIONS, INCLUDING, WITHOUT LIMITATION, THE NEGLIGENCE OR ALLEGED NEGLIGENCE (WHETHER SOLE, COMPARATIVE, CONTRIBUTORY OR OTHERWISE) OF ANY OF THE INDEMNIFIED PARTIES, ALL OF WHICH RISKS ARE HEREBY ASSUMED BY BORROWER; PROVIDED, HOWEVER AN INDEMNIFIED PARTY SHALL NOT BE ENTITLED TO INDEMNIFICATION FOR INDEMNIFIED COSTS TO THE EXTENT SUCH INDEMNIFIED COSTS ARE DIRECTLY CAUSED BY A BREACH OF ITS OBLIGATIONS UNDER ANY LOAN DOCUMENT OR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. AN INDEMNIFIED PARTY WILL PROVIDE BORROWER WITH NOTICE OF A CLAIM FOR INDEMNIFICATION HEREUNDER AS SOON AS REASONABLY PRACTICAL, AND SUCH INDEMNIFIED PARTY WILL PROVIDE SUCH INFORMATION CONCERNING THE CLAIM AS BORROWER MAY REASONABLY REQUEST. BORROWER SHALL HAVE THE RIGHT TO APPROVE, WHICH APPROVAL WILL NOT BE UNREASONABLY WITHHELD OR DELAYED, ANY SETTLEMENT AGREEMENT PROPOSED TO BE ENTERED INTO BY AN INDEMNIFIED PARTY IN CONNECTION WITH ANY ACTION, SUIT, INVESTIGATION OR PROCEEDING UNDERLYING A CLAIM FOR INDEMNIFICATION HEREAFTER PROVIDED THAT (i) BORROWER IS NOT IN DEFAULT (AS DEFINED IN SECTION 1.1) AS OF THE TIME AT WHICH SUCH INDEMNIFIED PARTY PROPOSES TO ENTER INTO SUCH SETTLEMENT AGREEMENT, AND (ii) BORROWER HAS NOT TAKEN A POSITION IN SUCH ACTION, SUIT, INVESTIGATION OR PROCEEDING WHICH, IN THE SOLE JUDGMENT OF SUCH INDEMNIFIED PARTY, IS ADVERSE TO OR IN CONFLICT WITH THE POSITION OF SUCH INDEMNIFIED PARTY. IF, UNDER THE PRECEDING SENTENCE, BORROWER DOES NOT APPROVE A SETTLEMENT AGREEMENT PROPOSED BY AN INDEMNIFIED PARTY, BORROWER'S INDEMNIFICATION OBLIGATIONS HEREUNDER SHALL CONTINUE IN ANY EVENT WITH RESPECT TO THE CLAIM AND INDEMNIFIED COSTS NOT INCLUDED IN THE SETTLEMENT PROPOSAL. TO THE EXTENT THAT THE FOREGOING INDEMNIFICATION MAY BE DEEMED UNENFORCEABLE, IN WHOLE OR IN PART, FOR








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ANY REASON WHATSOEVER, INCLUDING BECAUSE IT IS VIOLATIVE OF LAW OR PUBLIC POLICY
AS DETERMINED BY A FINAL, NON-APPEALABLE JUDGMENT OR ORDER OF A COURT OF COMPETENT JURISDICTION, BORROWER AGREES TO CONTRIBUTE THE MAXIMUM PORTION THAT
IT IS NOT PROHIBITED TO PAY UNDER APPLICABLE LAW, TO THE PAYMENT AND
SATISFACTION OF THE SUBJECT TRANSACTIONS.

         SECTION 10.5 Sharing of Setoffs. Borrower hereby grants to Agent, the Issuing Bank and each Bank the right of setoff, to secure repayment of the Obligations, upon any and all monies, securities or other Property of Borrower and its Subsidiaries and the proceeds therefrom, now or hereafter held or received by or in transit to Agent, the Issuing Bank or any Bank or any of their respective agents, from or for the account of Borrower and its Subsidiaries, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, but excluding trust or escrow accounts or deposits) and credits of Borrower and its Subsidiaries, and any and all claims of Borrower or any of its Subsidiaries against Agent, the Issuing Bank or any Bank at any time existing. In connection with any setoff, counterclaim or similar action by any Bank, such Bank agrees that it shall comply with, and otherwise be bound by, the provisions of Section 2.13. Borrower, the Agent, the Issuing Bank and each Bank agree that any Person purchasing a participation from a Bank pursuant to Section 10.7(b) shall, to the fullest extent permitted by Law and if provided in the participation agreement between the Bank and the participant, have all of the obligations of a Bank pursuant to the terms of this Section 10.5. Without limiting any Bank's right of setoff or counterclaim or otherwise, the Agent shall have the right to charge any account of Borrower maintained with Agent for the amount of any payment due under any Loan Document, under the Notes or with respect to any of the Letters of Credit.

         SECTION 10.6 Amendments and Waivers. All modifications, consents, amendment, waivers and the like of any provision of any Loan Document, or consent to any departure by Borrower or any of its Subsidiaries therefrom (collectively, the foregoing are referred to in this Section 10.6 as a "modification"), shall be effective only if the same is in a writing inform, scope and substance, and subject to conditions and requirements, if any, acceptable to the Agent and the Required Banks, and if so acceptable, is signed by Borrower, the Agent and, at least, the Required Banks; provided that no such modification shall, unless consented to in writing by all the Banks, (i) modify the Commitment of any Bank or subject any Bank to any additional funding obligation, (ii) reduce the principal amount or the stated rate of interest on any Loan or reduce any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), (iii) extends the date fixed for any principal reduction pursuant to Section 2.8 or Section 2.9, the payment of any interest on any Loan, the payment of any Reimbursement Obligation or the payment of any fees hereunder (other than fees payable solely to the Agent or the Issuing Bank, as applicable), the maturity date of any of the Obligations or the Commitment Termination Date, (iv) release or impair the Lien in any Property in favor of the Banks, (v) release any guarantor of the Obligations, (vi) change the percentage of the Commitments or the aggregate unpaid principal amount of the Notes, or the number of Banks which shall be required for the Banks or any of them to take any action under this Section 10.6 or any other provision of the Loan Documents, or (vii) affects this








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Section 10.6 or Section 10.3 or Section 10.4 or modifies the definition of
"Required Banks"; provided, further, that, (y) no modification or waiver which modifies the rights, duties or obligations of the Agent shall be effective without the prior written consent of the Agent, and (z) no modification or waiver which modifies the rights, duties, obligations or commitment of the Issuing Bank shall be effective without the prior written consent of the Issuing Bank.

         SECTION 10.7 Successors and Assigns; Participations; Assignments.

         (a) The Loan Documents shall be binding upon, and inure to the benefit of the parties thereto and their respective successors and assigns, except that
(i) Borrower may not assign or transfer any of its right or obligations under any Loan Document without the prior written consent of the Agent, the Issuing Bank and all the Banks, and (ii) unless otherwise permitted under this Section 10.7, no Bank may transfer, pledge, assign, sell participations in or otherwise convey or encumber its Commitments or Loans or interests in Letters of Credit. Borrower shall not directly or indirectly purchase or otherwise retire any Obligations owed to any Bank or the Issuing Bank nor will any Bank or the Issuing Bank accept any offer to do so, unless each Bank or the Issuing Bank (or both, as applicable) shall have received substantially the same offer with respect to the same pro rata share of the Obligations owed to it. If Borrower, directly or indirectly, at any time purchases some but less than all of the Obligations owed to the Agent, the Issuing Bank and the Banks, then notwithstanding any provision herein to the contrary such purchaser or purchasers shall not be entitled to any rights of the Agent, the Issuing Bank or the Banks under the Loan Documents (including voting rights or the right to participate in or determine any modification (as that term is defined in Section 10.6)), unless and until Borrower has purchased all of the Obligations.

         (b) Neither this Agreement nor any other Loan Document, nor any benefits hereunder or thereunder, shall inure to or for the benefit of any Person that is not a signatory party hereto, other than any of such Persons that are expressly named or designated as indemnitees, releasees or exculpatees herein. All conditions to make Loans hereunder or to issue Letters of Credit hereunder, and all covenants, warranties, representations, and other terms and provisions of, and applicable to, Borrower and its Subsidiaries in each Loan Document are imposed solely and exclusively for the benefit of the Agent, the Issuing Bank and each Bank, and their respective successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that no Loans will be made or Letters of Credit will be issued in the absence of strict compliance with any or all of such conditions; and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, covenants, warranties, representations and other terms and provisions. Any of such conditions, and the breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by the Agent, the Issuing Bank and the Banks (subject to applicable provisions hereof) at any time if in its or their (as applicable) sole discretion it or they (as applicable) deem it advisable to do so. No such conditions, covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by, Borrower or any of its Subsidiaries of any of their respective obligations and requirements to any third Person,








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or any noncompliance therewith, or to evidence the contractual interference therewith by the Agent, the Issuing Bank and the Banks.

         (c) Subject to the provisions of this Section 10.7, any Bank may in the ordinary course of its business, with notice to but without any consent of Borrower with respect thereto, and in accordance with applicable Law, at any time sell to one or more Persons who are Affiliates of such Bank (each a "Participant") a participating interests in all or any part of any Loans, or in the Commitments, of such Bank. In the event of any such sale by a Bank to a Participant, (i) such Bank shall remain a "Bank" for all purposes under this Agreement, and the Participant shall not constitute a "Bank" hereunder, (ii) such Bank's obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible for the performance of its obligations under this Agreement, (iv) such Bank shall remain the holder of any such Note and the obligor to fund its respective Commitments for all purposes under this Agreement, and (v) Borrower, the Issuing Bank, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. Participants shall have no rights under this Agreement or any of the Loan Documents, other than rights of setoff (and attendant obligations) expressly set forth herein. No Bank shall sell any participating interest under which the Participant shall have, and no Participant shall have, any rights to vote on any modification (as such term is defined in Section 10.6) of this Agreement or any other Loan Document, and any agreement between any Bank and any Participant granting any Participant any voting rights shall be void ab initio. Except in the case of the sale of a participating interest to a Bank, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or encumber its portion of, the Commitments, the Loans, or the Letters of Credit.

         (d) Subject to the provisions of this Section 10.7(d), any Bank may, in the ordinary course of its business and in accordance with applicable Law, assign to one or more Qualified Banks (each a "Purchaser") a proportional part (not less than $5,000,000 of the Bank's Commitment, unless such Bank is reducing its Commitment to zero) of its rights and obligations under the Loan Documents, and such Purchaser shall (i) assume all such rights and obligations, pursuant to an Assignment Agreement substantially in the form of Exhibit E hereto (an "Assignment Agreement") and other necessary and related documents, all in form, scope and substance satisfactory to the Agent, executed by such Purchaser, such transferor Bank, the Agent and the Issuing Bank, and (ii) pay to the Agent, for its account, a non-refundable processing fee in the amount of $3,500. Upon the effectiveness of such Assignment Agreement, such Purchaser shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in the Assignment Agreement, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to a Purchaser pursuant to this Section 10.7(d), the transferor Bank, the Agent, the Issuing Bank and Borrower shall make appropriate arrangements, at Borrower's cost and expense, so that, if required, new Notes are issued to such Purchaser. Any sale pursuant to this Section 10.7(d) shall be of an equal pro rata portion of each of the transferor Bank's Commitment,










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Loans and interests in Letters of Credit. A Purchaser shall be subject to all the provisions of this Section 10.7 the same as if it were a Bank signatory hereto as of the Closing Date.

         (e) Borrower authorizes each Bank to disclose to any Participant or Purchaser (each a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning Borrower which has been delivered to such Bank by or on behalf of them pursuant to this Agreement or which has been delivered to such Bank by them in connection with such Bank's credit evaluation prior to entering into this Agreement.

         (f) No Transferee (including for this purpose a different Lending Office of a Bank) shall be entitled to receive any greater payment under this Agreement than the transferor Bank would have been entitled to receive with respect to the rights assigned, unless such assignment is made with the prior written consent of Borrower or by reason of the provisions referred to in
Section 9.5 regarding the designation of a different Lending Office under certain circumstances.

         (g) Notwithstanding any other provisions of this Section 10.7, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the Securities and Exchange Commission or to qualify the Loans or the Letters of Credit under the "Blue Sky" laws of any state.

         (h) Each Bank initially party to this Agreement hereby represents, and each person that becomes a Bank pursuant to an assignment permitted by Section 10.7(d) will, upon its becoming party to this Agreement, represent that it is a Qualified Bank, and that it will make or acquire Loans only for its own account in the ordinary course of its business; provided, however, that subject to the preceding provisions of this Section 10.7, the disposition of any promissory notes or other evidences of or interests in Obligations held by it shall at all times be within its exclusive control.

         SECTION 10.8 Maximum Interest Rate. It is the intent of the parties hereto that each of the Agent, the Issuing Bank and the Banks (collectively, the "Financing Parties"), and Borrower and its Subsidiaries in the execution, delivery and performance of all Loan Documents, the transactions provided for therein and contemplated thereby, and all matters incidental and related thereto and arising therefrom, shall comply and conform strictly with Applicable Law from time to time in effect, including without limitation, Usury Laws. In furtherance thereof, the Financing Parties and Borrower stipulate and agree that none of the terms and provisions contained in, or pertaining to, the Loan Documents shall ever be construed to create a contract to pay for the use or forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under said Laws. For purposes of each Loan Document, (i) "interest" shall include the aggregate of all amounts which constitute or are deemed to constitute interest under the Laws of the State of Texas or, to the extent they may apply, the Laws of the United States of America, that are contracted for, chargeable, receivable (whether received or deemed to have been received), taken or reserved under each such document, and (ii) all computations of the maximum amount of interest









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permitted or allowed under Applicable Law will be made on the basis of the actual number of days elapsed over a 365 or 366 day year, whichever is applicable. Neither Borrower nor any other Person shall ever be required to pay unearned interest on, or with respect to any of, the Loan Documents and shall never be required to pay interest on, or with respect to any of, the Loan Documents at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, and the provisions of this paragraph shall control over all other provisions of the Loan Documents. If the effective rate or amount of interest which would otherwise be payable under the Loan Documents would exceed the Maximum Rate or maximum amount of interest any Financing Party or any other holder of any Note or other Obligations is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event any Financing Party or any holder of any Note or other Obligations shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Loan Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of such Note or other Obligations or the amount of interest which would otherwise be payable thereunder shall be payable at, or reduced to, as applicable, the maximum amount allowed pursuant to the then applicable weekly rate ceiling under Applicable Law, or if no such ceiling is then in effect, as authorized and allowed under said Laws as now or hereafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, received, taken or reserved that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall be immediately returned or credited to the account of Borrower upon such determination.

         SECTION 10.9 Governing Law; Submission to Jurisdiction. THIS AGREEMENT, EACH NOTE AND EACH OTHER LOAN DOCUMENT (INCLUDING ITS AND THEIR VALIDITY, ENFORCEABILITY AND INTERPRETATION) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEAS (WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES) AND TO THE EXTENT CONTROLLING, THE FEDERAL LAWS OF THE USA; PROVIDED THAT (I) THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE ARE EXPRESSLY DECLARED BY THE PARTIES NOT TO BE APPLICABLE TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED BY ANY OF THEM, AND (II) THE LAWS OF THE STATE OF TEXAS AND/OR THE UNITED STATES OF AMERICA SHALL NOT LIMIT THE AMOUNT OR RATE OF INTEREST WHICH THE HOLDER OF ANY NOTE MAY CONTRACT FOR, CHARGE, RECEIVE, COLLECT, TAKE, RESERVE AND/OR APPLY IF OTHER APPLICABLE LAWS PERMIT AT ANY TIME A HIGHER AMOUNT OR RATE. THE PARTIES EXPRESSLY ACKNOWLEDGE THAT (Y) THEY INTEND THAT THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY THE PROVISIONS (INCLUDING, WITHOUT LIMITATION, THE RIGHT OF THE PARTIES TO SELECT THE GOVERNING LAW) OF THE UNIFORM COMMERCIAL CODE AND NOT BY COMMON LAW AND (Z) THE STATE OF TEXAS BEARS A REASONABLE RELATIONSHIP TO THIS TRANSACTION







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AND NO OTHER STATE HAS A MATERIALLY GREATER INTEREST IN THIS TRANSACTION THAN
THE STATE OF TEXAS. BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS AND OF ANY TEXAS STATE COURT SITTING IN DALLAS COUNTY, TEXAS FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         SECTION 10.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, and by each of the parties on separate counterparts, all of which taken together shall constitute one and the same instrument. This Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

         SECTION 10.11 Independence of Covenants. Each covenant and agreement of Borrower under each Loan Document shall be given independent effect so that, if a particular action or condition is prohibited or required by any covenant, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

         SECTION 10.12 Survival. The obligations of Borrower under Sections 2.12, 9.3, 10.3, 10.4, 10.8, 10.18 and 10.20 shall survive the termination of this Agreement, the payment of all other Obligations, the termination of the Commitments and the return of the Letters of Credit to the Issuing Bank for a period of 5 years after the law of such events to occur. The representations and warranties set forth in this Agreement and each of the other Loan Documents shall survive the execution, delivery and performance of this Agreement and the other Loan Documents and shall continue until one year after the later of (i) the repayment of the Obligations and (ii) the date on which the Banks' obligations to make Loans and the Issuing Bank's obligation to issue Letters of Credit shall have fully and finally terminated; and any investigation at any time by or on behalf of the Agent, the Issuing Bank or any Bank shall not diminish any of their respective rights to rely thereon.

         SECTION 10.13 Severability. In case any one or more of the provisions or part of a provision contained in any Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other provision or part of a provision of any Loan Document, but such Loan Document shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

         SECTION 10.14 Governmental Regulation. Anything contained in any Loan Document to the contrary notwithstanding, Borrower acknowledges and agrees that neither the Agent nor the Issuing Bank, nor any Bank, shall be obligated (i) to extend or fund any credit or other financial accommodation to, or for the benefit of, Borrower in an amount, or (ii) to perform any other






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agreement or obligation to, or for the benefit of, Borrower in any regard, in contradiction or violation of any limitation or prohibition provided by any applicable statute or regulation, or any interpretation, ruling decision, opinion or other pronouncement in respect thereto (whether or not having the effect of law), which any of them believes is applicable.

         SECTION 10.15 No Control. None of the covenants, terms or other provisions of any Loan Document or any document executed in conjunction therewith or related thereto shall, or shall be deemed to, give the Agent, the Issuing Bank or any Bank rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management of Borrower or any of its Subsidiaries or any of their respective Property, including any right or power to influence or affect any of their respective treatment, transportation, storage or disposal of toxic and/or hazardous waste, substances or constituents. The relationship among Borrower, its Subsidiaries and the other parties hereto created by this Agreement and each of the other Loan Documents is only that of debtor-creditor (with or without security, as applicable), and the Rights of such other parties hereunder and thereunder are limited to the rights to receive payment of the Obligations and to exercise the Rights provided herein and therein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

         SECTION 10.16 Renewals, Extensions, Rearrangements, Termination, Etc. With respect to each and every (i) renewal, extension, increase and rearrangement, if any, of the Obligations, or any part thereof, and (ii) amendment, modification, supplement, restatement, waiver and consent, if any, of or to this Agreement or any other Loan Document, all provisions of this Agreement and the other Loan Documents shall apply with equal force and effect to each such event or circumstance, except to the extent, if any, expressly set forth in connection with each such event or circumstance; provided, however, the foregoing is not intended in any regard to convey, acknowledge or otherwise evidence on the part of the Agent, the Issuing Bank or any Bank, expressly or by implication, any present consent or agreement to any such event or circumstance occurring subsequent to the date hereof, it being acknowledged and agreed that the entry by the parties hereto to any such events or circumstances shall be evaluated as they occur and subject to the other provisions of the Loan Documents, as same may be applicable. Except as expressly provided therein, all Loan Documents shall remain in effect until full and complete payment of all Obligations, termination of all commitments and obligations of the Issuing Bank and/or the Banks to make or extend any credit or financial accommodation to, or for the benefit of, Borrower, and receipt by the Agent, the Issuing Bank and the Banks, or any of the foregoing Persons, if so requested, of such written assurances of Borrower and any other designated Person or Persons that no other claims, rights, defenses, liabilities or obligations exist in respect hereto or against any of them or any other Indemnified Party.

         SECTION 10.17 Conflicts. In the event of any inconsistency or conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall control.

         SECTION 10.18 Confidentiality. Each Bank, the Issuing Bank and the Agent agree to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is identified by Borrower as being confidential at the time the same is delivered to the Banks, the Issuing Bank or the Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Bank, the Issuing Bank or the Agent, (iii) to bank examiners, auditors or accountants of any Bank, the Issuing Bank or the Agent, (iv) to any other Bank, the Issuing Bank or the Agent, (v) in connection with any litigation to which any Bank, the Issuing Bank or the Agent is a party, provided, further, that, unless specifically prohibited by applicable Law or court order, each Bank, the Issuing Bank and the Agent shall, at least 5 Business Days prior to disclosure thereof, notify Borrower of any request for disclosure of any such non-public information
(A) by any governmental agency or representative thereof (other than any such request in connection with an examination of such Bank's financial condition by such governmental agency) or (B) pursuant to legal process, (vi) to any Transferee (or prospective Transferee) so long as such Transferee (or prospective Transferee) agrees in writing to handle such information confidentially, or (vii) to the extent necessary in connection with any Right under this Agreement or any other Loan Document.

         SECTION 10.19 Payments Set Aside. To the extent that Borrower makes a payment or payments to the Agent, the Issuing Bank or any Bank, or any of them (or their Transferee), or the Agent, the Issuing bank or any Bank, or any of them (or their Transferee) enforces any Lien or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other Person under any Debtor Laws or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         SECTION 10.20 Limitation of Liability; Commencement of Actions. To the extent not prohibited by applicable Law, no claim may be made by or on behalf of Borrower or any other Person against the Agent, the Issuing Bank or any Bank or any other Indemnified Party for any punitive damages in respect of any claim for breach of contract arising out of or related to the transactions contemplated by any Loan Document, or any action omission, or event occurring in connection therewith (whether any of such is a claim based on contract, tort, duty imposed by law or otherwise), and Borrower hereby waives, releases, and agrees not to sue, or commence or authorize the commencement of any Litigation, upon any claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Further, any claim made by or on behalf of Borrower or any other Person against the Agent, the Issuing Bank or any Bank or any other Indemnified Party shall be barred unless it is asserted by the commencement of an action or proceeding in a court as prescribed in Section 10.9 by the filing of a claim therein within two (2) years after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, discovered or, in the exercise of reasonable diligence, should have been discovered; and Borrower agrees that such period of time is a reasonable and sufficient time for it to investigate and act upon any such claim or cause of action. The provisions of this Section 10.20 shall survive any termination, howsoever occurring, of this Agreement and each Loan Document and the full and final payment of the Notes and the other Obligations.

         SECTION 10.21 Review. Borrower acknowledges and represents to the Agent, the Issuing Bank and each Bank that Borrower has reviewed this Agreement and each other Loan Document, has had the benefit of legal counsel of its own choice throughout its review and negotiation of this Agreement and each other Loan Document, has been afforded an opportunity to review and negotiate this Agreement and each other Loan Document with the advice of its legal counsel, and is fully informed and knowledgeable of the terms, provisions, rights and effects of this Agreement and each other Loan Document. In furtherance of the foregoing, but not in limitation thereof, Borrower acknowledges and agrees that each Loan Document should be and shall be construed as if jointly drafted by the parties hereto.

         SECTION 10.22 This Agreement. THIS WRITTEN LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER COVERED HEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.



                             Signatures on Next Page

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

                                    BORROWER:

                                    HASTINGS ENTERTAINMENT, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                   BANKS:

                                   NATIONSBANK, N.A., Individually, as the Agent and the Issuing Bank


                                   By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    WELLS FARGO BANK (TEXAS), N.A.



                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                    AMARILLO NATIONAL BANK


                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                          Hastings Entertainment, Inc.
                        Schedule 4.1 of Credit Agreement
                     Jurisdictions of Foreign Qualification


Hastings Entertainment, Inc.,
a Texas corporation:                        Arizona
                                            Arkansas
                                            Colorado
                                            Idaho
                                            Indiana
                                            Iowa
                                            Kansas
                                            Kentucky
                                            Missouri
                                            Montana
                                            Nebraska
                                            New Mexico
                                            Oklahoma
                                            Tennessee
                                            Utah
                                            Washington
                                            Wyoming

Hastings College Stores, Inc.,
a Nevada corporation:                       Texas

Hastings Internet, Inc.,
a Nevada corporation:                       Texas

Hastings Properties, Inc.,
a Nevada corporation:                       Texas

                          Hastings Entertainment, Inc.
                        Schedule 4.5 of Credit Agreement
             List of Existing Financing Statements, Lien Instruments
           Abstracts of Judgment, Levies, Executions or Other Filings
                           Referred to in Section 4.5

CAPITAL LEASE:             Landlord:                BMV-Victoria, LTD.
                                                    7120 I-40 West, Suite 120
                                                    Amarillo, TX 79106
                           Location:                Store 9622
                                                    5108 N. Navarro
                                                    Victoria, TX 11901
                           Lease Date:              9-1-93
                           Initial Principal:       $946,481.60
                           Interest Rate:           8.3%
                           Term:                    15 Years
                           Monthly Payment:         $8,985.17
                           Principal 12-1-94:       $894,497.47

CAPITAL LEASE:             Landlord:                BMV-Missoula, LTD.
                                                    7120 I-40 West, Suite 120
                                                    Amarillo, TX 79106
                           Location:                Store 9680
                                                    3100 Brooks Avenue
                                                    Missoula, MT 59801
                           Lease Date:              2-1-92
                           Initial Principal:       $1,091,468.00
                           Interest Rate:           10.52%
                           Term:                    15 Years
                           Monthly Payment:         $12,238.00
                           Principal 12-1-94:       $986,261.87


AIRPLANE PURCHASE:         Owner:                   Hastings Entertainment, Inc.

                           Note: That certain Promissory Note dated May 23, 1995 executed by Hastings Books,
                                                    Music & Video, Inc.,
                                                    payable to the order of
                                                    First Interstate Bank of
                                                    Texas, N.A., in the
                                                    original principal amount
                                                    of $1,600,000.00.

                           Payments:                Quarterly installments of
                                                    $57,142.86 on the first day
                                                    of each August, November,
                                                    February, and May,
                                                    beginning August 1, 1995.

                           Interest:                 Due and payable quarterly
                                                     as it accrues. The entire
                                                     unpaid balance of this note
                                                     is due and payable on May
                                                     1, 2002.

                          Hastings Entertainment, Inc.
                        Schedule 4.9 of Credit Agreement
                 Material Patents, Trademarks and Copyrights and
            Applications, Registrations and Licenses Related Thereto


 Certificate of Registration No. 1557356 for Hastings service mark is attached.

                          Hastings Entertainment, Inc.
                        Schedule 4.10 of Credit Agreement
                 Pending and Threatened Litigation and Judgments


                                      None.

                          Hastings Entertainment, Inc.
                        Schedule 4.13 of Credit Agreement
                 List of Tax Matters Referred to in Section 4.13

                                      None.

                          Hastings Entertainment, Inc.
                        Schedule 4.14 of Credit Agreement
                   Principal Office; Names, Property Locations

         o         Principal Place of Business and Chief Executive Office:

                   Hastings Entertainment, Inc.
                   3601 Plains Blvd.
                   Amarillo, TX 79102

         o Places where Hastings conducts business or maintains or stores inventory equipment or other property:

                   Hastings Cabinet Shop
                   1900 W. 7th Avenue, Space B
                   Amarillo, TX 79106

                   Hastings Cabinet Shop Storage
                   Smith Building
                   87 North Fannin
                   Amarillo, TX 79106

                   Hastings Cabinet Shop Storage
                   Cameron Building
                   1023 West 5th Street
                   Amarillo, TX 79106

                   See accompanying listing of Hastings store locations

         o Names previously (within the last five years) and currently used or proposed to be used in business:

                   Hastings Entertainment, Inc.
                   Hastings Books, Music & Video, Inc.

         o Mergers and Acquisitions which have occurred within the last five years or which are proposed:

                   None

                          Hastings Entertainment, Inc.
                       Schedule 4.15 of Credit Agreement
           List of Subsidiaries, Existing Options, Warrants or Other
                Rights With Respect to Capital Stock of Hastings

         o         Subsidiaries (All 100% owned by Hastings):

                   Hastings College Stores, Inc., a Nevada corporation - owns and operates college bookstores

                   Hastings Properties, Inc., a Nevada corporation - owns and operates certain trademarks

                   Hastings Internet, Inc., a Nevada corporation - owns and operates electronic commerce

         o         Existing Options:

                   John H. Marmaduke:                 662,522
                   Phillip Hill:                      225,025

                          Hastings Entertainment, Inc.
                        Schedule 4.20 of Credit Agreement
            List of Environmental Matters, Including Notices, Claims,
                            Tests, Audits and Reports


                            See accompanying reports.

                          Hastings Entertainment, Inc.
                        Schedule 5.15 of Credit Agreement
                           List of Subordinated Notes

                                      None.

                          Hastings Entertainment, Inc.
                        Schedule 6.2 of Credit Agreement
             List of Certain Indebtedness Referred to in Section 6.2


CAPITAL LEASE:             Landlord:                BMV-Victoria, LTD.
                                                    7120 I-40 West, Suite 120
                                                    Amarillo, TX 79106
                           Location:                Store 9622
                                                    5108 N. Navarro
                                                    Victoria, TX 11901
                           Lease Date:              9-1-93
                           Initial Principal:       $946,481.60
                           Interest Rate:           8.3%
                           Term:                    15 Years
                           Monthly Payment:         $8,985.17
                           Principal 12-1-94:       $894,497.47

CAPITAL LEASE:             Landlord:                BMV-Missoula, LTD.
                                                    7120 I-40 West, Suite 120
                                                    Amarillo, TX 79106
                           Location:                Store 9680
                                                    3100 Brooks Avenue
                                                    Missoula, MT 59801
                           Lease Date:              2-1-92
                           Initial Principal:       $1,091,468.00
                           Interest Rate:           10.52%
                           Term:                    15 Years
                           Monthly Payment:         $12,238.00
                           Principal 12-1-94:       $986,261.87


AIRPLANE PURCHASE:         Owner:                   Hastings Entertainment, Inc.
                           Note:                    That certain Promissory
                                                    Note dated May 23, 1995
                                                    executed by Hastings Books,
                                                    Music & Video, Inc.,
                                                    payable to the order of
                                                    First Interstate Bank of
                                                    Texas, N.A., in the
                                                    original principal amount
                                                    of $1,600,000.00.
                           Payments:                Quarterly installments of
                                                    $57,142.86 on the first day
                                                    of each August, November,
                                                    February, and May,
                                                    beginning August 1, 1995.
                           Interest:                Due and payable quarterly
                                                    as it accrues. The entire
                                                    unpaid balance of this note
                                                    is due and payable on May
                                                    1, 2002.

                          Hastings Entertainment, Inc.
                        Schedule 6.5 of Credit Agreement
                          List of Existing Investments

         o         Camelot Music Holdings, Inc. - 6,149 shares

         o         From time to time, Hastings invests in Temporary Cash
                   Investments.

                                   EXHIBIT A

                              NOTICE OF BORROWING


TO: NATIONSBANK, N.A., as the Agent under the Credit Agreement dated as of December 16, 1998 (including any amendments or modifications thereof, the "Credit Agreement"), among Hastings Entertainment, Inc., a Texas corporation ("Borrower"), NationsBank, N.A., individually, as the Agent and the Issuing Bank, and the financial institutions now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice of Borrowing.

         1. Borrower hereby requests a Borrowing on the date and in the amount as follows:

            (a) LOANS:

            $_____________ under the Notes

            Requested funding date:  ______________, ______

            Type of Borrowing:                    Base Rate Loans
                                         -----
                                                  LIBOR Loans
                                         -----

            If LIBOR Loans,
            duration of Interest Period:          one month
                                         -----
                                                  two months
                                         -----
                                                  three months
                                         -----
                                                  six months
                                         -----

            (b) DEPOSIT ACCOUNT: The Agent is hereby instructed to deposit the proceeds of the Loans requested above into Account No. _____________ at the Agent's Domestic Lending Office.

         2. Borrower hereby certifies, warrants and represents to the Agent, the Issuing Bank and each Bank as follows:

            (a)  the representations and warranties contained and referred to in
                 Article 4 of the Credit Agreement (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof and will be true and correct upon the making of the requested Loans, with the same force and effect as though made on and as of the date hereof and thereof;

            (b) no event has occurred since the date of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement (or if this

                 Borrowing request precedes the delivery of such financial statements, July 31, 1998) that has caused a Material Adverse Effect;

                 (c) as of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default; and

                 (d) as of the date hereof, no change or event has occurred that might cause a Material Adverse Effect.

         3. The undersigned certifies that he/she is the [president] [chief financial officer] of Borrower, and that as such he/she is familiar with the terms of the Credit Agreement, has knowledge of all information required to deliver this certificate and is authorized to execute this certificate on behalf of the Borrower.

         DATED: _______________, _____

                                       HASTINGS ENTERTAINMENT, INC.



                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                   EXHIBIT B

                                PROMISSORY NOTE

$______________                                               December 16, 1998

         For value received, HASTINGS ENTERTAINMENT, INC., a Texas corporation (the "Maker"), irrevocably and unconditionally promises to pay to the order of __________________ (the "Bank"), at the principal office of NATIONSBANK, N.A. in Dallas, Texas, as the Agent for the Banks, the principal sum of __________________ AND NO/100 DOLLARS ($__________), or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Bank to the Maker pursuant to the terms of the Credit Agreement referred to below, in lawful money of the USA and in immediately available funds, on the dates and in the principal amounts provided for in the Credit Agreement, and to pay interest on the unpaid principal amount of such Loans at such office, in like money and funds for the period commencing on the date of each such Loan until it is paid in full, at the rates and on the dates provided for in the Credit Agreement. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement referred to below.

         Principal of and interest on the unpaid principal balance of Loans under this Note from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

         This Note is one of the "Notes" executed by the Maker and is referred to in, governed by, and entitled to the benefits of, the Credit Agreement dated as of December 16, 1998, among the Maker, NATIONSBANK, N.A., individually, as the Agent and as the Issuing Bank, and the financial institutions that are now or hereafter parties thereto (including the Bank) (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for all relevant intents and purposes, including for a statement of the rights and obligations of the Agent and the Banks and the duties and obligations of the Maker in relation thereto, including mandatory and voluntary prepayments hereof, interest rate and amount limitations and the acceleration of the maturity hereof. However, neither the foregoing reference to the Credit Agreement nor to any provision thereof or referred to therein, shall affect or impair the irrevocable absolute and unconditional obligation of the Maker to pay principal of, and interest on, this Note when due. Unless the maturity of this Note shall have sooner occurred, the outstanding principal balance of this Note and all accrued and unpaid interest thereof shall be finally and fully payable on Commitment Termination Date.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Maker, and each payment made on account of the principal thereof, and accrued interest thereon, shall be recorded by the Bank on its books and prior to any transfer of this Note, endorsed by the Bank on a schedule attached hereto or any continuation thereof. The Bank's failure to make or error in making any such recordations or endorsements shall not diminish, reduce or relieve the Maker's obligation to pay (i) all Loans made by the Bank to the Maker and then outstanding and (ii) all accrued and earned interest on the amounts thereof from time to time outstanding and unpaid, pursuant to this Note.

         The Maker and all sureties, endorsers, guarantors and other Persons ever liable for the payment of any sums payable on this Note, jointly and severally, waive notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, notice of intent to demand, protest, notice of protest, grace and all formalities and other notices of any and every kind, and filing of suit or diligence in collecting this Note or enforcing (in whole or part) any security or guaranty nor or hereafter for the payment of this Note, and consent and agree to any partial or full substitution, exchange or release of any such security or guaranty or the partial or full release of any Person primarily or secondarily liable hereon, and consent and agree that it will not be necessary for any holder hereof, in order to enforce payment by it of this Note to first institute suit or exhaust its remedies against the Maker or any other Persons liable herefor, or to enforce its rights against any such security herefor or guarantor or any other Person with respect hereto, and consent to any or all extensions, increases or renewals or postponements, modifications or rearrangements of time or payment of this Note or any other indulgence with respect hereto, without notice thereof to, or consent thereto from, any of them.

         Except as provided by Section 10.7(d) of the Credit Agreement, this Note may not be assigned by the Bank to any Person.

         This Note (including its validity, enforceability and interpretation) shall be governed by, and construed in accordance with, the laws of the State of Texas (without regard to conflict of law principles) and, to the extent controlling, the federal laws of the USA.

         THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                        HASTINGS ENTERTAINMENT, INC.



                                        By:
                                           ------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                   EXHIBIT C

                               GUARANTY AGREEMENT


         GUARANTY AGREEMENT (this "Guaranty"), dated ____________________, made by ______________, a ___________ (the "Guarantor"), in favor of the Guarantied Parties referred to below.


                              W I T N E S S E T H:

         WHEREAS, Hastings Entertainment, Inc., a Texas corporation (the "Borrower"), has entered into a Credit Agreement, dated as of December 16, 1998, among the financial institutions party thereto, and NationsBank, N.A., as the agent for said financial institutions (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

         WHEREAS, the Guarantor is a Material Subsidiary; and

         WHEREAS, it is a requirement of Section 5.18 of the Credit Agreement that the Guarantor have executed and delivered this Guaranty; and

         WHEREAS, the Banks, the Agent and any Affiliate of any Bank entering into an Interest Rate Protection Agreement with the Borrower or any Affiliate of the Borrower are herein referred to as the "Guarantied Parties";

         NOW, THEREFORE, in consideration of the premises and to induce the Banks to make Loans and issue Letters of Credit, the Guarantor hereby agrees as follows:

         SECTION 1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and expenses) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of Section 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if the Borrower or any other guarantor (the Borrower or any other guarantor being herein referred to as an "Obligor") voluntarily or involuntarily becomes subject to any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect, collectively, the "Debtor Relief Laws") (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the "Guarantied Obligations"). Upon failure of the Borrower to pay any of the Guarantied Obligations when due (whether at stated maturity, by acceleration or otherwise), the Guarantor hereby further agrees to pay the same, and the Guarantor will promptly pay the same, without any demand or notice whatsoever, including without limitation, any notice having been given to the Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligation. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantor, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any Obligor, or to enforce any Rights against any collateral. In any action or proceeding involving any state corporate Law or any Debtor Relief Law (collectively, the "Fraudulent Transfer Laws") if the obligations of the Guarantor hereunder would otherwise, in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to the Borrower, other Affiliates of the Borrower or other Obligors to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of Fraudulent Transfer Laws) of any agreement providing for an equitable allocation among the Guarantor and other Obligors of obligations arising under guaranties by such parties, be held or determined to be void, invalid or unenforceable or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         SECTION 2. Guaranty Absolute. The Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations;

         (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Notes or any of the other Loan Documents;

         (c) any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations;

         (d) the absence of any attempt to collect any of the Guarantied Obligations from the Borrower, any other Obligor or any other Person or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties;

         (e) any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document;

         (f) the election by any of the Guarantied Parties in any proceeding under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") of the application of section 1111(b)(2) of the Bankruptcy Code;

         (g) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code; or

         (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor.

         SECTION 3. Waiver. (a) The Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower, any other Obligor or any other Person or any Collateral, (C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower or any other Obligor, (D) protest or notice with respect to nonpayment of all or any of the Guarantied Obligations,
(E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that same be made on the Borrower, any other Obligor or any other Person as a condition precedent to the Guarantor's obligations hereunder) and (G) all rights by which it might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower, any other Obligor or other Person, whether arising pursuant to Section 34.02 of the Texas Business and Commerce Code, as amended,
Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise; and (ii) covenants and agrees that, except as set forth in Section 11 hereof, this Guaranty will not be discharged except by complete performance of the Guarantied Obligations and any other obligations of the Guarantor contained herein.

         (b) If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable law pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by such Guarantied

Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of the Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of the Guarantor contained herein.

         (c) In the event any of the Guarantied Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations. The amount of the successful bid at any such sale, whether such Guarantied Party or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guarantied Obligations shall be deemed to be the amount of the Guarantied Obligations guaranteed under this Guaranty, subject to any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any of the Guarantied Parties might otherwise be entitled by reason of such bidding at any such sale.

         (d) The Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Agent is prevented from taking any action to realize on the Collateral, the Guarantor agrees to pay to the Agent for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties.

         (e) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Obligor, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. The Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise the Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

         (f) The Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshall any assets in favor of the Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

         SECTION 4. Representations and Warranties. The Guarantor hereby represents and warrants that all representations and warranties set forth in
Article 4 of the Credit Agreement as they apply to the Guarantor (each of which is hereby incorporated by reference) are true and correct.

         SECTION 5. Amendments. Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing, approved by the Required Banks (or by all the Banks where the approval of each Bank is required under the Credit Agreement) and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 6. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answer back received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, if to the Guarantor, addressed to it at its address specified on the signature pages hereof, and if to any Guarantied Party, addressed to it at the address of such Guarantied Party specified in the Credit Agreement.

         SECTION 7. No Waiver; Remedies. (a) No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law or any of the other Loan Documents.

         (b) Failure by any of the Guarantied Parties at any time or times hereafter to require strict performance by the Borrower, any other Obligor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Borrower, any other Obligor or such other Person and delivered to any of the Guarantied Parties shall not waive, affect or diminish any right of any of the Guarantied Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Guarantied Parties or any agent, officer, employee of any of the Guarantied Parties.

         (c) No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of the Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

         SECTION 8. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each of the Guarantied Parties, is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

         SECTION 9. Continuing Guaranty; Transfer of Notes. Subject to Section 10, this Guaranty is a continuing guaranty and shall remain in full force and effect until the date of payment in full of the Obligations and termination of the Commitments of all Banks (the "Release Date"), (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Note held by it or Guarantied Obligations owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Notes and Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.7(d) of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of all Banks, and any purported assignment or transfer without such consent shall be void.

         SECTION 10. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Guarantor for liquidation or reorganization, should the Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Guarantor's assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Guarantied Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         SECTION 11. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE UNITED STATES OF AMERICA.

         SECTION 12. Submission to Jurisdiction; Jury Trial. (a) Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the courts of the State of Texas or the United States of America for Dallas, Texas, and, each of the Guarantor and Guarantied Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Guarantor and Guarantied Parties hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Nothing contained in this Section 12 shall affect the right of the Guarantor or Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party or its property in any other jurisdiction.

         (c) THE GUARANTOR AND GUARANTIED PARTIES EACH, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

         SECTION 13. Section Titles. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

         SECTION 14. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

         SECTION 15. Miscellaneous. All references herein to the Borrower or to the Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or the Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

         SECTION 16. Subrogation and Subordination.

         (a) Subrogation. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, the Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Bank against the Borrower or any collateral which any Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Banks, and shall forthwith be paid to the Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 16(a) is knowingly made in contemplation of such benefits.

         (b) Subordination. All debt and other liabilities of the Borrower to the Guarantor ("Borrower Debt") is expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

                  (i) Until the Release Date, the Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

                  (ii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantor and the Guarantor may receive and retain from the Borrower regularly scheduled payments due and owing under the terms of the Borrower Debt, provided that the Borrower's right to pay and the Guarantors' right to receive any such regularly scheduled amount shall automatically and be immediately suspended and cease (A) upon the occurrence of a Default or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantor's right to receive amounts under this clause
         (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated in such time as the Default which was the basis of such suspension has been cured to the Banks' satisfaction (provided that no subsequent Default has occurred) or such earlier date, if any, and the Agent gives notice to the Guarantor of reinstatement by the Required Banks, in the Required Banks' sole discretion;

                  (iii) If the Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, the Guarantor will hold such payment in trust for the Banks and will immediately deliver such payment to the Agent;

                  (iv) Until the Release Date, the Guarantor will not demand or accelerate the maturity of all or any part of the Borrower Debt, nor collect or enforce, or attempt to collect or enforce, from the Borrower all or any part of the Borrower Debt, whether through the commencement or joinder of a suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Laws (the "Insolvency Proceeding"), the enforcement of any rights against any property of the Borrower, or otherwise, except where any Guaranteed Party shall request the Guarantor to file a claim in connection with any such proceeding and except as set forth in clause
         (v) below; and

                  (v) In the event of any Insolvency Proceeding, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, the Guarantor will at any time prior to the Release Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations. In the event that the Guarantor fails to take such action upon any Guarantied Party's request, such Guarantied Party shall be deemed to have been appointed the attorney-in-fact for the Guarantor with respect to the Borrower Debt, and such Guarantied Party may in that capacity (i) demand, sue for, collect and receive any and all such monies, dividends or other assets, (ii) file any claim, proof of claim or similar instrument, and (iii) institute such other proceedings which such Guarantied Party, may deem reasonably necessary for the collection of the Guarantied Obligations and the enforcement of the terms of this Guaranty. Upon request of any Guarantied Party, the Guarantor will execute and deliver to such Guarantied Party such other and further powers of attorney or other instruments as such Guarantied Party may reasonably request to effect the purposes of this Guaranty. If in any proceeding to enforce the payment of the Guarantied Obligations it becomes necessary that the Guarantor itself prove such claims, the Guarantor shall do so upon reasonable request by such Guarantied Party. In proving these claims, however, the Guarantor shall act as the collection agent of such Guarantied Party and shall promptly pay any funds so received to such Guarantied Party.

         SECTION 17. Guarantor Insolvency. Should the Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Guarantied Party granted hereunder, then, the obligations of the Guarantor under this Guaranty shall be, as between the Guarantor and such Guarantied Party, a fully-matured, due, and payable obligation of the Guarantor to such Guarantied Party (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Guarantied Party), payable in full by the Guarantor to such Guarantied Party upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

         SECTION 18. Rate Provision. It is not the intention of any Bank to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Guarantied Party shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Maximum Rate. In no event shall the Guarantor be obligated to pay any amount in excess of the Maximum Rate. If from any circumstance the Agent or any Bank shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Guarantied Obligations, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Maximum Rate, the Guarantor and the Guarantied Parties shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Maximum Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the Guarantied Parties shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Guarantied Party shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Rate.

         Section 19. Severability. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 20. ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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                                     - 10 -

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.

                                                 ------------------------------

Notice Address for the Guarantor
for this Guaranty:
                                                 By:
                                                     ---------------------------
----------------------------------                   Name:
                                                          ----------------------
----------------------------------                   Title:
                                                           ---------------------
----------------------------------
Telephone:
           -----------------------
Telecopier:
            ----------------------

Accepted and Acknowledged:

NATIONSBANK, N.A., as
the Agent


By:
    ----------------------------------------
   Name:
        ------------------------------------
   Title:
         -----------------------------------

                                   EXHIBIT D

                                PLEDGE AGREEMENT


         THIS PLEDGE AGREEMENT (this "Agreement") is made as of __________, _____, by Hastings Entertainment, Inc., a Texas corporation ("Pledgor"), in favor of NationsBank, N.A., a national banking association, in its capacity as Agent ("Agent") for itself, and each other lender a party to the Credit Agreement described below (the "Banks") and each Affiliate (as defined in the Credit Agreement) of each Bank that has entered into an Interest Rate Protection Agreement with Pledgor or any Subsidiary (as defined in the Credit Agreement) of Pledgor (singly, a "Secured Party" and collectively, the "Secured Parties").


                                   BACKGROUND

         (1) Pledgor, Agent and Banks are party to that certain Credit Agreement, dated as of December 16, 1998 (as amended, modified, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         (2) It is the intention of the parties hereto that this Agreement create a first priority security interest in all Capital Stock of __________________, a _______________, which is a Material Subsidiary (the
"Company").

         (3) It is a requirement of Section 5.18 of the Credit Agreement that Pledgor execute and deliver this Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby agrees with the Agent for the ratable benefit of the Secured Parties as follows:


A.       AGREEMENT

         1. Pledge. Pledgor hereby irrevocably and unconditionally pledges, grants, assigns, hypothecates and transfers to the Agent, for the ratable benefit of the Secured Parties to secure the Secured Obligation (as defined herein), a first and prior pledge and security interest in (a) 100% of all shares of stock, whether common, preferred or otherwise, together with all rights to acquire any such shares, whether by purchase, exercise of any type of option, conversion of debt, or otherwise, of the Company now or hereafter owned beneficially or of record by Pledgor, including, but not limited to, the stock interests described on Exhibit A attached hereto, (b) all rights to acquire such stock interests, whether by purchase, exercise of any type of option, warrant, conversion of debt or otherwise, and (c) all proceeds thereof, and all distributions, interest, cash dividends, increases, profits and other property distributed in respect of, or received in exchange for, any or all of such stock (collectively, the "Collateral").


B.       OBLIGATION

         1. Description of Obligation. This Agreement creates a security interest in the Collateral to secure the payment and performance of any and all obligations now or hereafter existing of Pledgor and each Subsidiary of Pledgor (collectively, "Obligors") under the Credit Agreement and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, premium, expenses, reimbursement obligations, indemnification or otherwise (all such obligations of Pledgor and each other Obligor being the "Secured Obligation"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligation and would be owed by Pledgor or any other Obligor to Agent or any other Secured Party under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding under any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect ("Debtor Relief Laws") involving Pledgor, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Pledgor, any other Obligor or any other Person under any Debtor Relief Law).


C.       COVENANTS, REPRESENTATIONS AND WARRANTIES

         1. Representations and Warranties. Pledgor represents and warrants that (a) it has full power, authority and legal right to execute, deliver and perform this Agreement; (b) the shareholder interests in the Company described on Exhibit A constitute 100% of the issued and outstanding shareholder interests in the Company; (c) the shareholder interests pledged hereunder are duly authorized, validly issued, fully paid and nonassessable; (d) the pledge, assignment and delivery of the Collateral create a valid, and so long as the Agent (or a bailee on behalf of the Secured Parties) retains physical possession of the Collateral, first and prior perfected security interest in the Collateral, and no other security agreement covering the Collateral, or any part thereof, has been made, and no pledge or security interest, other than the one herein created, has attached or been perfected in the Collateral or in any part thereof; and (e) no dispute, right of setoff, counterclaim or defense exists with respect to any part of the Collateral. The delivery at any time by Pledgor to the Agent of Collateral shall constitute a representation and warranty by the Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, the Pledgor is the sole legal and beneficial owner of, with good title to, the Collateral, and the matters warranted in this paragraph are true and correct.

         2.       Covenants.

                  a. Affirmative Covenants. Pledgor covenants and agrees (i) promptly to deliver to the Agent all instruments, certificates, documents or agreements evidencing any of the Collateral; (ii) from time to time promptly to execute and deliver to the Agent all such other assignments, certificates, supplemental writings and financing statements, and do all other acts or things, as the Agent or any Secured Party may reasonably request in order more fully to evidence and perfect the security interest and pledge herein created or to effect the purposes of this Agreement; and (iii) promptly to notify the Agent of any claim, action or proceeding materially adversely affecting title to the Collateral, or any part thereof, or the security interest therein.

                  b. Negative Covenants. Pledgor covenants and agrees that Pledgor will not (i) sell, assign or transfer any of Pledgor's rights in the Collateral; (ii) create any other security interest or pledge in, mortgage or otherwise encumber the Collateral or any part thereof;
         (iii) cause, permit, or suffer the Company to issue any of their respective stock or rights to acquire any such stock to Pledgor or to any Subsidiary or Affiliate of Pledgor that are not concurrently pledged and delivered to the Agent which would result in the Collateral pledged hereunder representing less than 100% of all outstanding shares of stock, whether common, preferred or otherwise, of the Company; or (iv) agree to amend or modify the articles of incorporation, by-laws, or other agreement or document for the Company (or otherwise agree or obligate Pledgor) in such a manner as to reduce the percentage of shareholder interests of the Company owned by Pledgor or otherwise affect the rights of the Agent and the other Secured Parties in the Collateral.


D.       RIGHTS OF SECURED PARTIES

         1. Rights to Dividends, Distributions, and Payments. Subject to Pledgor's right to receive cash distributions prior to the occurrence of an Event of Default as provided herein, with respect to such instruments which are certificates, bonds or other securities, the Agent may demand of the Company, and may receive and receipt for, any and all dividends and other distributions payable in respect thereof, whether ordinary or extraordinary. The Agent shall have the authority, following an Event of Default and upon written notice to Pledgor to do so, to have such certificates, bonds or other securities registered either in the Agent's name or in the name of a nominee. If, while this Agreement is in effect, Pledgor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, as a conversion of or in exchange for any of the Collateral, or otherwise, Pledgor agrees to accept the same as the Agent's agent and to hold the same in trust on behalf of and for the benefit of the Agent, and to deliver the same forthwith to the Agent in the exact form received, with appropriate undated stock powers, duly executed in blank, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Secured Obligation. Until an Event of Default shall have occurred, Pledgor shall be entitled to receive all cash distributions paid in respect of the Collateral. After the occurrence of an Event of Default, the Agent shall be entitled to all cash distributions, and to any sums paid upon or in respect of the Collateral upon the liquidation, dissolution or reorganization of the issuer thereof which shall be paid to the Agent to be held by it as additional collateral security for the Secured Obligation. In case any distribution shall be made on or in respect of the Collateral pursuant to the reorganization, liquidation or dissolution of the Company, the property so distributed shall be delivered to the Agent to be held by it as additional collateral security for the Secured Obligation. After an Event of Default, all sums of money and property so paid or distributed in respect of the Collateral which are received by Pledgor shall, until paid or delivered to the Agent, be held by Pledgor in trust as additional Collateral for the Secured Obligation.

         2. Preservation of Collateral. Neither the Agent nor any other Secured Party shall have any duty to fix or preserve rights against prior parties to the Collateral, nor be liable for any delay in the collection of, or failure to use diligence to collect on, the Secured Obligation or any amount payable in respect of the Collateral.

         3. Performance by the Agent. Should any covenant, duty or agreement of Pledgor fail to be performed in accordance with its terms hereunder, the Agent may, but shall never be obligated to, perform or attempt to perform such covenant, duty or agreement on behalf of Pledgor, and any amount expended by the Agent in such performance or attempted performance shall become a part of the Secured Obligation, shall be payable upon demand and shall bear interest at a per annum rate equal to the Default Rate.

         4. Voting Rights. It is expressly understood and agreed that Pledgor shall retain all voting rights to the Collateral until the occurrence of an Event of Default, at which time such voting rights shall transfer to the Agent, at its sole discretion.

         5. Power of Attorney. PLEDGOR HEREBY IRREVOCABLY GRANTS TO THE AGENT PLEDGOR'S PROXY (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO VOTE ANY COLLATERAL AND APPOINTS THE AGENT AS PLEDGOR'S ATTORNEY-IN-FACT (EXERCISABLE FROM AND AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT WHICH IS CONTINUING) TO PERFORM ALL OBLIGATIONS OF PLEDGOR UNDER THIS AGREEMENT AND TO EXERCISE ALL OF THE AGENT'S RIGHTS HEREUNDER. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING) ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL PAYMENT IN FULL OF THE SECURED OBLIGATION.

E.       DEFAULT

         1. Rights and Remedies. Upon the occurrence of an Event of Default, in addition to any and all other rights and remedies which the Agent or any other Secured Party may then have hereunder, under any other Loan Documents, under Applicable Law or otherwise, the Agent at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency or other law relating to the relief of debtors, (a) obtain from any Person information regarding Pledgor, any issuer of the Collateral, or any of their businesses, which information any such Person may furnish without liability to Pledgor; (b) require Pledgor to give possession or control of any of the Collateral to the Agent; (c) unless earlier permitted hereunder, take control of funds generated by the Collateral and any other proceeds and exercise all other Rights which an owner of such Collateral may exercise; (d) declare the entire unpaid balance of principal and interest on the Secured Obligation immediately due and payable, without notice, demand or presentment, which are hereby expressly waived; (e) reduce its claim to judgment, foreclose or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (f) after notification, if any, provided for in this Agreement or any other Loan Documents, sell or otherwise dispose of, all or any part of the Collateral, and any such sale or other disposition shall be in accordance with Applicable Law, and may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust the Agent's power of sale, but sales may be made from time to time until all of the Collateral has been sold or until the Secured Obligation has been paid in full), and at any such sale it shall not be necessary to exhibit the Collateral; (g) at its discretion, retain the Collateral in satisfaction of the Obligation whenever the circumstances are such that the Agent is entitled to do so under Applicable Law; (h) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part hereof, and Pledgor hereby consents to any appointment; (i) buy the Collateral at any public sale; and (j) buy the Collateral at any private sale, subject to any restrictions imposed by Applicable Law. Any Secured Party may buy the Collateral at any public sale and buy the Collateral at any private sale, subject to the restrictions imposed by Applicable Law and this Agreement. Pledgor agrees that, if notice is required to be given by Applicable Law, 10 days' advance written notice shall constitute reasonable notice. The Agent shall apply the proceeds of any collection, sale, disposition or other realization upon any Collateral as follows:

                  First, to the payment of the reasonable costs and expenses of such collection, sale, disposition, or other realization, including reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees and expenses of its agents and counsel;

                  Next, to the payment of the Secured Obligation, equally and ratably to each Secured Party in accordance with the respective amounts thereof due and owing to each Secured Party; and

                  Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

If the proceeds of collection, sale, disposition, or other realization are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligation, Pledgor shall remain liable for any deficiency.

         2.       Transfer

                  a. Pledgor recognizes that the Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale conducted in the manner described herein may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any private sale shall be made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of the Collateral to register such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the issuer of the Collateral would agree to do so.

                  b. Pledgor agrees (i) that in the event the Agent shall, upon any Event of Default, sell the Collateral or any portion thereof, at a private sale or sales, the Agent shall have the right to rely upon the advice and opinion of a member of a nationally recognized investment banking firm acceptable to the Agent, as to the best price reasonably obtainable upon such a private sale thereof, and (ii) in the absence of fraud, wilful misconduct and gross negligence, that such reliance shall be conclusive evidence that the Agent handled such matter in a commercially reasonable manner under the UCC.

         3. Notice. Notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other Person entitled under Applicable Law to notice.


F.       GENERAL

         1. Agent's Duties. The Secured Parties hereby appoint NationsBank, N.A. as Agent to act as their agent as provided herein. In the event the Agent is replaced pursuant to the provisions of the Credit Agreement, the successor Agent appointed in accordance with the provisions of the Credit Agreement shall be the Agent hereunder. The powers conferred on the Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any

Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property. Except as set forth herein, the Agent shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto. Nothing contained in this Agreement shall be construed as requiring or obligating the Agent, and the Agent shall not be required or obligated, (a) to present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or
(b) to notify Pledgor of any decline in the value of any Collateral.

         2. Cumulative Rights. All rights and remedies of the Agent and the other Secured Parties hereunder are cumulative of each other and of every other right or remedy which the Agent or the other Secured Parties may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Secured Obligation, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         3. Waiver. Should any part of the Secured Obligation be payable in installments, the acceptance by any Secured Party at any time and from time to time of partial payment of the aggregate amount of all installments then matured shall not be deemed as a waiver of any Event of Default then existing. No waiver by the Agent or any other Secured Party of any Event of Default shall be deemed to be a waiver of any other subsequent Event of Default, nor shall any such waiver by the Agent or any other Secured Party be deemed to be a continuing waiver. No delay or omission by the Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Documents shall impair any such right or power or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Agent or any other Secured Party hereunder or under such other writings.

         4. Interest; Limitation of Law. No provision herein or in any other Loan Document shall require the payment or permit the collection of interest in excess of the maximum permitted by Applicable Law. If, in any contingency whatsoever, the Agent or any other Secured Party shall receive anything of value from Pledgor deemed interest under Applicable Law which would exceed the maximum amount of interest permissible under Applicable Law, the provisions of the Credit Agreement shall govern.

         5. Parties Bound. This Agreement shall be binding on Pledgor and its heirs, successors, assigns, administrators and legal representatives, and shall inure to the benefit of the Agent and the other Secured Parties, and their respective successors, permitted assigns and legal representatives; provided, however, that Pledgor may not assign its rights or obligations hereunder without the prior written consent of the Agent. The rights, powers and interests held by the Agent hereunder may be transferred and assigned by the Agent, in whole or in part, at such time and upon such terms as permitted by the Credit Agreement.

         6. Notice; Waivers by Pledgor. All notices and other communications provided for hereunder shall be in writing and mailed, telecopied or delivered by reputable overnight delivery service or by hand, addressed to Pledgor at its address specified on the signature pages hereof, if to the Agent, addressed to it at its address specified in the Credit Agreement, or, as to each party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 6. All such notices and other communications shall, when mailed, telecopied, or delivered, be effective three days after being deposited in the mails, when telecopied with confirmation of receipt, or when delivered by reputable overnight delivery service or by hand to the addressee or its agent, respectively. Except as expressly provided to the contrary in the Credit Agreement, Pledgor waives presentment, demand, notice of dishonor and protest; waives notice of the amount of the Secured Obligation outstanding at any time, notice of any change in financial condition of any Person liable for the Secured Obligation or any part thereof, notice of any Event of Default and all other notices respecting the Secured Obligation; waives all rights of redemption, appraisal, or valuation; and agrees that maturity of the Secured Obligation and any part thereof may be accelerated, increased, extended or renewed one or more times by the Secured Parties in their discretion, without notice to Pledgor.

         7. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by the Agent.

         8. Control. Notwithstanding anything herein to the contrary, this Agreement and the transactions contemplated hereby do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of Pledgor or the issuer of the Collateral by the Agent, or control, affirmative or negative, direct or indirect, by the Agent or the other Secured Parties, over the management or any aspect of the day-to-day operation of Pledgor or the issuer of the Collateral, which control remains in Pledgor and the issuer of the Collateral.

         9. Obligations Not Affected. To the fullest extent permitted by Applicable Law, the pledge, assignment and security interest granted herein and obligations of Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

                  a. any amendment or modification or addition or supplement to any Loan Document, any instrument delivered in connection therewith or any assignment or transfer thereof, including but not limited to any increase in the Commitments;

                  b. any exercise, non-exercise, or waiver by the Agent or any other Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty, any collateral or the Collateral or any part thereof provided pursuant to, this Agreement or any other Loan Document;

                  c. any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement or any other Loan Document or any assignment or transfer of any thereof; or

                  d. any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Company, any other Obligor or any other Person, whether or not Pledgor shall have notice or knowledge of any of the foregoing.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW) AND THE UNITED STATES OF AMERICA. WITHOUT EXCLUDING ANY OTHER JURISDICTION, PLEDGOR AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH.

         11. WAIVER OF JURY TRIAL. PLEDGOR AND THE AGENT HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THE CREDIT AGREEMENT.

         12. ENTIRE AGREEMENT. THIS AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.


===============================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
===============================================================================

         IN WITNESS WHEREOF, Pledgor and the Agent have executed this Agreement as of the date specified hereinabove.

                                         HASTINGS ENTERTAINMENT, INC.



                                         By:
                                            ---------------------------------
                                             Name:
                                                  ---------------------------
                                             Title:
                                                   --------------------------


Address of Pledgor:


--------------------------

--------------------------
Attn:
     ---------------------


                                         NATIONSBANK, N.A., as Agent



                                         By:
                                            ---------------------------------
                                            Name:
                                                  ---------------------------
                                            Title:
                                                   --------------------------

                         Exhibit A to Pledge Agreement


                     Description of Pledged Stock Interests

                                   EXHIBIT E

                           ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, _____

         Reference is made to the Credit Agreement dated as of December 16, 1998 (as amended, modified or supplemented, the "Credit Agreement") among Hastings Entertainment, Inc., a Texas corporation ("Borrower"), NationsBank, N.A. as Agent ("Agent") and financial institutions parties thereto. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         ____________ ("Assignor") and ___________ ("Assignee") agree as follows:

         1. Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, $ in aggregate amount of the Commitment in effect on the Effective Date (as defined below), and the related pro rata share of the principal amount of Loans owing to Assignor on the Effective Date, the Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date.

         2. Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Loan Document or (ii) the financial condition of the Borrower or any other obligor or the performance or observance by the Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document; and (c) attaches the Note referred to in Paragraph 1 above to exchange such Note for new Notes as provided in Section 10.7(d) of the Credit Agreement.

         3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.6(a) and 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(b) agrees that it will, independently and without reliance upon the Agent, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to the Agent and the Collateral Agent by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; (e) certifies that it is an Eligible Assignee; and (f) specifies the addresses set forth in
Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (g) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance].

         4. The effective date for this Assignment and Acceptance shall be , (the "Effective Date").

         5. Upon such acceptance as of the Effective Date, the recordation of the information herein in the Register and upon the remittance of a $3,500 processing fee to the Agent, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         6. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

         7. After giving effect to this Assignment and Acceptance, Assignee's Specified Percentage shall be _____%.

         8. This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.


                                      [NAME OF ASSIGNOR]



                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

                                      [NAME OF ASSIGNEE]



                                      By:
                                         -----------------------------------
                                         Name:
                                              ------------------------------
                                         Title:
                                               -----------------------------



Accepted this ___ day of ________, ___

NATIONSBANK, N.A.,
as Agent



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------


HASTINGS ENTERTAINMENT, INC.



By:
   ----------------------------------------
   Name:
        -----------------------------------
   Title:
         ----------------------------------

                                   Schedule I

                               ASSIGNEE'S ADDRESS



1.       Address for the Advances and Receipt of Notices








2.       Initial LIBOR Lending Office

                                    EXHIBIT F

                         CONTINUATION/CONVERSION NOTICE


TO: NATIONSBANK, N.A., as the Agent under the Credit Agreement dated as of December 16, 1998 (including any amendments or modifications thereof, the "Credit Agreement"), among Hastings Entertainment, Inc., a Texas corporation ("Borrower"), NationsBank, N.A., individually, as the Agent and the Issuing Bank, and the financial institutions now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Continuation/Conversion Notice.

         Pursuant to Section 2.5 of the Credit Agreement, this
Continuation/Conversion Notice (this "Notice") represents Borrower's election to [complete, as applicable, one or more of the following]:

         1.       Use if converting LIBOR Loans to Base Rate Loans.

                  Convert $___________ in aggregate principal amount of LIBOR Loans with a current Interest Period ending on _____________, _____, to Base Rate Loans on ________________, ______. [and]

         2.       Use if converting Base Rate Loans to LIBOR Loans.

                  Convert $____________ in aggregate principal amount of Base Rate Loans to LIBOR Loans on _____________, _____. The Interest Period for such LIBOR Loans is requested to be [one] [two] [three] [six] (_________) month period.

         3.       Use if continuing LIBOR Loans.

                  Continue $___________ in aggregate principal amount of LIBOR Loans with a current Interest Period ending on __________, _____. The initial Interest Period for such continued LIBOR Loans is requested to be a [one] [two] [three] [six] (_________) month period.

         4. Borrower hereby certifies, warrants and represents to the Agent, the Issuing Bank and each Bank as follows:

                  (a) the representations and warranties contained and referred to in Article 4 of the Credit Agreement (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof and will be true and correct upon the making of the requested Loans, with the same force and effect as though made on and as of the date hereof and thereof;

                  (b) no event has occurred since the of the most recent financial statements delivered pursuant to Section
                           5.1 of the Credit Agreement (or if this Borrowing request precedes the delivery of such financial statements, July 31, 1998) that has caused a Material Adverse Effect;

                  (c) as of the date hereof, and as a result of the making of the requested Loans, there does not and will not exist any Default or Event of Default; and

                  (d) as of the date hereof, no change or event has occurred that might cause a Material Adverse Effect.

         5. The undersigned certifies that he/she is the [president] [chief financial officer] of Borrower, and that as such he/she is familiar with the terms of the Credit Agreement, has knowledge of all information necessary to deliver this Certificate and is authorized to execute this certificate on behalf of Borrower.

DATED:            ____________________, _____


                                        HASTINGS ENTERTAINMENT, INC.



                                        By:
                                           ------------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------

                                    EXHIBIT G

                             COMPLIANCE CERTIFICATE


TO: NATIONSBANK, N.A., as the Agent under the Credit Agreement dated as of December 16, 1998 (including any amendments or modifications thereof, the "Credit Agreement"), among Hastings Entertainment, Inc., a Texas corporation ("Borrower"), NationsBank, N.A., individually, as the Agent and the Issuing Bank, and the financial institutions now or hereafter parties thereto. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Compliance Certificate.


         This Compliance Certificate is delivered pursuant to Section 5.1(d) of the Credit Agreement and relates to Borrower's compliance with the covenants set forth in Section 6.1 of the Credit Agreement. This Compliance Certificate contains "short-hand" descriptions of such covenants. The precise descriptions of such covenants, including defined terms used in connection therewith, are more fully set forth in the Credit Agreement, which shall control to the extent of any inconsistency with the "short-hand" descriptions used herein.

         1. Borrower is in compliance with the covenants set forth in Section
6.1 of the Credit Agreement for the Fiscal Quarter ended ______________, _____ (the "Determination Date"), as follows:


          SECTION 6.1(a):  FIXED COVERAGE RATIO

          For the four-quarter period ended as of the Determination
          Date:

          (1)      net income (GAAP)                                           $
                                                                                -------------
          (2)      interest expense                                            $
                                                                                -------------
          (3)      income tax expense                                          $
                                                                                -------------
          (4)      other non-cash items                                        $
                                                                                -------------
          (5)      depreciation/amortization expense                           $
                                                                                -------------
          (6)      rental expense                                              $
                                                                                -------------
          (7)      Adjusted EBITDAR:  sum of (1) through (6)                   $
                                                                                -------------

                   [Plus Rental Video Charge for calculations including Fiscal quarter commencing November 1, 1998 and ending January 31, 1999]

          (8)      rental expense                                              $
                                                                                -------------
          (9)      interest expense                                            $
                                                                                -------------
          (10)     Fixed Charges:  sum of (8) and (9)                          $
                                                                                -------------
                   Ratio:  EBITR (7) to Fixed Charges (10)                     _____ to _____

                           Minimum Ratio:                                      2.00 to 1.00

          SECTION 6.1(b): MINIMUM TANGIBLE NET WORTH

          As of the Determination Date:

          (1)      net worth (GAAP)                                            $
                                                                                -------------
          (2)      approved Subordinated Indebtedness                          $
                                                                                -------------
          (3)      LIBO Reserve                                                $
                                                                                -------------
          (4)      deferred income taxes                                       $
                                                                                -------------
          (5)      intellectual property                                       $
                                                                                -------------
          (6)      good will and experimental expenses                         $
                                                                                -------------
          (7)      unamortized debt discount and expense                       $
                                                                                -------------
          (8)      costs in excess of fair value of the net assets acquired    $
                                                                                -------------
          (9)      Tangible Net Worth:  (1) plus (2) plus (3) plus (4)         $
                   minus [the sum of (5) through (8)]                           -------------

          (10)     50% of cumulative net income (GAAP) from 8/1/98             $
                   through Determination Date (no deduction for losses)         -------------

          (11)     tangible net worth of Subsidiary acquired with capital      $
                   stock                                                        -------------

          (12)     Net Cash Proceeds from issuance of Capital Stock            $
                                                                                -------------
                   Tangible Net Worth:  (9) above                              $
                                                                                -------------
                            Minimum Required:  $98,000,000 plus (10)           $
                            plus (11) plus (12)                                 -------------

          SECTION 6.1(c): FUNDED DEBT TO ADJUSTED EBITDA

          As of the Determination Date:

          (1)      unpaid principal balance of Notes                           $
                                                                                -------------
          (2)      unpaid Reimbursement Obligations                            $
                                                                                -------------
          (3)      unpaid principal amount of other borrowed-money             $
                   Indebtedness                                                 -------------

          (4)      Funded Debt:  (1) plus (2) plus (3)                         $
                                                                                -------------

          For the four-quarter period ended on the Determination Date:

          (5)      net income (GAAP)                                           $
                                                                                -------------
          (6)      interest expense                                            $
                                                                                -------------
          (7)      income tax expense                                          $
                                                                                -------------
          (8)      other non-cash items                                        $
                                                                                -------------
          (9)      depreciation/amortization expense                           $
                                                                                -------------
          (10)     EBITDA:  sum of (5) through (9)                             $
                                                                                -------------
                   [Plus Rental Video Charge for calculations including
                   Fiscal Quarter commencing November 1, 1998 and ending
                   January 31, 1999]

                   Ratio:  (4) to (10)                                         _____ to _____

                            Maximum Ratio:                                     2.50 to 1.0

          SECTION 6.1(d):  CAPITAL EXPENDITURES

          For the current Fiscal Year through the Determination Date:

          (1)      capital expenditures (GAAP)                                 $
                                                                                -------------
          (2)      capitalized cost of video tapes purchased by                $
                   Borrower and its Subsidiaries for rental                     -------------

                   Amount:  (1) minus (2)                                      $
                                                                                -------------
                   Maximum Amount:

                   Fiscal Year ending 01/31/99                                 $28,000,000

                   Fiscal Year ending 01/31/00                                 $35,000,000

                   Thereafter                                                  $42,000,000


         2. Borrower hereby certifies, warrants and represents to the Agent, the Issuing Bank and each Bank as follows:

                  (a) the representations and warranties contained and referred to in Article 4 of the Credit Agreement (other than those by their terms limited to a specific date) are true and correct in all material respects as of the date hereof, with the same force and effect as though made on and as of the date hereof and thereof;

                  (b) no event has occurred since the date of the most recent financial statements delivered pursuant to
                           Section 5.1 of the Credit Agreement (or if this Borrowing request precedes the delivery of such financial statements, July 31, 1998) that has caused a Material Adverse Effect;

                  (c) as of the date hereof, there does not exist any Default or Event of Default; and

                  (d) as of the date hereof, no change or event has occurred that might cause a Material Adverse Effect.

         3. The undersigned certifies there he/she is the [president] [chief financial officer] of Borrower, and that as such he/she is familiar with the terms of the Credit Agreement, has knowledge of all information required to deliver this certificate and is authorized to execute this certificate on behalf of Borrower.

         DATED: ________________, ______



                                        HASTINGS ENTERTAINMENT, INC.



                                        By:
                                             -----------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                  ------------------------------

                                    ANNEX A


NATIONSBANK, N.A.

1.       Domestic Lending Office:

         NationsBank, N.A.
         901 Main Street, 67th Floor
         Dallas, Texas 75202

2.       LIBOR Lending Office

         NationsBank, N.A.
         901 Main Street, 67th Floor
         Dallas, Texas 75202

3.       Commitment:


         (a)      From and including Closing Date to and including                           $15,000,000
                  December 16, 1999
         (b)      From and including December 16, 1999 to and including                      $20,000,000
                  December 16, 2000
         (c)      From and including December 16, 2000 to and including                      $25,000,000
                  December 16, 2001

4.       Information for Notices:

         NationsBank, N.A.
         901 Main Street, 67th Floor
         Dallas, Texas 75202
         Attention:        Kimberley A. Knop
         Telephone:        (214) 508-3363
         Fax:              (214) 508-0980

5.       Account Number:
                          ----------------------
                          ----------------------
                          ----------------------






                                   Annex A-1

                                    ANNEX A


CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

1.       Domestic Lending Office:

         Chase Bank of Texas, National Association
         2200 Ross Avenue, 3rd Floor
         Dallas, Texas 75201

2.       LIBOR Lending Office

         Chase Bank of Texas, National Association
         2200 Ross Avenue, 3rd Floor
         Dallas, Texas 75201

3.       Commitment:


         (a)      From and including Closing Date to and including                           $12,000,000
                  December 16, 1999
         (b)      From and including December 16, 1999 to and including                      $16,000,000
                  December 16, 2000
         (c)      From and including December 16, 2000 to and including                      $20,000,000
                  December 16, 2001

4.       Information for Notices:

         Chase National Bank of Texas, National Association
         2200 Ross Avenue, 3rd Floor
         Dallas, Texas 75201
         Attention:        Mae Kantipong
         Telephone:        (214) 965-2159
         Fax:              (214) 965-2044

5.       Account Number:
                          ----------------------
                          ----------------------
                          ----------------------






                                   Annex A-2

                                    ANNEX A


WELLS FARGO BANK (TEXAS), N.A.

1.       Domestic Lending Office:

         Wells Fargo Bank (Texas), N.A.
         505 Main Street, Suite 300
         Fort Worth, Texas 76102

2.       LIBOR Lending Office

         Wells Fargo Bank (Texas), N.A.
         505 Main Street, Suite 300
         Fort Worth, Texas 76102

3.       Commitment:


         (a)      From and including Closing Date to and including                           $12,000,000
                  December 16, 1999
         (b)      From and including December 16, 1999 to and including                      $16,000,000
                  December 16, 2000
         (c)      From and including December 16, 2000 to and including                      $20,000,000
                  December 16, 2001

4.       Information for Notices:

         Wells Fargo Bank (Texas), N.A.
         505 Main Street, Suite 300
         Fort Worth, Texas 76102
         Attention:        Susan Sheffield
         Telephone:        (817) 347-0022
         Fax:              (817) 347-0010

5.       Account Number:
                          ----------------------
                          ----------------------
                          ----------------------





                                   Annex A-3

AMARILLO NATIONAL BANK

1.       Domestic Lending Office:

         Amarillo National Bank
         Plaza One
         401 South Taylor
         Amarillo, Texas 79101

2.       LIBOR Lending Office

         Amarillo National Bank
         Plaza One
         401 South Taylor
         Amarillo, Texas 79101

3.       Commitment:


         (a)      From and including Closing Date to and including                           $6,000,000
                  December 16, 1999
         (b)      From and including December 16, 1999 to and including                      $8,000,000
                  December 16, 2000
         (c)      From and including December 16, 2000 to and including                      $10,000,000
                  December 16, 2001

4.       Information for Notices:

         Amarillo National Bank
         Plaza One
         Amarillo, Texas 79101
         P.O. Box 1
         Amarillo, Texas 79105
         Attention:        Richard Ware
         Telephone:        (806) 378-8007
         Fax:              (806) 378-8395

5.       Account Number:
                          ----------------------
                          ----------------------
                          ----------------------





                                   Annex A-4

                                     ANNEX B

                              CONDITIONS PRECEDENT:
                 INITIAL LOAN (AND/OR INITIAL LETTER OF CREDIT)


         (a) Agreement and Schedules. This Agreement duly executed by Borrower, and all Schedules, duly and fully completed, that are provided for in this Agreement.

         (b) Notes. A Note duly executed by Borrower in favor of each Bank in the respective amount of such Bank's Revolving Commitment.

         (c) Guaranty Agreement. A Guaranty Agreement duly executed by each Material Subsidiary.

         (d) Pledge Agreement. A Pledge Agreement duly executed by Borrower with respect to all of the capital stock of each Material Subsidiary, together with original certificates of such stock, blank stock powers, and related UCC Financing Statements.

         (e) Opinion of Counsel to Borrower. Opinion of legal counsel for Borrower in the form of Exhibit F.

         (f) Notice of Borrowing. A Notice of Borrowing duly completed and executed by Borrower.

         (g) Secretary Certificate. A Certificate signed by the secretary of Borrower and each Material Subsidiary, which secretary's office and signature shall be confirmed by another officer of Borrower and each Material Subsidiary dated and effective as of the Closing Date attaching thereto or containing therein, and certifying as to the following: (i) corporate resolutions, as in effect and neither revoked nor rescinded, duly adopted by the board of directors of Borrower and each Material Subsidiary authorizing the execution, delivery and performance of the Loan Documents to be executed by each of them and the transactions contemplated thereby; (ii) true, complete and accurate copies of the articles of incorporation and bylaws, as amended and in effect, of Borrower and each Material Subsidiary, and (iii) names, incumbency and specimen signatures of the officers of the Borrower and each Material Subsidiary authorized to execute and deliver the Loan Documents to be executed by each of them.

         (h) Official Certificates. Certificates as to incorporation, existence and good standing for Borrower and each Material Subsidiary issued by the Secretary of State (and/or other appropriate officer) of the state of incorporation of Borrower and each Material Subsidiary and certificates of foreign qualification and good standing (or other similar instruments) for Borrower and each Material Subsidiary, issued by the Secretary of State (and/or other appropriate official) of each of the states where in Borrower and each Material Subsidiary is or should be qualified to do business as a foreign

                                    Annex B-1
corporation, each of the foregoing certificates being dated within 60 days prior to the date of the Closing Date.

         (i) Articles of Incorporation and Bylaws. A copy of the Articles of Incorporation of Borrower and each Material Subsidiary and all amendments thereto, certified by the Secretary of State of the state of incorporation of Borrower and each Material Subsidiary as being true, complete and accurate, and being dated within 60 days prior to the Closing Date.

         (j) Environmental Reports. Copies of all environmental surveys or reports relating to real Property owned or leased by Borrower and its Subsidiaries which have heretofore been performed or prepared (each of which is described in Schedule 4.20 hereof).

         (k) Insurance Certificates. A certificate from each issuer or duly authorized insurer's Agent of Borrower setting forth a listing of all insurance coverage of Borrower and its Subsidiaries and reflecting that the policies evidencing such coverage conforms to the requirements of this Agreement and each of the other Loan Documents.

         (l) Financial Statements. Copies of financial statements of Borrower for the most recent period required under Section 5.1.

         (m) Regulatory and Other Approvals. Evidence that all necessary approvals or consents of Governmental Authorities and all other Persons have been obtained.

         (n) Compliance with Laws. Evidence that Borrower and each Subsidiary of Borrower has complied with all Laws necessary to consummate the transactions contemplated by this Agreement and each of the other Loan Documents.

         (o) Fees. Payment of (i) the facility fee payable to the Agent on the Closing Date, (ii) upfront fees payable to each Bank on the Closing Date in the amount of (A) 0.10% of each Bank's final Commitment with respect to Banks whose initial Commitment was $20,000,000 or more and (B) 0.075% of each Bank's final Commitment with respect to Banks whose initial Commitment was less than $20,000,000, and (iii) fees of counsel to the Banks payable by Borrower in connection with the preparation, negotiation and closing of the transactions contemplated by this Agreement.

         (p) Additional Documentation. Such additional approvals, opinions, documents, instruments, reports, certifications and/or agreements as the Agent, the Banks or their counsel may reasonably request.

                                   Annex B-2